Exhibit 10.4
Confidential Treatment Requested by Cash America International, Inc.
Confidential Portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

CASH AMERICA INTERNATIONAL, INC.

NOTE AGREEMENT

Dated as of December 28, 2005
$40,000,000 6.12% Senior Notes due December 28, 2015

[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

i

Schedules and Exhibits

Schedule I	–	Purchaser Information

Schedule II	–	List of Subsidiaries
Schedule III	–	List of Jurisdictions Where Company is Qualified to Do Business
as a Foreign Corporation
Schedule IV	–	Permitted Liens
Schedule V	–	Material Contracts
Schedule VI	–	Description of Company Financials
Schedule VII	–	Description of Projections
Schedule VIII	–	Indebtedness
Schedule IX	–	Labor Contracts
Schedule X	–	Tradenames
Schedule XI	–	Investments
Schedule XII	–	Transferee Representations
Schedule XIII	–	Outstanding Indebtedness for Money Borrowed

Exhibit A	–	Form of Note

Exhibit B	–	Form of Opinion of Company Counsel
Exhibit C	–	Form of Opinion of General Counsel
Exhibit D	–	Form of Opinion of Purchasers’ Counsel

Exhibit E	–	Form of Guaranty

Exhibit F	–	Form of Subrogation and Contribution Agreement

Exhibit G	–	Form of Existing Bank Loan Agreement

NOTE AGREEMENT
CASH AMERICA INTERNATIONAL, INC.
As of December 28, 2005
To each of the Persons listed on Schedule I
attached hereto (collectively, the “Purchasers”)
     Ladies and Gentlemen:
     Cash America International, Inc. (the “Company”), a Texas corporation, hereby agrees with each of you as follows:
1.	PURCHASE AND SALE OF NOTES.
     1.01 Authorization of Notes.
     The Company will duly authorize the issue and sale of a series of its senior notes designated “6.12% Senior Notes due December 28, 2015” and limited in aggregate original principal amount to $40,000,000 (the “Notes”). The Notes will (a) be issuable as registered notes, without coupons, in denominations permitted by Section 11.05, (b) be dated the date of issue thereof, (c) mature December 28, 2015, (d) bear interest on the unpaid balance thereof from the date thereof to, but excluding, the date the principal thereof shall have become due and payable at the rate of 6.12% per annum, (e) bear interest on overdue principal, premium and (to the extent permitted by law) interest at the Default Rate, (f) be entitled to the benefits of the Guaranty and (g) be in the form of Exhibit A.
     1.02 Sale and Purchase of Notes.
     Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, the Notes at 100% of the principal amount thereof. Such sale and purchase is sometimes herein referred to as the “Private Placement.” The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
     1.03 The Closing.
     The closing of the Private Placement (the “Closing”) shall take place at the offices of Bingham McCutchen LLP, at 399 Park Avenue, New York, NY 10022 on such Business Day as may be agreed upon by the Company and the Purchasers (the “Closing Date”). At the Closing, the Company will deliver the Notes in the form of one or more Notes dated the date of the Closing, payable to the respective Purchasers or their registered assigns as specified on Schedule I against payment of the purchase price therefor by electronic funds transfer to account number 4761053503 at Wells Fargo Bank for credit to such account as the Company may designate in writing delivered to the Purchasers at least three Business Days prior to the Closing Date for use in accordance with Section 4.01. By delivering payment on the Closing Date for the Notes, each

Purchaser shall be deemed to have confirmed as of the Closing Date that the representations and warranties made by such Purchaser in Section 7 remains accurate as of the Closing Date. If, at the Closing, the Company shall fail to tender the Notes to the Purchasers as provided above, or any of the conditions specified in Section 3 shall not have been fulfilled to the satisfaction of the Purchasers, the Purchasers shall, at their election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.
2.	DEFINITIONS AND INTERPRETATIONS.
     2.01 Definitions.
     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:
     “Affiliate” means (a) when used with reference to any corporation, any Person that, directly or indirectly, owns or controls 5% or more of any class of Voting Stock of such corporation or is a director or officer of such corporation or is a Person in which such corporation has a 10% or greater direct or indirect equity interest, (b) when used with reference to any partnership, any Person that, directly or indirectly, owns or controls 5% or more of either the capital or profit interests of such partnership or is a partner of such partnership or is a Person in which such partnership has a 5% or greater direct or indirect equity interest, (c) when used with reference to any individual, any Person that is related to such individual by blood or marriage or is a present or former ward or, guardian of such individual or is a trust or estate in which such individual owns a 10% or greater beneficial interest or of which such individual serves as trustee, executor or in any similar capacity and (d) when used with reference to a trust or an estate, any Person that is a trustee, executor, administrator or beneficiary thereof. Moreover, the term “Affiliate”, when used with reference to any Person, shall also mean any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in the preceding sentence, the term “control” means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controls” shall have meanings correlative to the foregoing.
     “Agreement” means this Note Agreement, as amended, supplemented or modified from time to time.
     “Anti-Terrorism Order” means United States Executive Order 13224, effective as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.
     “Applicable Contract” means any contract or agreement to which the Company or any Subsidiary is a party or by which it or any of its Properties is bound or under or pursuant to which it owns, maintains or operates any of its Properties or conducts business.
     “Applicable Percentage” shall have the meaning set forth in §9.01 hereof.
     “Applicable Permit” means any Permit to which the Company or any Subsidiary is a party or by which it or any of its Properties is bound or under or pursuant to which it owns, maintains or operates any of its Properties or conducts business.
     “Assurance” means, as to any Person, any contract, agreement or understanding to guarantee, or in effect guarantee, any indebtedness or obligation (the “Primary Obligation”) of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including agreements:
     (a) to purchase the Primary Obligation or any Property constituting security therefor;
     (b) to advance or supply funds (i) for the purchase or payment of the Primary Obligation or (ii) to maintain working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of the Primary Obligation; or
     (c) to purchase Property, securities or services primarily for the purpose of assuring the holder of the Primary Obligation of the ability of the Primary Obligor to make payment of the Primary Obligation;
provided, however, that “Assurance” shall not include the endorsement by any Person, in the ordinary course of business, of negotiable instruments or documents for deposit or collection. The amount of any Assurance shall be deemed to be an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Assurance is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming the Person giving such Assurance is required to perform in respect thereof) as determined by such Person in good faith.
     “Bankruptcy Law” has the meaning specified in Section 10.01(j).
     “Benefit Arrangement” means an employee benefit plan (within the meaning of Section 3(3) of ERISA) which is not a Plan and with respect to which the Company or a member of the ERISA Group has an obligation or liability, whether or not current or contingent, to make contributions or pay benefits.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or Fort Worth, Texas are authorized or required by law, regulation or executive order to be closed.
     “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 5.02 (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is declared to be or becomes immediately due and payable pursuant to Section 10.01, as the context requires.
     “CERCLA” means the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, together with all regulations and rulings thereunder and all interpretations thereof by the Environmental Protection Agency.
     “Closing” has the meaning specified in Section 1.03.
     “Closing Date” has the meaning specified in Section 1.03.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with all regulations and rulings thereunder and all interpretations thereof by the Internal Revenue Service.
     “Company” has the meaning specified in the opening paragraph of this Agreement.
     “Company Financials” has the meaning specified in Section 6.03(a)(5).
     “Consolidated Adjusted Net Income” means, with respect to any period, consolidated net income (after income taxes) of the Company and the Consolidated Subsidiaries for such period, determined in accordance with GAAP (excluding, (i) any gain or loss in excess of $1,000,000 (before income taxes) arising from the sale of capital assets during such period and (ii) any other items during such period which would be considered extraordinary items, in accordance with GAAP).
     “Consolidated Assets” means, as of any date, the total assets as would be reflected on a consolidated balance sheet of the Company and the Consolidated Subsidiaries prepared as of such date in accordance with GAAP.
     “Consolidated EBITDA” means, in respect of any period, Consolidated Adjusted Net Income for such period plus, to the extent deducted in calculating such Consolidated Adjusted Net Income, interest, income taxes, depreciation, amortization and any non-cash gains or losses attributable to market fluctuations in the value of derivative contracts provided that, with respect to any period during which a Person shall have become, or ceased to be, a Subsidiary, or during which the Company or any Subsidiary shall have acquired or disposed of an On-Going Business, the calculation of Consolidated EBITDA shall (a) include the EBITDA (as defined below) for such period of each Person who shall have become a Subsidiary, and of each On-Going Business acquired by the Company or any Subsidiary, during such period as if such Person had been a Subsidiary or such On-Going Business had been owned by the Company or a Subsidiary for the entire period, or (b) exclude the EBITDA for such period of each Person who shall have ceased to be a Subsidiary, and of each On-Going Business disposed of by the Company or any Subsidiary, during such period as if such Person had not been a Subsidiary at any time during the entire period or such On-Going Business had not been owned or operated by the Company or any Subsidiary at any time during such period. As used in this definition, “EBITDA” with respect to any Person or On-Going Business for any period shall mean, the net income (after income taxes) of such Person or On-Going Business for such period, determined in accordance with GAAP plus, to the extent deducted in calculating such net income, interest, income taxes, depreciation, amortization and any non-cash gains or losses attributable to market fluctuations in the value of derivative contracts.
     “Consolidated Indebtedness for Money Borrowed” means, at any date, the Indebtedness for Money Borrowed of the Company and the Consolidated Subsidiaries consolidated as of such date in accordance with GAAP.
     “Consolidated Net Worth” means, as of any date, the total shareholders’ equity which would appear on a consolidated balance sheet of the Company and the Consolidated Subsidiaries prepared as of such date in accordance with GAAP.
     “Consolidated Subsidiary” means, at any date, any Subsidiary the accounts of which would, in accordance with GAAP, be consolidated with those of the Company in its consolidated financial statements as of such date.
     “Consumer Obligations” [means any Assurance by the Company or any Subsidiary entered into in the ordinary course of business described in Section 9.15 pursuant to which the Company or such Subsidiary guaranties financial commitments or obligations of its customers to third party funding sources pursuant to an established customer financing program.
     “Default” means, with respect to any Loan Document, any event or condition that constitutes, or with the giving of notice or the lapse of time or both would constitute, a default thereunder or breach thereof. Without limitation of the foregoing, “Default” shall include any Event of Default as well as any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
     “Default Rate” means, at any time, a rate of interest per annum equal to the lesser of (a) 2% above the interest rate then payable on the Notes and (b) the Highest Lawful Rate.
     “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.
     “Dollar Equivalent” shall have the meaning set forth in §11.23 hereof.
     “Dollars” and the sign “$” means lawful currency of the United States of America.

     “Domestic Subsidiary” means any Subsidiary other than a Non-Domestic Subsidiary.
     “Environmental Claim” shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or other response action in connection with a Hazardous Material, Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
     “Environmental Laws” means applicable laws (including the common law), regulations or rules, and any applicable judicial or administrative interpretations thereof, as well as any applicable judicial or administrative orders, decrees or judgments, relating to pollution, environmental, health, safety, industrial hygiene or similar matters.
     “Environmental Permit” means any Permit required under applicable Environmental Laws.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.
     “ERISA Group” means all corporations, trades or businesses (whether or not incorporated) and other persons or entities which, together with the Company, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
     “Event of Default” has the meaning specified in Section 10.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “Executive Officer” means (a) the chairman of the board, the chief executive officer, the chief operating officer(s), the chief financial officer, the chief accounting officer or the chief legal officer of the Company or (b) any other officer of the Company who has been elected by the Board of Directors of the Company and designated as an executive officer in any Form 10-K or successor Form filed by the Company with the SEC.
     “Existing Bank Loan Agreement” means that certain First Amended and Restated Credit Agreement dated as of February 24, 2005, among the Company, the banks party thereto, Wells Fargo Bank, National Association, as administrative agent and JPMorgan Chase, N.A., as syndication agent, as in effect on the Closing Date.
     “Existing Notes” means the 1995 Notes, the 1997 Notes and the 2002 Notes.

     “Fiscal Quarter” means a fiscal quarter of the Company.
     “Fiscal Year” means the fiscal year of the Company.
     “Funded Debt” means, in respect of any Person, all Indebtedness for Money Borrowed of such Person (other than Indebtedness for Money Borrowed described in clauses (h), (i) and (k) of the definition thereof).
     “GAAP” means generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons who shall be approved by a significant segment of the accounting profession and concurred in by the Independent Registered Public Accounting Firm.
     “Governmental Authority” means any foreign governmental authority, the United States of America, any State of the United States or any political subdivision, agency or instrumentality of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over any Loan Party, the Purchasers or any other Holder or their respective Property, including the Texas Consumer Credit Commissioner, the United States Department of the Treasury, Bureau of Alcohol, Tobacco and Firearms and any other governmental authority charged with the enforcement of the Regulatory Acts or otherwise having authority with respect to the regulation, supervision and licensing of pawnshop activities in any jurisdiction in which the Company or any of the Subsidiaries conducts business.
     “Guarantors” means the Subsidiaries listed in Schedule II and each other Person that becomes bound by the Guaranty as contemplated by Section 9.17(a).
     “Guaranty” has the meaning specified in Section 3.10.
     “Hazardous Materials” means any hazardous substance, hazardous or toxic waste, pollutant, contaminant, oil, petroleum product or other substance (a) which is listed, regulated or designated as toxic or hazardous (or words of similar meaning and regulatory effect), or with respect to which remedial obligations may be imposed, under any Environmental Laws or (b) exposure to which may pose a health or safety hazard.
     “Hedging Obligations” means, in respect to any Person, the obligations of such Person in respect of options, warrants, caps, floors, collars, swaps, swaptions, forwards and futures which is entered into and at all times maintained to reduce: (a) the risk of economic loss due to a change in the value, yield, price, cash flow or quantity of assets or liabilities which such Person has acquired or incurred or anticipates acquiring or incurring or (b) the risk of economic loss due to changes in the currency exchange rate or the degree of exposure as to assets or liabilities denominated in a foreign currency which such Person has acquired or incurred or anticipates acquiring or incurring.
     “Highest Lawful Rate” means the maximum nonusurious rate of interest permitted to be charged by applicable federal or state law (whichever shall permit the higher lawful rate, without conflict with other applicable federal or state laws) from time to time in effect. The parties agree that, insofar as the provisions of Chapter 306 of the Texas Finance Code are at any time applicable to the determination of the Highest Lawful Rate, the Highest Lawful Rate shall be the “applicable ceiling” (as such term is used in such Chapter 306) from time to time in effect, provided that, to the extent permitted by such Chapter 306, each Holder may from time to time by notice to the Company revise the election of such interest rate ceiling as such ceiling affects the then current or future amounts outstanding under the Notes held by such Holder.
     “Holder” means (a) the Purchasers so long as any such Purchaser is obligated to purchase the Notes hereunder or holds any outstanding Note and (b) any other holder from time to time of any outstanding Note.
     “Indebtedness for Money Borrowed” means, with respect to any Person and without duplication:
     (a) the principal amount of all indebtedness of such Person, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities),
     (b) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to any Property acquired by such Person,
     (c) all indebtedness of such Person issued, incurred or assumed in respect of the purchase price of Property or services except for accounts payable incurred in the ordinary course of business,
     (d) all obligations of such Person evidenced by a note, bond, debenture or similar instrument,
     (e) the present value (determined in accordance with GAAP) of all obligations of such Person under leases which shall have been or should be recorded as capitalized leases in accordance with GAAP or under any Synthetic Lease of such Person,
     (f) all Assurances (other than Consumer Obligations) of such Person in respect of indebtedness of any other Person of any of the types described in the preceding clauses (a) through (e), provided that, when calculating the amount of any Person’s Indebtedness for Money Borrowed, no Assurance of such Person of the type described in this clause (f) shall be included in such calculation unless, and then only to the extent that, the indebtedness relating to such Assurance, when aggregated with the total indebtedness relating to all other outstanding Assurances of the Loan Parties of the type described in this clause (f), exceeds $1,000,000,
     (g) the amount of all sinking fund payments or other mandatory redemption or payments on any class of capital stock of such Person,

     (h) the maximum stated amount from time to time available for drawing under any letters of credit issued at the request of such Person,
     (i) the amount of any unreimbursed drawings under letters of credit issued at the request of such Person,
     (j) Receivables Facility Attributed Indebtedness of such Person, and
     (k) accrued obligations of such Person in respect of earnout or similar payments which (i) are due and payable or (ii) constitute “Indebtedness” under the Existing Bank Loan Agreement.
     For all purposes hereof, the Indebtedness for Money Borrowed of any Person shall include the Indebtedness for Money Borrowed of any partnership or joint venture in which such person is a general partner or a joint venturer, unless such Indebtedness for Money Borrowed is non-recourse to such Person.
     “Indemnified Liabilities” has the meaning specified in §11.21 hereof.
     “Indemnitees” means, collectively, the Purchasers, each Transferee and each Holder and their respective successors and assigns, and the officers, trustees, directors and employees of each of the foregoing.
     “Independent Registered Public Accounting Firm” means PricewaterhouseCoopers LLP or another firm of independent public accountants of recognized national standing and registered with the Public Company Accounting Oversight Board selected by the Company.
     “Investment” means, as applied to any Person, (i) any direct or indirect purchase or other acquisition by such Person of stocks, bonds, notes, debentures or other securities of any other Person, (ii) any direct or indirect loan, advance, extension of credit or capital contribution by such Person to any other Person, (iii) any Assurance by such Person of any indebtedness of any other Person, (iv) the subordination by such Person of any claim against any other Person to other indebtedness of such other Person and (v) any other item which would be classified as an “investment” on a balance sheet of such Person prepared in accordance with GAAP, including any direct or indirect contribution by such Person of Property to a joint venture, partnership or other business entity in which such Person retains an interest.
     “Judgment Currency” and “Judgment Currency Conversion Date” have the meanings set forth in §11.23 hereof.
     “Legal Requirements” means any and all (a) applicable constitutional provisions, laws (statutory, administrative, judicial or otherwise, including those established pursuant to common law or equity) ordinances, treaties, rules, codes, standards and regulations (or any interpretation of any of the foregoing), whether foreign or domestic, including, without limitation, the Anti-Terrorism Order, the USA Patriot Act and Environmental Laws, (b) judgments, orders, injunctions and decrees, (c) Permits and

(d) contracts with Governmental Authorities relating to compliance with the items described in (a), (b) or (c) above.
     “Lien” means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment, conditional sale or title retention arrangement or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.
     “Loan Documents” means, collectively, this Agreement, the Notes, the Guaranty, the Subrogation and Contribution Agreement and all other instruments and documents executed and delivered to the Purchasers by the Loan Parties, or any of them, pursuant to this Agreement.
     “Loan Parties” means, collectively, the Company and the Guarantors.
     “Make-Whole Premium” means, with respect to the Called Principal of any Note, a premium equal to the excess, if any, of the Discounted Value of such Called Principal over such Called Principal. The Make-Whole Premium shall in no event be less than zero.
     “Material Adverse Effect” means any circumstance or event of whatever nature which (a) could reasonably be expected to have a material adverse effect on the financial condition, business, operations or Properties of the Company and the Subsidiaries, taken as a whole, (b) could reasonably be expected to diminish or impair in any material respect the ability of the Company to perform any of its obligations under the Loan Documents to which it is a party, (c) could reasonably be expected to diminish or impair in any material respect the ability of the Purchasers or any other Holder to enforce any of the Obligations or to exercise or enforce any of their rights and remedies under the Loan Documents, (d) causes an Event of Default, (e) causes a Default which could reasonably be expected to become an Event of Default or (f) could reasonably be expected to subject the Purchasers or any other Holder to civil or criminal liability.
     “Material Contract” means any contract, agreement or instrument to which the Company or any Subsidiary is a party (a) which calls for payments to or from the Company or such Subsidiary of more than $10,000,000 (or its equivalent in other currencies) during any 12-month period or (b) pursuant to which the Company or such Subsidiary acquires any right to an interest in Property or a right to obtain services if the Company’s or such Subsidiary’s inability to obtain such interest or services, as the case may be, could reasonably be expected to have a Material Adverse Effect, provided that “Material Contract” shall not include any Loan Document or any agreement creating or evidencing Indebtedness for Money Borrowed.
     “Net Equity Proceeds” means the proceeds, after payment of all underwriters fees and other expenses, received by the Company in consideration of its sale of its equity securities, provided that the gross amount of such proceeds shall be deemed to be the amount of cash received or the fair value of any property received or obligations satisfied in connection with such sale.

     “New Entity” has the meaning specified in §9.17 hereof.
     “1995 Guaranty” means that certain Joint and Several Guaranty dated as of July 7, 1995 delivered by the Company and certain of its Subsidiaries in connection with the issuance and sale of the 1995 Notes.
     “1995 Loan Documents” means the “Loan Documents” — as defined in the 1995 Note Agreement.
     “1995 Note Agreement” means that certain Note Agreement dated as of July 7, 1995 between the Company and Teachers Insurance and Annuity Association of America, as amended.
     “1995 Notes” means those certain 8.14% Senior Notes due July 7, 2007 issued by the Company under and pursuant to the 1995 Note Agreement.
     “1997 Guaranty” means that certain Joint and Several Guaranty dated as of December 1, 1997 delivered by the Company and certain of its Subsidiaries in connection with the issuance and sale of the 1997 Notes.
     “1997 Loan Documents” means the “Loan Documents” as defined in the 1997 Note Agreement.
     “1997 Note Agreement” means that certain Note Agreement dated as of December 1, 1997 between the Company and the purchasers listed on Schedule I thereto, as amended.
     “1997 Notes” means those certain 7.10% Senior Notes due January 2, 2008 issued by the Company under and pursuant to the 1997 Note Agreement.
     “Non-Domestic Indebtedness” means Indebtedness for Money Borrowed of one or more Non-Domestic Subsidiaries.
     “Non-Domestic Subsidiary” means a Subsidiary which is incorporated in, or conducts a significant portion of its business activities in, any one or more jurisdictions outside of the United States.
     “Non-Wholly-Owned Subsidiary” means any Subsidiary (other than a Wholly-Owned Subsidiary).
     “Notes” has the meaning specified in Section 1.01.
     “Obligations” means all obligations, liabilities and indebtedness of every nature of the Loan Parties from time to time owing to the Purchasers and the other Holders under the Loan Documents, including, without limitation, (a) all obligations of the Company under the Loan Documents to pay principal, premium and interest in respect of the Notes, (b) all obligations of the Guarantors in respect of the Guaranty, (c) all obligations of the Loan Parties under the Loan Documents to reimburse or indemnify the

Purchasers or any other Indemnitee and (d) all obligations of the Loan Parties to pay fees and expenses pursuant to Section 11.02 and similar sections of the other Loan Documents.
     “Officers’ Certificate” means a certificate executed on behalf of the Company by at least two of its Responsible Officers (in their representative capacities and not in their individual capacities).
     “On-Going Business” means a distinct operating business, whether operated as a division of a larger business operation or operated independently, which regardless of the form of legal entity, owns or operates the assets and has the liabilities, of such business.
     “Organizational Documents” means (i) with reference to any Person that is a corporation, its articles or certificate of incorporation and its bylaws and (ii) with reference to any Person that is a partnership, its partnership agreement and all other instruments relating to its formation, existence or governance.
     “Overall Transaction” means the Private Placement and the guarantees and other transactions and activities contemplated by the Loan Documents.
     “Permits” means any and all permits, authorizations, certificates, approvals, registrations, variances, licenses, franchises, exemptions or orders issued, granted or otherwise made available by any Governmental Authority.
     “Permitted Liens” means:
     (a) Liens (if any) granted to, or for the benefit of, all of the Holders to secure the Obligations;
     (b) Liens in existence on the date hereof and described in Schedule IV;
     (c) bonds, pledges or deposits made to secure payment of worker’s compensation (or to participate in any fund in connection with worker’s compensation), unemployment insurance, pensions or social security programs;
     (d) Liens imposed by mandatory provisions of law such as for materialmen’s, mechanics, warehousemen’s and other like Liens arising in the ordinary course of business, securing indebtedness whose payment is not yet due, and landlords liens, whether arising through contract or by operation by law, but only if the same are not yet due and payable or if the same are being contested in good faith and the payment of which is not at the time required by Section 8.03,
     (e) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person’s income or profits or property, but only if the same are not yet due and payable or if the same are being contested in good faith and the payment of which is not at the time required by Section 8.03;

     (f) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), bonds, pledges or deposits to secure insurance policies or to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;
     (g) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not materially impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use;
     (h) Liens on Property of any Consolidated Subsidiary securing obligations of such Consolidated Subsidiary owing to the Company or to any Wholly-Owned Subsidiary;
     (i) Liens created to secure (A) purchase money indebtedness incurred to finance the purchase price of the Property acquired in the ordinary course of business, but only if each such Lien shall secure only the purchase money indebtedness incurred to purchase the Property so acquired and shall be confined solely to such Property and (B) the indebtedness permitted by Section 9.05(b)(11); provided, however, that the aggregate amount, without duplication, of all obligations at any time secured by all Liens referred to in this clause (i) and Liens referred to in clause (l) and clause (m) of this definition of Permitted Liens does not exceed the greater of $10,000,000 or 2% of Consolidated Assets];
     (j) Liens on Temporary Cash Investments, but only if (A) such Liens secure short-term indebtedness owed by the Company or a Consolidated Subsidiary to the broker or investment banking firm which is holding such Temporary Cash Investments for the account of the Company or a Consolidated Subsidiary and (B) such indebtedness is to be repaid, in the ordinary course of business, by the collection or liquidation of such Temporary Cash Investments at the maturity of such Temporary Cash Investments;
     (k) Liens arising by operation of law (and not by contract) in connection with judgments being appealed to the extent such judgment or judgments would not otherwise result in an Event of Default described in Section 10.01(p)
     (l) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that (i) such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary and (ii) the aggregate amount, without duplication, of all obligations at any time secured by Liens referred to in this clause (l) and Liens referred to in clause (i) and clause

     (m) of this definition of Permitted Liens does not exceed the greater of (i) $10,000,000 or (ii) 2% of Consolidated Assets;
     (m) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided (i) that such Liens were not incurred in contemplation of such acquisition and (ii) the aggregate amount, without duplication, of all obligations at any time secured by Liens referred to in this clause (m) and Liens referred to in clause (i) and clause (l) of this definition of Permitted Liens does not exceed the greater of (i) $10,000,000 or (ii) 2% of Consolidated Assets;
     (n) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness for Money Borrowed secured by Liens referred to in the foregoing clauses (b), (i), (l) and (m) of this definition, provided that such Liens do not extend to any other property of the Company or any Subsidiary of the Company and the principal amount of the Permitted Refinancing Indebtedness secured by such Lien is not increased; and
     (r) Liens securing other Indebtedness for Money Borrowed not exceeding $2,500,000 at any time outstanding.
     “Permitted Refinancing Indebtedness” means any Indebtedness for Money Borrowed of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness for Money Borrowed of the Company or any of its Subsidiaries (other than intercompany indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest or premium (including any make-whole premium), if any, on, the Indebtedness for Money Borrowed so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness for Money Borrowed being extended, refinanced, renewed, replaced, defeased or refunded; provided that if the original maturity date of such Indebtedness for Money Borrowed is after the stated maturity of the Notes, then such Permitted Refinancing Indebtedness shall have maturity at least 180 days after the Notes, (iii) if the Indebtedness for Money Borrowed being extended, refinanced renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness for Money Borrowed being extended, refinanced, renewed, replaced, defeased or refunded, and (iv) such Indebtedness for Money Borrowed is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness for Money Borrowed being extended, refinanced, renewed, replaced, defeased or refunded.

     “Person” means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a Governmental Authority.
     “Plan” means an employee pension benefit plan (within the meaning of Section 3(3) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company, any Subsidiary or any Related Person or as to which the Company, any Subsidiary or any Related Person would be treated as a contributing sponsor under Section 4069 of ERISA if such plan were to be terminated.
     “Private Placement” has the meaning specified in Section 1.02.
     “Projections” has the meaning specified in Section 6.03(a)(6).
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.
     “Purchasers” has the meaning specified in the opening paragraph of this Agreement.
     “Receivables Facility Attributed Indebtedness” means, in respect of any Person, the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal payment obligations of such Person if such facility were structured under GAAP as a secured lending transaction other than a purchase.
     “Regulatory Acts” means (a) the Texas Pawnshop Act and (b) all other foreign, Federal or state laws (statutory, administrative, judicial or otherwise) relating to pawnshops and activities incidental thereto in any jurisdiction in which the Company or any Subsidiary conducts business.
     “Reinvestment Yield” means with respect to the Called Principal of any Note, the sum of 50 basis points (0.50%) over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) two Business Days next preceding the Settlement Date with respect to such Called Principal, on the display designated as page PX1 as reported by the Bloomberg Financial Markets (or such other display as may replace page PX1 on Bloomberg Financial Markets), or if Page PX1 (or its successor screen on Bloomberg Financial Markets) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1, for the most recently issued traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or, if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (b) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
     “Related Person” means any trade or business, whether or not incorporated, which, together with the Company, would be treated as a single employer under Section 414 of the Code.
     “Release” has the meaning specified in CERCLA § 101(22) (42 U.S.C. § 9601(22)).
     “Remaining Average Life” means, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (ii) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the respective scheduled due date of such Remaining Scheduled Payment of such Called Principal.
     “Remaining Dollar-Years” means, with respect to any Indebtedness for Money Borrowed at any time, the amount obtained by (1) multiplying the amount of each then remaining required repayment, including repayment at final maturity, by the number of years (calculated at the nearest one-twelfth) which shall elapse between such time and the date of that required repayment, and (2) totaling all the products obtained in (1).
     “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date provided that, if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 5.02 or Section 10.01, as the case may be.
     “Required Holders” means, at any time, the Holder or Holders of at least 51% of the aggregate principal amount of the Notes then outstanding.
     “Responsible Officer” means, as to any Loan Party, the chairman of the board, the chief executive officer, the president, the chief operating officer(s), the chief financial officer, the principal accounting officer, the chief legal officer, the vice president of finance or the treasurer of such Loan Party.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 5.02 or is declared to be or becomes immediately due and payable pursuant to Section 10, as the context requires.
     “Stock” means (i) in the case of any corporation, capital stock of any class of such corporation (however designated) and warrants or options to purchase such capital stock, (ii) in the case of any partnership, partnership interests of such partnership (however designated) and warrants or options to purchase such partnership interests and (iii) in the case of any other entity, equity interests of such entity (however designated) and warrants or options to purchase such equity interests.
     “Subrogation and Contribution Agreement” means the Subrogation and Contribution Agreement of even date herewith among the Company and the Guarantors substantially in the form of Exhibit F.
     “Subsidiary” means, at any time, (a) any corporation 50% or more of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company at such time and (b) any partnership, association, joint venture or other entity in which the Company owns, directly or indirectly, a 50% or greater equity interest (however designated) at such time.
     “Synthetic Lease” means, in respect of any Person, the monetary obligation of such Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Temporary Cash Investment” mean any of the following investments: (a) Investments in open market commercial paper maturing within 180 days after acquisition thereof and rated at least A-1 (or the equivalent thereof) by Standard & Poor’s Ratings Group (or any successor thereto which is a nationally recognized rating agency) or at least P-1 (or the equivalent thereof) by Moody’s Investors Service, Inc. (or any successor thereto which is a nationally recognized rating agency), (b) Investments in marketable obligations, maturing within 180 days after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, (c) Investments in money market funds that invest solely in the types of Investments permitted under clauses (a) and (b) above, (d) Investments in repurchase agreements of any financial institution or brokerage firm acceptable to the Required Holders which are fully secured by securities described in clause (b) above, (e) certificates of deposit and time deposits (including Eurodollar deposits), maturing within 180 days from the date of deposit thereof, with a domestic office of (i) any national or state bank or trust company organized under the laws of the United States of America or any state therein and having capital, surplus and undivided profits of at least $100,000,000 or (ii) any other national or state bank so long as all such deposits are federally insured and (f) in the case of any

Non-Domestic Subsidiary, certificates of deposit and other instruments substantially equivalent to a certificate of deposit maturing within 180 days from the date of acquisition and issued by a bank or trust company organized and located in the jurisdiction where such Non-Domestic Subsidiary maintains its headquarters having capital, surplus and undivided profits of at least $100,000,000 (or its equivalent in other currencies).
     “Transferee” means any direct or indirect transferee of all or any part of any Note purchased by the Purchasers under this Agreement.
     “2002 Guaranty” means that certain Joint and Several Guaranty dated as of August 12, 2002, delivered by the Company and certain of its Subsidiaries in connection with the issuance and sale of the 2002 Notes.
     “2002 Loan Documents” means the “Loan Documents” as defined in the 2002 Note Agreement.
     “2002 Note Agreement” means that certain Note Agreement dated as of August 12, 2002 between the Company and the purchasers listed on Schedule I thereto, as amended.
     “2002 Notes” means those certain 7.20% Senior Notes due August 12, 2009 issued by the Company under and pursuant to the 2002 Note Agreement.
     “USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America By Providing Appropriate Tools Required To Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “Voting Stock” means, when used with respect to any Person, any Stock of such Person having general voting power under ordinary circumstances to elect a majority of the board of directors (or other governing body) of such Person (irrespective of whether at the time any Stock of such Person shall have or might have voting power by reason of the happening of any contingency).
     “Weighted Average Life to Maturity” means, with respect to any Indebtedness for Money Borrowed, as at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-Years of such indebtedness at such time by the then outstanding principal amount of such indebtedness.
     “Wholly-Owned Subsidiary” means a Consolidated Subsidiary, all of the outstanding Stock (other than directors’ qualifying shares, if required by law) of which are at the time owned directly by the Company or by one or more Wholly-Owned Subsidiaries or by the Company and one or more Wholly-Owned Subsidiaries.
     2.02 Interpretation.
     (a) In this Agreement, unless a clear contrary intention appears:

     (1) the singular number includes the plural number and vice versa;
     (2) reference to any gender includes each other gender;
     (3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;
     (4) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (4) is intended to authorize any assignment not otherwise permitted by this Agreement;
     (5) reference to any agreement, document, instrument or report means, unless the context otherwise requires, such agreement, document, instrument or report as in effect when delivered to the Purchasers pursuant to this Agreement and as the same may thereafter be amended, supplemented or modified in accordance with the terms thereof and hereof, and reference to any Note includes any note issued pursuant hereto in renewal, rearrangement, reinstatement, enlargement, amendment, modification, extension, substitution or replacement therefor;
     (6) reference to any Section, Schedule or Exhibit means such Section hereof or such Schedule or Exhibit hereto;
     (7) the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;
     (8) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding”;
     (9) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
     (10) accounting terms used but not defined herein shall be construed in accordance with GAAP, and whenever the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or accounting computation is required to be made, for purposes hereof, such determination or computation shall be made in accordance with GAAP;
     (11) the word “knowledge”, when used in any representation or warranty of the Company contained herein, means the actual knowledge of any Responsible Officer;

     (12) where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person; and
     (13) if any action or failure to act by the Company violates any covenant or obligation of the Company contained herein, such violation shall not be excused by the fact that such action or failure to act is permitted by any other covenant or obligation of the Company contained herein.
     (b) Should there be a change in GAAP following the date of this Agreement and should either (i) the Company determine (in good faith) that the requirements of one or more of the covenants contained in Section 9 are materially increased or made more severe as a result thereof or (ii) the Required Holders determine (in good faith) that the requirements of one or more of the covenants contained in Section 9 are materially reduced or relaxed as a result thereof, then the Company and such Required Holders shall enter into good faith negotiations with the desired result being that such covenant(s) shall be amended in such a way that the criteria therein set forth for evaluating the financial condition of the Company and/or the Subsidiaries shall be the same after such amendment as if such change in GAAP had not been made.
     (c) The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     (d) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.
3.	CONDITIONS OF CLOSING.
     The obligation of the Purchasers to purchase and pay for the Notes hereunder is subject to the satisfaction of the following conditions:
     3.01 Representations and Warranties.
     The representations and warranties of the Loan Parties contained in the following instruments shall be true and correct at the time of Closing: (i) this Agreement, (ii) the other Loan Documents and (iii) the instruments delivered by one or more of the Loan Parties pursuant to this Section 3.
     3.02 Performance; No Default.
     The Loan Parties shall have performed and complied with all agreements and conditions contained in this Agreement or in the other Loan Documents required to be performed or complied with by them prior to or at the Closing. At the time of Closing, no Default shall have occurred and be continuing or would result from the consummation of the Overall Transaction.

     3.03 Compliance Certificate.
     The Purchasers shall have received an Officers’ Certificate, dated the Closing Date and satisfactory in form and substance to the Purchasers, certifying that the conditions specified in Sections 3.01 and 3.02 have been fulfilled. If required by the Purchasers, such Officers’ Certificate will also certify as to such matters of fact as the Purchasers may reasonably request to enable the Purchasers to determine compliance with such conditions.
     3.04 Opinions of Counsel.
     The Purchasers shall have received (a) a favorable opinion from Jenkens & Gilchrist, a Professional Corporation, counsel for the Company and the Guarantors, in the form of Exhibit B, (b) a favorable opinion of J. Curtis Linscott, General Counsel to the Company and the Guarantors, in the form of Exhibit C and (c) a favorable opinion from Bingham McCutchen LLP, special counsel for the Purchasers, in the form of Exhibit D. Each such opinion shall (i) be addressed to the Purchasers, (ii) be dated the Closing Date and (iii) state that all Transferees are entitled to rely thereon as though it were addressed to them.
     3.05 Resolutions, Etc.
     The Purchasers shall have received (a) copies of resolutions of the Board of Directors of each Loan Party, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Loan Party, duly authorizing the Overall Transaction, (b) a certificate as to the incumbency and authority of the Person or Persons executing and delivering Loan Documents on behalf of such Loan Party and (c) such other documents and evidence as the Purchasers or its special counsel may request with respect to any Loan Party or the Overall Transaction, including the taking of all corporate proceedings in connection therewith and compliance with the conditions set forth herein, in each case in form and substance satisfactory to the Purchasers.
     3.06 Purchase Permitted by Applicable Laws, Etc.
     The consummation of the Private Placement on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall (i) not violate any Legal Requirement (including, without limitation, section 5 of the Securities Act or Regulation U, T or X of the Board of Governors of the Federal Reserve System), (ii) not subject the Purchasers to any tax (other than routine income taxes), penalty, liability or other onerous condition under or pursuant to any Legal Requirement and (iii) constitute a legal investment under the laws and regulations of each jurisdiction to which the Purchasers are subject, but without resort to provisions (such as Section 1405(a)(8) of the New York Insurance Law) which permit the making of an investment without restriction as to the character of the particular investment being made. If required by the Purchasers, the Purchasers shall have received an Officers’ Certificate, dated the Closing Date, certifying as to such matters of fact as the Purchasers may reasonably specify to enable the Purchasers to determine compliance with the conditions set forth in the preceding sentence.

     3.07 Payment of Closing Fees.
     The Company shall have paid the fees and disbursements which it is obligated to pay pursuant to Section 11.02 and which have been invoiced to the Company prior to the time of Closing.
     3.08 Private Placement Number.
     The CUSIP Service Bureau of Standard & Poor’s Information Group shall have issued to the Purchasers a private placement number with respect to the Notes.
     3.09 Notes.
     The Purchasers shall have received the Notes complying with the requirements of Section 1.03.
     3.10 Guaranty; Subrogation and Contribution Agreement.
     Each Guarantor and the Company shall have duly authorized, executed and delivered to the Purchasers a Joint and Several Guaranty, dated the Closing Date, in the form of Exhibit E (as may be amended from time to time, the “Guaranty”) and a Subrogation and Contribution Agreement.
     3.11 Other Loan Documents.
     Each of the other Loan Documents shall (a) have been duly authorized, executed, acknowledged (if appropriate) and delivered by the respective Loan Parties thereto, (b) be dated as of the Closing Date, (c) be in form and substance satisfactory to the Purchasers and (d) be in full force and effect on the Closing Date without any default existing thereunder. A counterpart of each Loan Document executed by the Loan Parties thereto shall have been delivered to the Purchasers or its special counsel. Each Loan Document shall constitute the valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with the terms thereof.
     3.12 Proceedings.
     All proceedings taken or to be taken in connection with the Overall Transaction prior to or on the Closing Date (and all documents incident thereto) shall be satisfactory in substance and form to the Purchasers, and the Purchasers and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchasers may reasonably request.
4. USE OF PROCEEDS.
     4.01 Use of Proceeds.
     The Company will apply the proceeds of the Private Placement solely to pay the costs and expenses described in Section 11.02 and to repay indebtedness of the Company. Nothing in this Section 4.01 is intended to prohibit the Company from borrowing or re-borrowing under the Existing Bank Loan Agreement.
     4.02 Margin Regulations.
     The Company will not, directly or indirectly, use any of the proceeds of the Private Placement for the purpose, whether immediate, incidental or ultimate, of buying a “margin stock” or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a “margin stock”, or for any other purpose which might constitute the private placement of a “purpose credit,” in each case within the meaning of Regulation U (12 C.F.R. 221, as amended) or Regulation T (12 C.F.R. 220, as amended) of the Board of Governors of the Federal Reserve System, or otherwise take or permit to be taken any action which would involve a violation of such Regulation U or T or of Regulation X (12 C.F.R. 224, as amended) of the Board of Governors of the Federal Reserve System or any other regulation of such Board.
5. PREPAYMENTS.
     5.01 Required Prepayments of the Notes.
     (a) Unless the aggregate principal amount of the then outstanding Notes shall have become due and payable pursuant to Section 10.01, the Company shall apply to the prepayment of the Notes, without premium, and there shall become due and payable, the sum of $6,666,666.67 on December 28 in each of the years 2010 through 2014 (or, in the case of any such prepayment, such lesser principal amount of the Notes as shall then be outstanding), leaving $6,666,666.67 principal amount (or such other principal amount thereof as then remains unpaid) of the Notes for payment at their stated maturity on December 28, 2015. Each such prepayment shall be at 100% of the principal amount of the Notes so prepaid, together with all accrued and unpaid interest thereon to the date of prepayment. No partial prepayment of the Notes pursuant to Section 5.02 shall relieve the Company from its obligation to make the required prepayments provided for in this Section 5.01.
     (b) Whenever any prepayment to be made under this Section 5.01 shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and the amount of such prepayment shall bear interest at the applicable rate during such extension.
     5.02 Optional Prepayments of the Notes.
     The Company may, at its option, upon notice as provided in Section 5.03, at any time or from time to time, prepay any part (in a principal amount of at least $1,000,000 or an integral multiple of $100,000 in excess thereof) or all of the Notes at 100% of the principal amount so prepaid, together with all accrued and unpaid interest thereon to the date of prepayment, plus a premium equal to the Make-Whole Premium, if any, on the amount so prepaid, determined as of two Business Days prior to the date of such prepayment pursuant to this Section 5.02.

     5.03 Notice of Optional Prepayments; Officers’ Certificate.
     The Company shall give each Holder irrevocable written notice of each optional prepayment of Notes made under Section 5.02 not less than 30 nor more than 60 days prior to the date fixed for such prepayment (which shall be a Business Day), in each case specifying (a) such prepayment date, (b) the aggregate principal amount of the Notes to be prepaid, (c) the aggregate principal amount of the Notes held by such Holder to be prepaid, (d) that a Make-Whole Premium may be payable, (e) the date when such Make-Whole Premium will be calculated, (f) the estimated Make-Whole Premium together with a reasonably detailed calculation of such Make-Whole Premium and (g) the accrued interest applicable to the prepayment. The Company will give each Holder, one Business Day prior to the date scheduled for any such prepayment, an Officers’ Certificate certifying that the conditions of Section 5.02 have been fulfilled and specifying the particulars of such fulfillment, and setting forth the calculations used in computing such Make-Whole Premium, or stating that no Make-Whole Premium is due and including the reason for such statement.
     5.04 Allocation of Partial Prepayments.
     Any partial prepayment of the Notes shall be allocated among all Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes so outstanding, with adjustments, to the extent practicable, to compensate for any prior payments not made exactly in such proportion. All partial prepayments shall be applied to the Notes in anticipation and satisfaction of the prepayments required to be made by the provisions of Section 5.01, in inverse order of the maturity thereof.
     5.05 Maturity; Surrender, Etc.
     In the case of any prepayment of the Notes pursuant to this Section 5, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Premium, if any. From and after such date, unless the Company shall fail to pay such principal amount when due and payable, together with the interest and Make-Whole Premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall, after such payment or prepayment in full, be surrendered to the Company and be cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
     5.06 Retirement of Notes.
     The Company shall not, and shall not permit any of its Affiliates to, prepay or otherwise retire, in whole or in part, prior to their stated final maturity (other than by prepayment pursuant to this Section 5 or upon acceleration of such final maturity pursuant to Section 10.01), or purchase or otherwise acquire, directly or indirectly, Notes held by any Holder unless the Company or such Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other Holder at the time outstanding upon the same terms and conditions. Any Notes prepaid pursuant to this Section 5 or Section 10.01 or otherwise retired or purchased or otherwise acquired by the Company or any of its Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, provided that, with respect to each prepayment pursuant to this Section 5, all Notes then held by the Company and its Affiliates shall nonetheless be entitled to participate in such prepayment the same as if such Notes were deemed outstanding.
6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants that:
     6.01 Subsidiaries.
     (a) The Company has no Subsidiaries on the date hereof except those listed in Schedule II, each of which is a Consolidated Subsidiary, other than RATI Holding, Inc., a Wholly-Owned Subsidiary.
     (b) Schedule II sets forth, with respect to each of the Subsidiaries listed therein, (i) whether such Subsidiary is a corporation or partnership, (ii) the jurisdiction of its incorporation or formation (as the case may be) and (iii) each jurisdiction in which it is qualified to do business as a foreign Person.
     (c) All of the issued and outstanding Stock or partnership interests of each Subsidiary is validly issued, fully-paid and is nonassessable and, except for directors’ qualifying shares of partnership interests (if any), is owned (beneficially and of record) by the Company or other Subsidiaries free and clear of any Lien.
     (d) No Subsidiary owns any Stock of the Company.
     6.02 Organization, Qualification, Authorization, Etc.
     (a) The Company and each Subsidiary (i) is a corporation or partnership (as the case may be) duly organized or formed (as the case may be) and existing in good standing under the laws of the jurisdiction of its organization or formation (as the case may be), (ii) is duly qualified or registered and in good standing as a foreign Person in each jurisdiction in which the nature of such qualification or registration is necessary and in which the failure to so qualify or register could have a Material Adverse Effect and (iii) has the corporate or partnership (as the case may be) power (A) to own its Properties, (B) to carry on its business as now being conducted and (C) to consummate the Overall Transaction. Schedule III sets forth each jurisdiction in which the Company is qualified or registered to do business as a foreign corporation.
     (b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or partnership (as the case may be) action on the part of such Loan Party. This Agreement constitutes, and the Notes and such other Loan Documents (when executed and delivered as contemplated hereby) will each constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
     6.03 Disclosure Documents.
     (a) The Company has heretofore furnished the Purchasers with true, correct and complete copies of the following documents, and each of the Purchasers has acknowledged receipt of same:
     (1) the Organizational Documents of the Company and each Subsidiary as in effect on the date hereof;
     (2) the Company’s Annual Reports to Stockholders for the Fiscal Years ended December 31, 2000 through 2004 (inclusive);
     (3) the Company’s Annual Reports on Form 10-K for the Fiscal Years ended December 31, 2000 through 2004 (inclusive), as filed with the SEC;
     (4) the Company’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended September 30, 2005 as filed with the SEC;
     (5) the consolidated financial statements of the Company and the Consolidated Subsidiaries described in Schedule VI (the “Company Financials”);
     (6) the projections described in Schedule VII (the “Projections”); and
     (7) the Existing Bank Loan Agreement (in the form of Exhibit G).
     (b) The Company Financials (including any related schedules and/or notes) (i) were true and correct in all material respects as at the dates thereof, (ii) were prepared in accordance with GAAP consistently followed throughout the periods involved and (iii) show all liabilities, direct and contingent, of the Company and the Consolidated Subsidiaries required to be shown in accordance with GAAP. The balance sheets included in the Company Financials fairly present the consolidated financial condition of the Company and the Consolidated Subsidiaries as at the dates thereof, and the statements of operations and statements of cash flows included in the Company Financials fairly present the consolidated results of operations and cash flows of the Company and the Consolidated Subsidiaries for the periods indicated.
     (c) The Projections are based on good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Purchasers that the Projections, insofar as they relate to future events, are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ materially from the projected results. Since the preparation of the Projections, nothing has occurred to cause the Company to believe that the estimates and assumptions on which the Projections are based are no longer reasonable.

     6.04 Changes, Etc.
     (a) Since December 31, 2004, (i) neither the Company nor any Subsidiary has entered into any material transactions not in the ordinary course of business, nor incurred any material liabilities or obligations, direct or contingent, except for the Loan Documents, the Existing Bank Loan Agreement and Material Contracts listed on Schedule V hereto entered into subsequent to December 31, 2004 and (ii) except as has been disclosed in Company’s public filings with the SEC, no events have occurred which, individually or in the aggregate, have had, or in the future could reasonably be expected to have, a Material Adverse Effect.
     (b) Neither the business nor the Properties of the Company or any of the Subsidiaries are presently affected by any fire, explosion, accident, labor controversy, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty which could reasonably be expected to have a Material Adverse Effect.
     6.05 Tax Returns and Payments.
     (a) The Company and each Subsidiary has filed all tax returns required by law to be filed by it (or obtained extensions with respect thereto) and has paid all taxes, assessments and other governmental charges levied upon it or any of its Properties, income or franchises which are shown to be due and payable on such returns and all other taxes and assessments payable by it, other than (i) those which are not past due, (ii) those which are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made and (iii) those not reflected on such returns the non-payment of which could not reasonably be expected to have a Material Adverse Effect. No contest referred to in the foregoing clause (ii) could reasonably be expected to have a Material Adverse Effect.
     (b) After due inquiry, the Company knows of no proposed tax assessment against the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect. In the opinion of the Company, all tax liabilities of the Company and the Subsidiaries are adequately provided for on their respective books. The Federal income tax returns of the Company and the Subsidiaries for 2002 and subsequent Fiscal Years are open to examination by the IRS.
     6.06 Indebtedness; Solvency.
     (a) The Company and the Subsidiaries have no outstanding Indebtedness for Money Borrowed other than (i) the indebtedness evidenced by the Notes and the Guaranty, (ii) the indebtedness evidenced by the 1995 Notes and the 1995 Guaranty, (iii) the indebtedness evidenced by the 1997 Notes and the 1997 Guaranty, (iv) the indebtedness evidenced by the 2002 Notes and the 2002 Guaranty, (v) indebtedness outstanding under the Existing Bank Loan Agreement, (vi) the indebtedness described in

Schedule XIII, and (vii) other indebtedness permitted under Section 9.05 which indebtedness does not exceed $500,000 in the aggregate.
     (b) Each of the Loan Parties (i) has, and after giving effect to the Overall Transaction will have, capital sufficient to carry on its business and transactions and all the business and transactions in which it is about to engage, (ii) is, and after giving effect to the Overall Transaction will be, solvent and able to pay its debts as they mature and (iii) owns, and after giving effect to the Overall Transaction will own, Property having a value, both at fair valuation and present fair salable value, greater than the amount required to pay the probable liability on its debts.
     6.07 Permits.
     The Company and each Subsidiary possess all Permits that are necessary or desirable in connection with the ownership, use or operation by it of its Properties and the conduct by it, in the ordinary course, of its business as now conducted and as currently proposed to be conducted, except those Permits the absence of which would not have a Material Adverse Effect. None of such Permits impose any material burden or restriction on the Company or any Subsidiary. The Company and the Subsidiaries are in compliance with all terms of such Permits. All such Permits are valid and in full force and effect and, to the Company’s knowledge (after due inquiry), none are threatened to be revoked, cancelled, suspended or modified for any reason.
     6.08 Material Contracts.
     Schedule V describes all Material Contracts existing on the date hereof. Each of such Material Contracts (a) has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of, each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, (b) is in full force and effect and (c) except as reflected in Schedule V, has not been amended or modified, nor any provision thereof waived, in any respect. The Company and each Subsidiary has, and, to the Company’s knowledge, all other parties to such Material Contracts have, performed and complied in all material respects with all of the terms and conditions set forth therein. No default by the Company, any Subsidiary or, to the Company’s knowledge, any such other party exists under any such Material Contract, which individually, or in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.
     6.09 Title to Property, Etc.
     (a) The Company and each Subsidiary has good and indefeasible fee simple title to its real property and good and defensible title to all of its other Property, including the Property reflected in the balance sheets included in the Company Financials (other than Properties disposed of in the ordinary course of business), subject to no Lien of any kind except Permitted Liens which do not, individually or in the aggregate, materially affect or interfere with, or if used or availed of will not materially affect or interfere with, the occupancy, use or operation of such item of Property for its intended purpose or the peaceful and quiet use and enjoyment thereof by the Company or such Subsidiary, as the case may be.

     (b) No lease under which the Company or any Subsidiary is the lessee or is operating contains any provision which individually or in the aggregate interferes with the ordinary conduct of the business of the Company or such Subsidiary or otherwise could reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary enjoys peaceful and undisturbed possession under all leases under which it is the lessee or is operating, except where the absence of such possession would not have a Material Adverse Effect. All of such leases are valid and subsisting and no default by the Company, such Subsidiary or, to the Company’s knowledge, any such other party exists thereunder, which individually, or in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.
     6.10 Condition of Property.
     The facilities of the Company and the Subsidiaries, taken as a whole, are in a condition and state of repair which are sufficient and adequate to operate their respective businesses in a proper and efficient manner.
     6.11 Compliance with Applicable Laws, Permits and Contracts.
     (a) Neither the Company nor any Subsidiary is in violation of (i) any provision of its Organizational Documents, (ii) any Applicable Permit or Applicable Contract (including the Existing Bank Loan Agreement, the 1995 Note Agreement, the 1997 Note Agreement and the 2002 Note Agreement) or (iii) any instrument evidencing or otherwise relating to Indebtedness for Money Borrowed (other than, in the case of the foregoing clauses (ii) and (iii), violations which, individually or collectively, could not reasonably be expected to have a Material Adverse Effect), and the execution, delivery and performance of the Loan Documents and the consummation of the Overall Transaction will not result in any violation of or constitute a default under any of the foregoing or result in the creation of (or impose any obligation on the Company or any Subsidiary to create) any Lien that is not a Permitted Lien upon any Property of the Company or any Subsidiary.
     (b) Neither the Company nor any Subsidiary is in violation of any Legal Requirement other than violations which, individually or collectively, will not have a Material Adverse Effect, and the execution, delivery and performance of the Loan Documents and the consummation of the Overall Transaction will not result in a violation of any Legal Requirement.
     (c) Except for this Agreement, the Existing Bank Loan Agreement, the 1995 Note Agreement, the 1997 Note Agreement and the 2002 Note Agreement, neither the Company nor any Subsidiary is a party to or bound by any Permit, agreement or instrument (including its Organizational Documents) which contains any restrictions or limitations on the incurrence by the Company or such Subsidiary of any Indebtedness for Money Borrowed.

     (d) Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness for Money Borrowed of the Company or such Subsidiary.
     6.12 Litigation, Etc.
     No action, suit, investigation or proceeding is pending or, to the knowledge of the Company (after due inquiry), threatened against or affecting the Company or any Subsidiary or any Property of the Company or any Subsidiary which (a) individually or collectively, could reasonably be expected to have a Material Adverse Effect or (b) questions the validity of any Loan Document or any action taken or to be taken pursuant thereto.
     6.13 ERISA.
     Each Benefit Arrangement is (and has been) maintained and operated in compliance in all material respects with the applicable provisions of ERISA, the Code and other Legal Requirements. Neither the Company nor any member of the ERISA Group has failed to timely make any required contribution or payment to or in respect of any Benefit Arrangement. No Benefit Arrangement provides post employment health benefits except as required by Part 6 of Subtitle B of ERISA. No litigation, investigation or claim (other than a routine claim for benefits) is pending or, to the knowledge of the Company (after due inquiry), threatened or anticipated concerning any Benefit Arrangement. The Company and/or the members of its ERISA Group may at any time unilaterally, without the consent of any Person, terminate any and/or all Benefit Arrangement(s) without incurring any material liability. The execution and delivery of this Agreement and the other Loan Documents and the issue and sale of the Notes will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of the Purchasers in Section 7 as to the source of the funds to be used to pay the purchase price of the Notes.
     6.14 No Governmental Consents Required for Overall Transaction.
     Neither the nature of the Company nor any Subsidiary, nor the business or Properties of the Company or any Subsidiary, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any Governmental Authority in connection with the execution and delivery of this Agreement, the other Loan Documents or the consummation of the Overall Transaction other than routine SEC filings by the Company under the Exchange Act.
     6.15 Offering of Notes.
     Neither the Company nor its Affiliates nor anyone acting on its or their behalf has, directly or indirectly, (a) offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers and not more than 70 other institutional investors, each of which has been offered the Notes at a private sale for investment or (b) taken or will take any action which would require the issuance or sale of the Notes to be registered pursuant to the provisions of section 5 of the Securities Act or pursuant to the provisions of any securities or Blue Sky law of any jurisdiction.
     6.16 Use of Proceeds.
     The Company will apply the proceeds of the sale of the Notes in accordance with Section 4. No indebtedness being reduced or retired, directly or indirectly, out of the proceeds of the sale of the Notes was incurred for the purpose of purchasing or carrying any stock which is currently a “margin stock” (as defined in Section 4.02), and the Company neither owns nor has any present intention of acquiring any amount of “margin stock.” None of the proceeds of the sale of the Notes will be used to acquire any security in any transaction which is subject to section 13 or 14 of the Exchange Act, including particularly sections 13(d) and 14(d) thereof.
     6.17 Foreign Assets Control Regulations, Etc.
     (a) Neither the issue and sale of the Notes by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate the Trading with the Enemy Act, (50 U.S.C. App. §§1 et seq., as amended), or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
     (b) No Loan Party is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) knowingly engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.
     (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.
     6.18 Status Under Certain Federal Statutes.
     No Loan Party is (a) an “investment company” or a Person “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended, (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (c) subject to regulation under the Federal Power Act, as amended, (d) subject to the ICC Termination Act of 1995, as amended, or (e) a “rail carrier” or a “person controlled by or affiliated with a rail carrier”, within the meaning of Title 49, U.S.C.

     6.19 Environmental Matters.
     (a) The Company and each Subsidiary has all Environmental Permits necessary for the conduct of its business and for the ownership, use, maintenance and operation of its assets, and is in compliance with all material terms thereof. All such Environmental Permits are valid and in full force and effect and, to the Company’s knowledge, none are threatened to be revoked, cancelled, suspended or modified adversely for any reason. As to any such Environmental Permit that is about to expire or is needed for the proposed conduct of its business, the Company or such Subsidiary, as the case may be, has timely and properly applied for renewal or receipt of the same or, if such Permit is not reasonably expected to be renewed, such nonrenewal will not have a Material Adverse Effect.
     (b) Without in any manner limiting any other representations and warranties set forth in this Agreement:
     (i) neither the Company nor any Subsidiary, nor any real property or facility presently owned, used, maintained or operated by the Company or any Subsidiary, nor any of the other assets of the Company or any Subsidiary is in violation of or is in noncompliance with, any Environmental Laws, except for violations or noncompliances which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and
     (ii) without in any manner limiting the generality of clause (i) above:
     (A) no Hazardous Materials have been used, generated, manufactured, transported, stored or treated, or disposed of, landfilled or in any other way Released by or on behalf of the Company or any Subsidiary, except for those of the foregoing activities which, individually or in the aggregate, could not have a Material Adverse Effect;
     (B) to the Company’s knowledge, no Hazardous Materials have been used, generated, manufactured, stored or treated, or disposed of, landfilled or in any other way Released (and no Release is threatened), by any Person other than the Company or any Subsidiary on, under, about or from any Property now or previously owned, used, maintained or operated by the Company or any Subsidiary or any Property adjacent to any such Property except for those of the foregoing activities (including Releases and threatened Releases) which, individually or in the aggregate, could not have a Material Adverse Effect;
     (C) neither the Company nor any Subsidiary is subject, as a result of the operation or condition of its business or assets prior to or at Closing, to any (1) contingent liability in connection with any Release or threatened Release of any Hazardous Materials into the environment whether on or off any Property owned, used, maintained or operated by the Company or such Subsidiary or (2) reclamation or remediation requirements under Environmental Laws, or any reporting requirements related thereto, except for liabilities or requirements which, individually or in the aggregate, could not have a Material Adverse Effect;
     (D) neither the Company nor any Subsidiary has been named as a potentially responsible party under, and none of its Property has been nominated or identified as a facility which is subject to an existing or potential claim under, CERCLA or comparable Environmental Laws, and no such Property is subject to any Lien arising under Environmental Laws;
     (E) to the Company’s knowledge, the Company and each Subsidiary has all environmental and pollution control equipment necessary for (1) compliance in all material respects with all Environmental Laws (including all applicable Permits) and (2) operation of the business of the Company or such Subsidiary as it is presently conducted;
     (F) no Hazardous Materials have been incorporated into or contained in any of the personal property or improvements to real property owned, used, maintained or operated by the Company or any Subsidiary such that such Hazardous Materials could reasonably be expected to have a Material Adverse Effect;
     (G) none of the locations where Hazardous Materials have been used, generated, manufactured, stored, treated, recycled, disposed of or Released by or on behalf of the Company or any Subsidiary has been nominated or identified as a facility which may be subject to an existing or potential claim under CERCLA or comparable Environmental Laws;
     (H) to the knowledge of the Company, none of the offsite locations where Hazardous Materials from any of the assets of the Company or any Subsidiary have been stored, treated, recycled, disposed of or Released has been nominated or identified as a facility which may be subject to an existing or potential claim under CERCLA or comparable Environmental Laws;
     (I) neither the Company nor any Subsidiary has received any written notices of (1) any violation of, noncompliance with or remedial obligation under Environmental Laws relating to the ownership, use, maintenance, operation of, or conduct of business related to, any Property of the Company or such Subsidiary or (2) any Release or threatened Release of Hazardous Materials, except for violations, noncompliances, obligations, Releases or threatened Releases which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
     (J) there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened relating to the ownership, use, maintenance, operation of, or conduct of business related to, any Property of the Company or any Subsidiary arising out of or relating to Environmental Laws, nor does the Company or any Subsidiary have knowledge (after due inquiry) of any basis for any of the foregoing, except for writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings or investigations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
     (K) no underground or aboveground storage tanks or surface impoundments are located at any Property owned, used, maintained or operated by the Company or any Subsidiary other than those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and
     (L) there are no material obligations, undertakings or liabilities arising out of or relating to Environmental Laws which the Company or any Subsidiary has agreed to, assumed or retained, by contract or otherwise.
     6.20 Books and Records.
     The Company maintains books, records and accounts with respect to itself and the Subsidiaries which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of their assets, and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in accordance with GAAP, and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     6.21 Fiscal Year.
     The fiscal year of the Company and each Subsidiary coincides with the calendar year.
     6.22 Brokerage.
     All negotiations relative to this Agreement, the other Loan Documents and the transactions contemplated hereby have been carried on by the Company and the other Loan

Parties without the intervention of any Person which might give rise to a valid claim against the Purchasers for a brokerage commission or other like payment.
     6.23 Labor Matters.
     Schedule IX lists each employment, consultant or similar agreement and all labor contracts and collective bargaining agreements to which the Company or any Subsidiary is a party or by which it is bound. Except as otherwise listed on Schedule IX, no strikes or other labor disputes are pending or threatened against the Company or any Subsidiary. All payments due from the Company or any Subsidiary on account of employee health and welfare insurance have been paid or, if not due, have been accrued as liabilities on the books of the Company or such Subsidiary.
     6.24 Patents, Trademarks, Etc.
     The Company and each Subsidiary owns, or is licensed or otherwise has the lawful right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as now conducted and as proposed to be conducted. All tradenames used by the Company or any Subsidiary are listed on Schedule X. Assumed name certificates have been duly filed of record with appropriate Governmental Authorities for each of such tradenames, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect..
     6.25 Chief Executive Office.
     The chief executive office of the Company and the office where it maintains its records is located at 1600 West 7th Street, Fort Worth, Texas 76102-2599.
     6.26 Permitted Investments.
     Schedule XI specifies the aggregate amount of each investment held by the Company and any of its Subsidiaries on the date hereof other than those permitted by clauses (a) through (k) of Section 9.08.
     6.27 Liens.
     None of the Properties of the Company or any Subsidiary is subject to any Lien other than Permitted Liens.
     6.28 Full Disclosure.
     (a) Neither this Agreement (including the Schedules and Exhibits hereto), the other Loan Documents, the Company Financials, the instruments described in Section 6.03(a) nor any document delivered by the Company or any of its Affiliates pursuant to Section 3 contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which the same were made.

     (b) There is no fact (excluding general economic or industry conditions not peculiar to the Company or any Subsidiary) which (i) has had a Material Adverse Effect or, in the opinion of any Responsible Officer of the Company, could reasonably be expected in the future to have a Material Adverse Effect and (ii) has not been set forth in this Agreement (including the Schedules and Exhibits hereto) or in the Company Financials.
7.	PURCHASE FOR INVESTMENT; SOURCE OF FUNDS
     7.01 Representations of the Purchasers.
     (a) Each of the Purchasers hereby represents to the Company that it (i) is purchasing the Notes for its own account for investment and not with a view to, or for sale in connection with, the distribution thereof or with any present intention of distributing or selling any of the Notes, provided that the disposition of the Purchaser’s property shall at all times be within its control, (ii) is an “accredited investor”, as defined in Regulation D under the Securities Act, and (iii) (x) has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment in the Notes and (y) is able to bear the economic risk of such investment. Each of the Purchasers understands that the Notes have not been registered under the Securities Act and may not be sold or otherwise transferred by the Purchasers except pursuant to an effective registration statement under such Act or pursuant to an available exemption therefrom under such Act.
     (b) Each of the Purchasers further represents to the Company that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:
     (i) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
     (ii) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
     (iii) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
     (iv) (1) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), (2) no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, (3) the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, (4) neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (5) the identity of such QPAM and the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or
     (v) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the 1NHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or
     (vi) the Source is a governmental plan; or
     (vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or
     (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     As used in this Section 7.01(b), the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
     (c) Purchasers have received all of the items described in Section 6.03.
8.	AFFIRMATIVE COVENANTS
     8.01 Financial Statements, Reports and Documents.
     The Company shall deliver to each Holder (in duplicate):
     (a) as soon as available, and in any event within 45 days, after the end of each Fiscal Quarter (other than the last Fiscal Quarter in any Fiscal Year), a consolidated balance sheet of the Company and the Consolidated Subsidiaries (in reasonable detail) as of the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the Company and the Consolidated Subsidiaries (in reasonable detail) for such Fiscal Quarter and for the portion of the current Fiscal Year ending on the last day of such Fiscal Quarter, in each case (i) prepared in accordance with GAAP and (ii) setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, which financial statements shall be certified (subject to normal year-end audit adjustments) as to fairness of presentation, compliance with GAAP and consistency with prior periods by a Responsible Officer of the Company, it being understood that no such statement need be accompanied by complete footnotes;
     (b) as soon as available, and in any event within 90 days, after the end of each Fiscal Year, a consolidated balance sheet of the Company and the Consolidated Subsidiaries (in reasonable detail) as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Company and the Consolidated Subsidiaries (in reasonable detail) for such Fiscal Year, in each case (i) prepared in conformity with GAAP and (ii) setting forth in comparative form the figures for the preceding Fiscal Year, which financial statements shall be accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by the Company) of the Independent Registered Public Accounting Firm stating that such financial statements, in the opinion of the Independent Registered Public Accounting Firm, present fairly, in all material respects, the consolidated financial position of the Company and the Consolidated Subsidiaries as at the end of such year, and the results of their operations and their cash flows for such period in conformity with accounting principles generally accepted in the United States of America (except for noted changes in which the Independent Registered Public Accounting Firm concurs) and that the examination of the Independent Registered Public Accounting Firm in connection with such financial statements has been made in accordance with the standards of the Public Company Accounting Oversight Board (United States), and such examination includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation;
     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, an Officers’ Certificate (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 9.01, 9.02, 9.03 and 9.04, on the date of such financial statements, (ii) stating that the signers have reviewed this Agreement and the other Loan Documents and have made, or caused to be made under their supervision, a review of the transactions and condition of the Company during the accounting period covered by such financial statements and (iii) stating that such review did not disclose the existence during or at the end of such accounting period of any Default or, if any Default exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;
     (d) so long as the Existing Notes are outstanding, simultaneously with the delivery of each set of financial statements referred to in clause (b) above, a written statement by the Independent Registered Public Accounting Firm giving the opinion thereon stating (i) that their audit has included a review of the terms of this Agreement and that such review is sufficient to enable them to make the statement referred to in clause (iv) of this paragraph (d) (it being understood that such Independent Registered Public Accounting Firm shall not be required to conduct or make any special or additional audit procedures or examinations for purposes of such written statement, other than those required by generally accepted auditing standards, and that their audit will not have been directed primarily toward obtaining knowledge of any Default), (ii) whether, in the course of their audit, they obtained knowledge (and whether, as of the date of such written statement, they have knowledge) of the existence and continuance of any Default and, if so, specifying the nature and period of existence thereof, (iii) that they have examined the Officers’ Certificate delivered in connection therewith pursuant to clause (c) above and (iv) that the matters set forth in such Officers’ Certificate pursuant to subclause (i) of clause (c) above have been properly stated in accordance with this Agreement;
     (e) so long as the Existing Notes are outstanding, promptly upon receipt thereof, a copy of each management letter submitted to the Company by the Independent Registered Public Accounting Firm (and each response of the Company thereto), it being understood and agreed that all material items which are furnished to the Holders pursuant to this clause (e) shall be treated as confidential if such items are not previously known to any Holder and if, and so long as, such items are not generally available to the public, but nothing herein contained shall limit or impair the right of any Holder to (i) disclose such items to any other Holder, any prospective Transferee, the National Association of Insurance Commissioners or any Governmental Authority pursuant to an applicable legal requirement or agreement, (ii) disclose such items in connection with any litigation, investigation or similar proceeding, (iii) use such information to the extent pertinent to an evaluation of the Obligations or to enforce compliance with the terms and conditions of this Agreement, (iv) take any action required by law or (v) take any lawful action which such Holder deems necessary to protect its interests under this Agreement or any other

Loan Document provided that such Holder shall use reasonable efforts to provide to the Company notice of such disclosure and a reasonable opportunity to contest or limit such disclosure;
     (f) so long as the Existing Notes are outstanding, promptly upon becoming available, a copy of each consolidating balance sheet and income statement of the Company and the Consolidated Subsidiaries prepared by or on behalf of the Company after the date hereof;
     (g) promptly upon transmission thereof, a copy of each (i) financial statement, proxy statement, notice and report sent or made available by the Company to its security holders in compliance with the Exchange Act or any comparable federal or state laws relating to the disclosure by any Person of information to its security holders, (ii) regular and periodic report, registration statement (excluding exhibits) and prospectus filed by the Company with any securities exchange or with the SEC or any Governmental Authority succeeding to any of its functions (other than any such reports, registration statements or prospectuses transmitted after the Existing Notes are no longer outstanding and which are not material to the business of the Company) and (iii) press release or other statement made available by the Company to the public concerning material developments in the business of the Company;
     (h) as soon as practicable, and in any event within two Business Days, after the Company obtains knowledge of any Default, an Officers’ Certificate specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;
     (i) as soon as practicable, and in any event within ten Business Days, after the Company obtains knowledge of any condition (excluding general economic or industry conditions not peculiar to the Company or any Subsidiary), happening or event which, in the opinion of the Board of Directors or any Responsible Officer of the Company, could reasonably be expected to have a Material Adverse Effect, an Officers’ Certificate specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;
     (j) promptly, a copy of each Material Contract entered into or assumed by the Company after the date hereof and each material amendment, supplement or modification entered into after the date hereof in respect of any Material Contract; and
     (k) such other information concerning the business, financial condition, results of operation, prospects or Properties of the Company or any Subsidiary as any Holder shall reasonably request.
     Documents required to be delivered pursuant to Sections 8.01(a), 8.01(b), 8.01(c) or 8.01(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at

http://www.cashamerica.com or any other website on the Internet designated in writing to each of the Holders or (ii) on which such documents are posted on the Company’s behalf on http://www.sec.gov; provided that, in each case, the Company (A) shall have notified each Holder (by telecopier or to an electronic mail address provided to the Company by such Holder) of the posting of each of such documents and (B) shall deliver paper copies of such documents to any Holder that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by such Holder.
     8.02 Payment of Principal, Interest and Premium.
     The Company will duly and punctually pay the principal of, and interest and premium (if any) on, the Notes in accordance with the terms of the Notes and this Agreement.
     8.03 Payment of Taxes, Claims and Indebtedness.
     The Company will, and will cause each Subsidiary to, pay and discharge, as and when due and payable, (a) all taxes, assessments and governmental charges or levies imposed upon it or any of its Properties or in respect of any of its franchises, business, income or profits, (b) all claims (including claims for labor, services, materials and supplies) for sums which, if unpaid, might become a Lien upon any of its Property and (c) all of its other indebtedness in excess of $5,000,000; provided, however, that no such tax, assessment, charge or levy, claim or indebtedness (other than the Obligations) need be paid if and so long as (i) (A) no Default shall be in existence, (B) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and (C) such reserves or other appropriate provision (if any) as shall be required by GAAP shall have been made therefor or (ii) the nonpayment of all such taxes, assessments, charges or levies, claims or indebtedness in the aggregate could not reasonably be expected to result in a Material Adverse Effect.
     8.04 Maintenance of Existence and Rights; Conduct of Business.
     The Company will, and will cause each Subsidiary to, (a) preserve and keep in full force and effect (except as permitted by Section 9.13) its corporate or partnership, as the case may be, existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, (b) qualify and remain qualified as a foreign Person authorized to do business in each jurisdiction in which such qualification is required except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (c) carry on and conduct its business (i) in the ordinary course, (ii) in an orderly and efficient manner consistent with good business practices and (iii) in accordance, in all material respects, with all Legal Requirements.

     8.05 Compliance with Loan Documents.
     The Company will, and will cause each Subsidiary to, promptly comply with any and all covenants and provisions of each Loan Document to which it is a party.
     8.06 Inspection.
     The Company will, and will cause each Subsidiary to, permit any Person designated by any Holder, at all reasonable times, to (i) visit and inspect any of its Properties, (ii) examine, copy or make excerpts from, any and all books, records, software, documents and other information in the possession of the Company or such Subsidiary and relating to its affairs and (iii) discuss its affairs, finances and accounts with its directors, officers and its then current Independent Registered Public Accounting Firm; and, by this provision, the Company (on behalf of itself and each Subsidiary) irrevocably authorizes such accountants to discuss with such Person the affairs, finances and accounts of the Company and such Subsidiary. All such visits and inspections shall be at the expense of such Holder unless a Default shall exist, in which event the reasonable costs and expenses associated with all such events and inspections shall be at the expense of the Company.
     8.07 Books and Records.
     The Company will, and will cause each Subsidiary to, (a) maintain (in accordance with good accounting practices and all Legal Requirements) complete and accurate books, records and accounts accurately and fairly reflecting its transactions in reasonable detail and (b) maintain a system of internal accounting controls sufficient to provide reasonable assurances that its transactions are recorded as necessary (i) to permit preparation of financial statements in accordance with GAAP and (ii) to maintain accountability for its assets.
     8.08 Compliance with Legal Requirements.
     The Company will, and will cause each Subsidiary to, comply with all Legal Requirements applicable to it or any of its Properties, business, operations or transactions except for noncompliances which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     8.09 Insurance.
     The Company will, and will cause each Subsidiary to, maintain in full force and effect, with sound and reputable insurers, such insurance on its Properties and business against such casualties, risks, liabilities and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses; provided, however, except as may be required by any Legal Requirement, neither the Company nor any Subsidiary shall be required to maintain (i) business interruption insurance, (ii) insurance on its inventories, (iii) plate glass insurance, or (iv) flood or earthquake insurance.

     8.10 Maintenance of Properties.
     The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     8.11 Further Assurances.
     The Company will, and will cause each Subsidiary to, promptly take all such actions as the Required Holders may, at any time or from time to time, reasonably request in order to (i) further carry out and consummate the Overall Transaction or (ii) comply with or accomplish the covenants and agreements of the Loan Parties in any of the Loan Documents.
9.	NEGATIVE COVENANTS
     Until payment in full of the Notes and all other Obligations, the Company covenants and agrees as follows:
     9.01 Consolidated Indebtedness for Money Borrowed.
     (a) The Company will not permit Consolidated Indebtedness for Money Borrowed, as of the last day of any Fiscal Quarter ending on or after the Closing Date, to be greater than the amount determined by multiplying the Applicable Percentage times the sum of (a) Consolidated Indebtedness for Money Borrowed as of such date and (b) Consolidated Net Worth as of such date. As used in this Section 9.01, “Applicable Percentage” means 75%.
     (b) The Company will not permit the ratio of
     (i) Consolidated Indebtedness for Money Borrowed, minus an amount equal to what would be classified as cash or cash equivalents on a consolidated balance sheet of the Company and the Consolidated Subsidiaries prepared in accordance with GAAP, in each case determined as of the end of each Fiscal Quarter, to
     (ii) Consolidated EBITDA for the period of four (4) consecutive Fiscal Quarters ending with such Fiscal Quarter to be greater than 3.0 to 1.00, as of each Fiscal Quarter ending after the Closing Date.

     9.02 Consolidated Net Worth.
     The Company will not permit Consolidated Net Worth at any time to be less than the sum of (a) $270,000,000 plus (b) 50% of Consolidated Adjusted Net Income (but only if positive) for each Fiscal Quarter ending on or after September 30, 2005 plus (c) 100% of Net Equity Proceeds received after the Closing Date.
     9.03 Fixed Charge Coverage.
     The Company will not at any time permit the ratio of (a) the sum of Consolidated EBITDA for the period of four consecutive Fiscal Quarters then most recently ended plus the aggregate amount of all rents and leases deducted in the calculation of such Consolidated EBITDA to (b) the aggregate amount of (i) all such rents, leases and interest expenses deducted in the calculation of such Consolidated EBITDA plus (ii) all regularly scheduled principal payments on Funded Debt of the Company and the Consolidated Subsidiaries (after elimination of intercompany items) made in such period to be less than 1.75 to 1.
     9.04 Restricted Payments.
     (a) The Company will not, and will not permit any Subsidiary to, (i) declare or make any dividends or distributions on any of its Stock (other than dividends payable in shares of its Stock), (ii) purchase, redeem or acquire for value any of the Company’s or any Subsidiary’s Stock, (iii) make any principal payment on (or make any payment, transfer or deposit for the purpose of canceling, extinguishing, satisfying or defeasing) any indebtedness of the Company which is subordinate in right of payment to the Notes or any other Obligation, (iv) set aside funds for any such purposes or (v) become liable to do any of the foregoing (in each case, a “Restricted Payment”) unless, immediately after giving effect thereto, (A) no Default shall exist and (B) the aggregate amount of all Restricted Payments made by the Company and all Subsidiaries on or after August 12, 2002 does not exceed the sum of $42,000,000 plus 50% of Consolidated Adjusted Net Income for the period (treated as one accounting period) from August 12, 2002 to the end of the calendar month then most recently ended.
     (b) Notwithstanding the foregoing provisions of this Section 9.04, the Company may, so long as no Default shall be in existence or shall result therefrom, purchase, redeem or acquire shares of the Company’s capital stock with the net cash proceeds received by the Company during the immediately preceding 18-month period from the sale of other shares of the Company’s capital stock, in which event both the receipt and expenditure of such proceeds shall be excluded from any calculation under paragraph (a) above.
     (c) Nothing in this Section 9.04 shall prohibit any Subsidiary from making any Restricted Payment to the Company or any Wholly-Owned Subsidiary, and no such Restricted Payment shall be taken into account in any calculation under paragraph (a) above.

     9.05 Limitation on Indebtedness.
     (a) The Company will not incur, create, assume or have outstanding any indebtedness, except:
     (1) (A) indebtedness of the Company arising out of this Agreement and the other Loan Documents, (B) indebtedness of the Company arising out of the 1995 Note Agreement and the other 1995 Loan Documents, (C) indebtedness of the Company arising out of the 1997 Note Agreement and the other 1997 Loan Documents, and (D) indebtedness of the Company arising out of the 2002 Note Agreement and the other 2002 Loan Documents;
     (2) indebtedness of the Company arising out of the Existing Bank Loan Agreement or any extension, renewal or refinancing of the Indebtedness for Money Borrowed outstanding thereunder;
     (3) purchase money indebtedness (not to exceed the greater of $10,000,000 or 2% of Consolidated Assets in the aggregate for the Company and all Subsidiaries at any time outstanding);
     (4) current liabilities for taxes and assessments incurred in the ordinary course of business and not yet due, and other liabilities for unpaid taxes being contested in good faith by the obligor the payment of which is not at the time required by Section 8.03;
     (5) current indebtedness (other than Indebtedness for Money Borrowed) for accounts payable or other claims (including claims for labor, services, materials and supplies) incurred in the ordinary course of business, provided that all such accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, except for those being contested in good faith by the obligor and the payment of which is not at the time required by Section 8.03;
     (6) contingent liabilities resulting from the endorsement of negotiable instruments in the ordinary course of business;
     (7) indebtedness constituting Assurances of the Company permitted by Section 9.06;
     (8) Indebtedness for Money Borrowed of the Company owing to any Subsidiary, but only if permitted by Section 9.08;
     (9) indebtedness secured by Liens described in clause (i), clause (l) and clause (m) of the definition of “Permitted Liens” in Section 2.01;
     (10) Hedging Obligations of the Company, provided that (i) such obligations are (or were) entered into by the Company in the ordinary course of business and not for purposes of speculation, and (ii) the agreement or document creating such obligations does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
     (11) Indebtedness for Money Borrowed of the Company not otherwise permitted by the foregoing provisions of this Section 9.05(a) if (A) immediately after giving effect to the incurrence or assumption thereof by the Company, the Company is in compliance with Sections 9.01, 9.02 and 9.03 and (B) at the time of the incurrence or assumption thereof by the Company and immediately thereafter, no Default shall exist;
     (12) Non-Domestic Indebtedness, so long as the aggregate amount of all such Non-Domestic Indebtedness together with the indebtedness described in clause (10) and clause (11) of Section 9.05(b) does not exceed the greater of $20,000,000 or 7.5% of Consolidated Net Worth, and;
     (13) Permitted Refinancing Indebtedness with respect to Indebtedness for Money Borrowed described in each of the other clauses of this Section 9.05(a) so long as the Company shall be in compliance with the specific limitations set forth in each of such clauses.
     (b) The Company will not permit any Subsidiary to incur, create, assume or have outstanding any indebtedness, except:
     (1) (A) indebtedness of Subsidiaries arising out of this Agreement and the other Loan Documents, (B) indebtedness of Subsidiaries arising out of the 1995 Guaranty, (C) indebtedness of Subsidiaries arising out of the 1997 Guaranty, and (D) indebtedness of Subsidiaries arising out of the 2002 Guaranty;
     (2) Assurances issued by the Subsidiaries pursuant to the Existing Bank Loan Agreement;
     (3) purchase money indebtedness (not to exceed the greater of $10,000,000 or 2% of the Consolidated Assets in the aggregate for the Company and all Subsidiaries at any time outstanding);
     (4) current liabilities for taxes and assessments incurred in the ordinary course of business and not yet due, and other liabilities for unpaid taxes being contested in good faith by the obligor the payment of which is not at the time required by Section 8.03;
     (5) current indebtedness (other than Indebtedness for Money Borrowed) for accounts payable or other claims (including claims for labor, services, materials and supplies) incurred in the ordinary course of business, provided that all such accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, except for those being contested in good faith by the obligor and the payment of which is not at the time required by Section 8.03;

     (6) contingent liabilities resulting from the endorsement of negotiable instruments in the ordinary course of business;
     (7) indebtedness constituting Assurances of Subsidiaries permitted by Section 9.06;
     (8) Indebtedness for Money Borrowed of any Subsidiary owing to the Company or to any other Subsidiary, but only if permitted by Section 9.08;
     (9) indebtedness secured by Liens described in clause (i), clause (l) and clause (m) of the definition of “Permitted Liens” in Section 2.01;
     (10) indebtedness of Non-Domestic Subsidiaries or Non-Wholly-Owned Subsidiaries so long as the aggregate amount of all such indebtedness together with the indebtedness described in clause (11) of this Section 9.05(b) does not at any time exceed the greater of $20,000,000 or 7.5% of Consolidated Net Worth;
     (11) in the case of any Wholly-Owned Subsidiary acquired by the Company after the date hereof in accordance with Section 9.17(a)(1), all indebtedness of such Subsidiary outstanding on the date of its acquisition by the Company, but only if (i) the amount of such indebtedness, when aggregated with the total amount of all other indebtedness of all Persons (including such Wholly-Owned Subsidiary) outstanding pursuant to this clause (11), and all indebtedness described in clause (10) of this Section 9.05(b), does not exceed the greater of $20,000,000 or 7.5% of Consolidated Net Worth and (ii) such indebtedness was incurred, created or assumed by such Subsidiary prior to its acquisition by the Company and not in anticipation of, or in connection with, such acquisition;
     (12) Hedging Obligations of any Subsidiary, provided that (i) such obligations are (or were) entered into by such Subsidiary in the ordinary course of business and not for purposes of speculation, and (ii) the agreement or document creating such obligations does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
     (13) other indebtedness of any Subsidiary not otherwise permitted by the foregoing provisions of this Section 9.05(b), but only if such indebtedness is outstanding on the date hereof and described in Schedule VIII and (B) excluding any extensions, renewals and rearrangements of such indebtedness; and
     (14) Permitted Refinancing Indebtedness with respect to Indebtedness for Money Borrowed described in each of the other clauses of this Section 9.05(b) so long as the Company shall be in compliance with the specific limitations set forth in each of such clauses.

     9.06 Assurances.
     The Company will not, and will not permit any Subsidiary to, enter into, assume or become or be liable in respect of any Assurance, except for (i) Assurances by the Company of indebtedness of Subsidiaries permitted by Section 9.05(b), (ii) Assurances by one or more Guarantors of indebtedness (other than the Obligations) of the Company permitted by Section 9.05(a) (including, without limitation, Hedging Obligations) but only if and so long as the Guaranty is in full force and effect, (iii) Assurances of the Guarantors evidenced by the Guaranty, (iv) Assurances by the Company and the Guarantors of the Non-Domestic Indebtedness, (v) Assurances under any of the Material Contracts, (vi) Consumer Obligations, and (vii) other Assurances not otherwise permitted by this Section 9.06 but only to the extent that the aggregate amount of all indebtedness relating to such Assurances does not exceed $5,000,000.
     9.07 Negative Pledge.
     The Company will not, and will not permit any Subsidiary to, assume, create or suffer to exist any Lien upon any of its Properties (whether now owned hereafter acquired) except Permitted Liens.
     9.08 Limitation on Investments.
     The Company will not, and will not permit any Subsidiary to, make or have outstanding any Investments in any Person, except for:
     (a) pawn transactions and pawn loans made in the ordinary course of business;
     (b) travel advances and other similar advances made to employees in the ordinary course of business;
     (c) consumer loans, advances and extensions of credit (in the form of accounts receivable or otherwise) made to customers in the ordinary course of business;
     (d) advances and deposits made by the Company or any Subsidiary in the ordinary course of business in connection with products or services provided to the Company or such Subsidiary, as the case may be, or in connection with leases of real property;
     (e) in the case of the Company or any Subsidiary, Investments in Non-Domestic and Non-Wholly Owned Subsidiaries (including Subsidiaries acquired after the date hereof in accordance with Section 9.17(a)(1)) resulting from its acquisition or ownership of Stock of, or capital contributions to, such Subsidiaries but, in each case, only to the extent not prohibited by Section 9.17(a), provided that after giving effect to each such Investment the aggregate book value of all Investments of the Company and all Subsidiaries in Non-Domestic Subsidiaries and Non-Wholly-Owned Subsidiaries at such time does not exceed 10% of Consolidated Net Worth;

     (f) in the case of any Subsidiary, Investments in the Company;
     (g) loans and advances by the Company to any Wholly-Owned Subsidiary;
     (h) loans and advances made by any Subsidiary to the Company or to any Wholly-Owned Subsidiary;
     (i) Temporary Cash Investments;
     (j) to the extent permitted by applicable law, loans to officers of the Company and Subsidiaries in an aggregate amount not exceeding $5,000,000 at any one time outstanding;
     (k) Assurances permitted in Section 9.06;
     (l) other Investments not otherwise permitted by this Section 9.08, but only if owned by the Company and/or any Subsidiary on the date hereof and described in Schedule XI; and
     (m) other Investments made after the date hereof and not otherwise permitted by this Section 9.08, provided that neither the Company nor any Subsidiary shall make any Investment under this clause (m) if a Default shall be in existence immediately before or after such Investment or if the amount of such Investment, when aggregated with the total amount of all other Investments then outstanding under this clause (m), exceeds 7.5% of Consolidated Net Worth as of the date of such Investment.
     9.09 Alteration of Contracts, Etc.
     The Company will not, and will not permit any Subsidiary to, (a) cancel, terminate, surrender, release, alter, amend, modify or supplement any Material Contract or Applicable Permit, (b) waive timely performance of any of the provisions of any Material Contract or Applicable Permit or (c) consent or agree to, or permit, any of the foregoing, provided that any such action may be taken if the Company shall determine in good faith that such action could not reasonably be expected to have a Material Adverse Effect.
     9.10 Transactions with Affiliates.
     The Company will not, and will not permit any Subsidiary to, enter into any transaction with, or pay any management fees to, any of its Affiliates except in the ordinary course of business and then only upon terms that are no less favorable to Company or such Subsidiary, as the case may be, than would be obtainable at the time in arms’-length transactions with Persons which are not Affiliates of the Company or such Subsidiary, as the case may be, provided that this Section 9.10 shall not apply to transactions between the Company and any Wholly-Owned Subsidiary or to any management fees payable by any Subsidiary to the Company or any Wholly-Owned Subsidiary.

     9.11 Limitation on Sale or Issuance of Subsidiary Stock.
     (a) The Company will not permit any Subsidiary to issue or sell any shares of Stock (or any securities convertible into or exchangeable for or carrying rights to subscribe for shares of Stock) of such Subsidiary to any Person if after giving effect thereto the Company would be in violation of its obligations set forth in Section 9.08.
     (b) The Company will not (i) sell, transfer or otherwise dispose of any shares of Stock (or any securities convertible into or exchangeable for or carrying rights to subscribe for shares of Stock) of any Subsidiary or (ii) permit any Subsidiary to sell, transfer or otherwise dispose of any shares of Stock (or any securities, convertible into or exchangeable for or carrying rights to subscribe for shares of Stock) of any other Subsidiary.
     9.12 Limitation on Sale of Properties.
     The Company will not, and will not permit any Subsidiary to, sell, assign, convey, exchange, lease or otherwise dispose of any of its Properties (including accounts receivable and pawn loans), whether now owned or hereafter acquired, except in the ordinary course of its business; provided, however, that the Company and the Subsidiaries may sell Properties during any Fiscal Year having an aggregate net book value (at the time of the disposition thereof) not in excess of 7.5% of Consolidated Net Worth as at the end of the immediately previous Fiscal Year and, provided further, that this Section 9.12 shall not operate to prevent the transactions permitted by Section 9.11 or Section 9.13 or any sale, transfer or lease of Property by a Wholly-Owned Subsidiary to the Company or to another Wholly-Owned Subsidiary and, provided further, that the Company will not, and will not permit any Subsidiary to, sell, assign, discount or otherwise dispose of any accounts receivable, except in the ordinary course of business consistent with the Company’s collection practices as in effect from time to time and not a part of a financing.
     9.13 Dissolution; Liquidation; Merger; Consolidation.
     The Company will not, and will not permit any Subsidiary to, dissolve or liquidate or consolidate or merge with, or sell, assign, convey, exchange, lease or otherwise dispose of its Properties as an entirety or substantially as an entirety to, any other Person except that:
     (a) any corporation may consolidate with or merge into the Company if (i) the Company shall be the surviving corporation, (ii) immediately after giving effect to such transaction, (A) no Default or Event of Default shall have occurred and be continuing, (B) the Company is solvent and no less creditworthy than immediately prior to the consummation of such transaction and (C) the consummation of such transaction did not have, and could not reasonably be expected to have, a Material Adverse Effect and (iii) each Holder shall have received an Officers’ Certificate, dated not more than 10 days prior to the effective date of such transaction, describing such transaction and stating that such transaction is permitted by this Section 9.13;
     (b) the Company may consolidate with or merge into, or sell, assign, convey, exchange, lease or otherwise dispose of its Properties as an entirety or substantially as an entirety to, any Person if (i) such Person shall be a solvent corporation organized under the laws of any state of the United States of America, (ii) such Person shall, by written instrument in form and substance acceptable to the Required Holders, expressly and unconditionally assume, agree to pay and perform all the Obligations and to be bound by this Agreement and the other Loan Documents the same as if such Person had originally executed this Agreement in place of the Company and had been the original maker of the Notes, (iii) immediately after giving effect to such transaction, (A) no Default or Event of Default shall have occurred and be continuing, (B) such Person is no less creditworthy than was the Company immediately prior to the consummation of such transaction and (C) the consummation of such transaction did not have, and could not be reasonably expected to have, a Material Adverse Effect and (iv) each Holder shall have received an Officers’ Certificate, dated not more than ten days prior to the effective date of such transaction, describing such transaction and stating that such transaction is permitted by this Section 9.13;
     (c) any Wholly-Owned Subsidiary may consolidate with or merge into, or sell, assign, convey, exchange, lease or otherwise dispose of its Properties as an entirety or substantially as an entirety to, the Company or any other Wholly-Owned Subsidiary; and
     (d) any Wholly-Owned Subsidiary may consolidate or merge with any Person solely for the purpose of the Company’s acquisition of such Person in accordance with Section 9.17(a)(1).
     9.14 Change of Name, Fiscal Year and Method of Accounting.
     The Company will not, and will not permit any Subsidiary to, (i) change its name, except for Subsidiary name changes that could not be reasonably expected to have a Material Adverse Effect, (ii) change its fiscal year, (iii) change its principal accounting firm to an accounting firm other than an Independent Registered Public Accounting Firm or (iv) change its method of accounting unless required under GAAP.
     9.15 Lines of Business.
     The Company will not, and will not permit any Subsidiary to, engage in any business other than (i) the pawnshop business, (ii) the business of cashing checks and conducting related cash dispensing transactions, (iii) the business of offering consumer loans and other consumer financial services, and (iv) activities related to the above.
     9.16 Amendment of Organizational Documents.
     The Company will not, and will not permit any Subsidiary to, amend its Organizational Documents if such action could reasonably be expected to have a Material Adverse Effect.
     9.17 Limitation on Acquisition of New Subsidiaries.
     (a) The Company will not, and will not permit any Subsidiary to, (i) acquire any Stock of any Person, (ii) enter into any partnership or joint venture or (iii) take any action which would result in the Company having any Subsidiary other than those listed in Schedule II except that, from time to time, the Company may:
     (1) acquire (whether by purchase, merger or other similar transaction) any Person, but only if:
(A)	immediately after giving effect to such acquisition, such Person shall constitute a Wholly-Owned Subsidiary or, a Non-Wholly Owned Subsidiary subject to limits set forth in Section 9.08(e) hereof;

(B)	immediately after giving effect to such acquisition, no Default shall be in existence, and the consummation of such acquisition did not have, and could not be reasonably expected to have, a Material Adverse Effect;

(C)	each Holder shall have received an Officers’ Certificate, dated not more than ten days prior to the effective date of such acquisition, describing such acquisition (including the name of such Person and the business conducted by it) and stating that such acquisition is permitted by this Section 9.17, which Officers’ Certificate shall be accompanied by complete and accurate copies of the Organizational Documents of such Person;

(D)	promptly (and in any event within 15 days) after the consummation of such acquisition, such Person (if such Person is organized under the laws of the United States of America or any state or political subdivision thereof) shall duly authorize, execute and deliver to each Holder an instrument in writing pursuant to which such Person agrees to become a Guarantor under, and to be bound as a Guarantor by the terms of, the Guaranty and the Subrogation and Contribution Agreement; and

(E)	promptly (and in any event within 15 days) after the consummation of such acquisition, if an opinion of counsel to the Company, any Subsidiary or such Person is delivered to any other holder of Indebtedness for Money Borrowed of the Company in connection with such acquisition, the Company shall obtain or cause to be provided in favor of the Holders an opinion of counsel satisfactory to the Required Holders that opines (a) to such Person’s (i) existence and good standing in its jurisdiction of formation, (ii) due authority to become a Guarantor under, and to be bound as a Guarantor by the terms of, the Guaranty and the Subrogation and Contribution Agreement and (iii) due execution, delivery and performance of the Guaranty and the Subrogation and Contribution Agreement, and (b) to the enforceability of the Guaranty and the Subrogation and Contribution Agreement against such Person; and

     (2) create or form a new corporation or limited partnership (the “New Entity”) and thereupon cause the New Entity to become a Wholly-Owned Subsidiary, but only if:
(A)	no Default shall exist immediately after the New Entity becomes a Subsidiary;

(B)	subject to paragraph (b) below, promptly (and in any event within 15 days) after its creation or formation, the New Entity (if such New Entity is organized under the laws of the United States of America or any state or political subdivision thereof) shall duly authorize, execute and deliver to each Holder an instrument in writing pursuant to which the New Entity agrees to become a Guarantor under, and to be bound as a Guarantor by the terms of, the Guaranty and the Subrogation and Contribution Agreement;

(C)	except as required by clause (B) above, the New Entity shall not conduct any business prior to becoming a Subsidiary;

(D)	subject to paragraph (b) below, promptly (and in any event within 15 days) after the creation or formation of the New Entity, the Company shall deliver to each Holder an Officers’ Certificate notifying the Holders of the formation or creation of the New Entity, which Officers’ Certificate shall (i) specify the name of the New Entity and the jurisdiction of its incorporation or formation, (ii) describe, in reasonable detail, the business proposed to be conducted by the New Entity, (iii) state that the Company is authorized to form or create the New Entity and to cause it to become a Subsidiary in accordance with this Section 9.17 and (iv) be accompanied by complete and accurate copies of the Organizational Documents of the New Entity; and

(E)	promptly (and in any event within 15 days) after the consummation of such acquisition, if an opinion of counsel to the Company, any Subsidiary or such Person is delivered to any other holder of Indebtedness for Money Borrowed of the Company in connection with such acquisition, the Company shall obtain or cause to be provided in favor of the Holders an opinion of counsel satisfactory to the Required Holders that opines (a) to such Person’s (i) existence and good standing in its jurisdiction of formation, (ii) due authority to become a Guarantor under, and to be bound as a Guarantor by the terms of, the Guaranty and the Subrogation and Contribution Agreement and (iii) due execution, delivery and performance of the Guaranty and the Subrogation and Contribution Agreement, and (b) to the enforceability of the Guaranty and the Subrogation and Contribution Agreement against such Person; and

     (b) In no event shall any New Entity created or formed pursuant to paragraph (a)(2) above be required to execute and deliver a written instrument with respect to the Guaranty as contemplated by clause (B) thereof nor shall the Company be required to deliver the documents described with respect to such New Entity in clause (D) thereof until the earlier of (i) the date on which the Company makes an Investment in such New Entity (other than the incurrence of routine organizational expenses and other than capital contributions totaling less than $250,000) and (ii) the date on which such New Entity first conducts business.
     (c) Subject to provisions of Sections 9.08(e), nothing in this Section 9.17 shall operate to prevent any transaction permitted by Section 9.08 or Section 9.13.
     (d) If any Person becomes a Subsidiary at any time after the date hereof, such Person shall be deemed to have incurred or made, as the case may be, at the time it becomes a Subsidiary (i) all Assurances, indebtedness, loans, advances and Investments of such Person which are outstanding at such time and (ii) all Liens then in effect with respect to any of its Properties.
     (e) Notwithstanding the foregoing, in no event shall any Non-Domestic Subsidiary be required to be or become a Guarantor so long as such Non-Domestic Subsidiary is not obligated as a guarantor or obligor for any Indebtedness for Money Borrowed of the Company or any Subsidiary.
     9.18 ERISA.
     The Company will not, and will not permit any Subsidiary or Related Person to,
     (a) engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate any Plan (other than a multiemployer plan) in a manner, or take any other action with respect to any such Plan, which could result in any liability of the Company or any Subsidiary to the Pension Benefit Guaranty Corporation, fail to make full payment when due of all amounts which, under the provisions of applicable law, or the terms of any Plan or collective bargaining agreement, the Company or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a multiemployer plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could reasonably be expected to have a Material Adverse Effect;
     (b) permit the aggregate present value of all benefit liabilities under all Plans maintained at such time by the Company, any Subsidiary and any Related Persons (other than multiemployer plans) that are subject to Title IV of ERISA to exceed the aggregate current value of the assets of such Plans allocable to such benefit liabilities by more than $500,000; or

     (c) permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to multiemployer plans incurred by the Company, the Subsidiaries and Related Persons to exceed $250,000.
As used in this Section 9.18, (i) the term “accumulated funding deficiency” has the meaning specified in section 302 of ERISA and section 412 of the Code, (ii) the terms “present value,” “benefit liabilities” and “current value” have the respective meanings specified in sections 3 and 4001 of ERISA and (iii) “multiemployer plan” means a Plan which is a “multiemployer plan” as defined in section 4001(a)(3) of ERISA.
     9.19 No Inconsistent Agreements.
     The Company will not enter into, assume or otherwise become obligated under any agreement or instrument which restricts the ability of the Company to consummate the Private Placement or perform its obligations under any Loan Document.
10.	EVENTS OF DEFAULT
     10.01 Events of Default.
     If any of the following events (each such event being an “Event of Default”) shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):
     (a) the Company shall fail to pay when due under this Agreement any principal of or premium, if any, on any Note; or
     (b) any Loan Party shall fail to pay any interest, premium or other Obligation when due under any Loan Document, and such failure shall have continued for five days; or
     (c) any representation or warranty made by or on behalf of any Loan Party in any Loan Document shall prove to be untrue or inaccurate as of the date hereof or as of the Closing Date; or
     (d) any representation or warranty made by or on behalf of any Loan Party in any certificate, statement or other writing furnished to any Holder after the date hereof in connection with or pursuant to any Loan Document shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made; or
     (e) the Company shall fail to perform or observe any covenant or agreement contained in Section 8.01(h), Sections 9.01 through 9.04 or Sections 9.10 through 9.12; or
     (f) the Company shall fail to perform or observe any other covenant, agreement, term or condition contained in any Loan Document and such failure shall not be remedied within 30 consecutive days after the earlier of (i) the date on which such failure became known to any Responsible Officer of the Company and (ii) the date on which written notice thereof shall have been received by the Company from any Holder; or
     (g) any Guarantor shall fail to perform or observe any agreement contained in its Guaranty; or
     (h) any Loan Party or any Subsidiary shall (i) default in any payment of principal of or interest on any other indebtedness in excess of $2,500,000 (or its equivalent in another currency) beyond any period of grace provided with respect thereto or (ii) fail to perform or observe any other covenant or agreement contained in any agreement under which any such indebtedness is created or outstanding within any applicable grace period provided therein (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is (A) to cause such indebtedness to become due prior to its stated maturity or (B) to permit the holder or holders of such indebtedness (or any Person acting on behalf of such holder or holders) to cause such indebtedness to become due prior to its stated maturity; or
     (i) the Company or any Subsidiary shall make an assignment for the benefit of creditors or shall fail to generally pay its debts as such debts become due; or
     (j) any decree or order for relief in respect of the Company or any Subsidiary shall be entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect, of any jurisdiction (herein called the “Bankruptcy Law”) and such decree or order remains unstayed and in effect for more than 60 days; or
     (k) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of such Person, or of any substantial part of the assets of such Person, or commences a voluntary case under the federal Bankruptcy Law or any proceedings relating to such Person under the Bankruptcy Law of any other jurisdiction; or
     (l) any such petition or application is filed, or any such proceedings as described in clause (k) above are commenced, against the Company or any Subsidiary and such Person by any act indicates its approval thereof, consent thereto or acquiescence therein; or
     (m) an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 consecutive days; or
     (n) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing the dissolution, winding-up or liquidation of such

Person and such order, judgment or decree remains unstayed and in effect for more than 60 consecutive days; or
     (o) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of such Person which requires the divestiture of assets and such order, judgment or decree remains unstayed and in effect for more than 60 consecutive days; or
     (p) any final judgment or final judgments for the payment of money in excess of the sum of $1,000,000 in the aggregate shall be rendered against the Company or any Subsidiary and such judgment or judgments shall not be satisfied, discharged or stayed (with sufficient reserves having been set aside by the Company or such Subsidiary to pay such judgment or judgments) at least ten days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment; or
     (q) this Agreement or any other Loan Document shall at any time, for any reason, cease to be in full force and effect or shall be declared to be null and void in whole or in any material part by the final judgment of any court or other Governmental Authority having jurisdiction in respect thereof, or the validity or the enforceability of this Agreement or any other Loan Document shall be contested by or on behalf of any Loan Party, or any Loan Party shall renounce this Agreement or any other Loan Document, or deny that it is bound by the terms hereof or thereof or has any further liability hereunder or thereunder; or
     (r) the Company or any Subsidiary shall have (i) concealed or removed, or permitted to be concealed or removed, any part of its Property with the intent to hinder, delay or defraud its creditors or any of them or (ii) made or suffered a transfer under any bankruptcy, fraudulent conveyance or similar law;
then (i) if such event is an Event of Default specified in clauses (i), (j), (k), (l) or (m) of this Section 10.01, all of the Notes shall thereupon be and become automatically due and payable together with interest accrued thereon and together with the Make-Whole Premium, if any, with respect to each Note, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Company, (ii) if such event is an Event of Default specified in clause (a) or clause (b) (but only with respect to the failure of any Loan Party to pay interest) of this Section 10.01, any Holder may at its option, by notice in writing to the Company, declare all of the Notes held by such Holder to be, and all of such Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Make-Whole Premium, if any, with respect to each such Note, without presentment, demand, protest, notice of intent to accelerate or other notice of any kind, all of which are hereby waived by the Company, and (iii) if such event is any other continuing Event of Default, the Holders of at least 66-2/3% of the aggregate principal amount of the Notes at the time outstanding may at their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Make-Whole Premium, if any, with respect to each Note, without presentment, demand, protest, notice of intent to accelerate or other notice of any kind, all of which are hereby waived by the Company;

provided that in the case of each acceleration of the Notes solely on account of any Default (other than a payment default) described in clause (c), (d), (e), (f), (g), (h) or (p) of this Section 10.01, the Make-Whole Premium, if any, with respect to each Note shall be due and payable upon such acceleration only if such Default is the result of an intentional or willful act of the Company or any Affiliate of the Company.
     At any time after the principal of, and interest accrued on, any or all of the Notes are declared due and payable pursuant to this Section 10.01, the Holders of at least 66-2/3% of the aggregate principal amount of the Notes at the time outstanding may at their option, by written notice to the Company, rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, the principal of and premium, if any, on any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal and premium and (to the extent permitted by applicable law) any overdue interest in respect of such Notes at a rate per annum from time to time equal to the Default Rate, (b) the Company has paid all sums paid or advanced by any Holder under any Loan Document (other than the loans evidenced by the Notes), (c) all Defaults, other than nonpayment of amounts which have become due solely by reason of such declaration, have been cured or waived pursuant to Section 11.03, and (d) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or any other Loan Document; but no such rescission and annulment shall extend to or affect any subsequent Default or impair any right consequent thereon.
     10.02 Other Remedies.
     If any Event of Default shall occur and be continuing, any Holder may proceed to protect and enforce its rights under this Agreement and the other Loan Documents by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document, or such Holder may proceed to enforce the payment of all Obligations or to enforce any other legal or equitable right of such Holder.
11.	MISCELLANEOUS
     11.01 Note Payments.
     (a) The Company agrees that, so long as the Purchasers or their respective nominees shall hold any Note, it will make payments of principal thereof (and premium if any, and interest thereon) which comply with the terms of this Agreement, by electronic funds transfer to the account or accounts of the Purchasers as specified in Schedule I or such other account or accounts in the United States of America as the Purchasers may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment.
     (b) The Purchasers agree that, before disposing of any Note, they will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid, provided that the failure to so endorse or any error in so endorsing any such amount on such schedule (or on a continuation thereof) shall not limit or otherwise affect the obligation of the Company or any other Loan Party to pay the Obligations.
     (c) The Company agrees to afford the benefits of paragraph (a) of this Section 11.01 to any Transferee which shall have made the same agreement as the Purchasers have made in paragraph (b) of this Section 11.01.
     11.02 Expenses.
     (a) Whether or not the transactions contemplated by this Agreement shall be consummated, the Company will pay and will indemnify and hold harmless the Purchasers and each other Indemnitee in respect of all reasonable expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Notes or any other Loan Document, including: (i) the reasonable costs and expenses of preparing and reproducing this Agreement, the Notes and the other Loan Documents, of furnishing all opinions of counsel referred to herein and all certificates on behalf of the Company and the Subsidiaries, and of the performance of and compliance with all agreements and conditions contained herein and in the other Loan Documents on the part of the Company and the Subsidiaries to be performed or complied with, (ii) the cost of delivering to the principal office of the Purchasers, insured to the satisfaction of the Purchasers, the Notes originally issued to the Purchasers hereunder and any Notes delivered to the Purchasers upon any substitution of such Notes and of the Purchasers delivering any Notes, insured to the satisfaction of the Purchasers, upon any such substitution, (iii) the reasonable fees, expenses and disbursements of special counsel to the Purchasers in connection with such transactions (including the costs and expenses incurred in connection with obtaining a private placement number) and any such amendments or waivers (whether or not such amendments or waivers become effective), and (iv) the reasonable costs and expenses, including attorneys’ fees, incurred by the Purchasers or any Transferee in enforcing any rights under this Agreement or the other Loan Documents or in responding to any subpoena or any other legal process issued in connection with this Agreement, the other Loan Documents or the Overall Transaction or by reason of the Purchasers’ or any Transferee’s having acquired any Note, including reasonable costs and expenses incurred in any bankruptcy case.
     (b) The Company also will pay, and will indemnify, and hold the Purchasers and each other Indemnitee harmless from, all claims in respect of the fees, if any, of brokers and finders engaged by or on behalf of the Company.
     (c) In furtherance of the foregoing, at the Closing the Company will pay the reasonable fees and disbursements of Bingham McCutchen LLP, special counsel to the Purchasers, which are reflected as unpaid in the statement of special counsel to the Purchasers delivered to the Company at or prior to the time of Closing.

     (d) The obligations of the Company under this Section 11.02 shall survive the transfer of any Note or portion thereof or interest therein by the Purchasers or any Transferee and the payment of the Notes.
     (e) In the event any Holder or Holders propose to engage special counsel in connection with any amendments or waivers requested by the Company under or in respect of this Agreement or any other Loan Document, such Holder or Holders agree to engage only one special counsel for each such matter and to use reasonable efforts to cause such special counsel to furnish the Company with an estimate of the total fees, expenses and disbursements to be incurred by such special counsel in connection with such engagement, provided that the failure (for any reason) of such special counsel to provide such an estimate (nor any error therein or deviation therefrom) shall not relieve the Company of any of its obligations under this Section 11.02.
     11.03 Consent to Waivers and Amendments.
     (a) This Agreement and the other Loan Documents may be amended, and the Company may take any action herein or therein prohibited, or omit to perform any act herein or therein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, without the written consent of the Holder or Holders of all Notes at the time outstanding, no amendment to this Agreement or any other Loan Document shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Note, or affect the time, amount or allocation of any required prepayments, or alter or amend the right of any Holder to declare all of the Notes held by such Holder to be due and payable in accordance with the provisions of Section 10.01 or change or modify any of the provisions of this Section 11.03. Each Holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 11.03, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent.
     (b) Executed or true and correct copies of any consent, waiver and amendment effected pursuant to the provisions of this Section 11.03 shall be delivered by the Company to each Holder forthwith following the date on which the same shall have been executed and delivered by the Required Holders.
     (c) No course of dealing between the Company and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.
     11.04 Solicitation of Holders.
     The Company will not solicit, request or negotiate for or with respect to any proposed consent, waiver or amendment of any of the provisions of this Agreement or any other Loan Document unless each Holder shall concurrently be informed thereof in writing by the Company and shall be afforded the opportunity to consider the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to the entering into by any such Holder of any waiver or amendment of any of the terms and provisions of this Agreement or any other Loan Document unless such remuneration is concurrently paid, on the same terms, ratably to each Holder.
     11.05 Form, Registration, Transfer and Exchange of Notes; Lost Notes.
     (a) The Notes are issuable as registered notes without coupons in minimum denominations equal to $1,000,000 (except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000). The Company shall keep at its principal executive office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal executive office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of the designated Transferee or Transferees. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Note, or such Holder’s attorney, duly authorized in writing.
     (b) At the option of any Holder, any Note held by such Holder may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the Holder making the exchange is entitled to receive.
     (c) Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were called by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such Holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.
     11.06 Persons Deemed Owners.
     Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered in accordance with Section 11.05 as the owner and Holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

     11.07 Reliance on and Survival of Representations and Warranties.
     (a) All of the representations and warranties of the Loan Parties contained in the Loan Documents or in any certificates or other instruments delivered by any Loan Party at or after the Closing pursuant to any Loan Document shall (i) survive the execution and delivery of this Agreement, the Notes and the other Loan Documents, the transfer by the Purchasers of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by the Purchasers or any Transferee, regardless of any investigation made at any time by or on behalf of the Purchasers, any Transferee or any other Person and (ii) be deemed to be material and to have been relied upon by each Holder, notwithstanding any investigation heretofore or hereafter made by or on behalf of any Holder.
     (b) All representations, warranties and covenants contained herein made by the Purchasers or any Holder shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents, and may be relied upon by the Company and its successors and assigns. No Holder (including the Purchasers) shall be responsible for the truth, correctness or performance of the representations or warranties of the Company, the Guarantors or any other Holder (including any Transferee).
     11.08 Successors and Assigns.
     All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not. Each Transferee, by taking any Note, shall be deemed to have made the representation contained in Part 1 of Schedule XII and at least one of the representations contained in Part 2 of Schedule XII and to have agreed to be bound by the terms and conditions of this Agreement.
     11.09 Notices.
     All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (a) if to the Purchasers, addressed to it at the address specified for such communications in Schedule I, or at such other address as the Purchasers shall have specified to the Company in writing, (b) if to any other Holder, addressed to such other Holder at such address as such other Holder shall have specified to the Company in writing or, if any such other Holder shall not have so specified an address to the Company, then addressed to such other Holder in care of the last holder of such Note which shall have so specified an address to the Company and (c) if to the Company, addressed to it at 1600 West 7th Street, Fort Worth, Texas 76102-2599, Attention: President, or at such other address as the Company shall have specified to each Holder in writing.
     11.10 Substitution of Purchasers.
     The Purchasers shall have the right, by written notice to the Company, to substitute any one of its Affiliates as the purchaser of the Notes, which notice shall be signed by both the Purchasers and such Affiliate and shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representation contained in Part 1 of Schedule XII and of at least one of the representations set forth in Part 2 of Schedule XII. Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11.10) or any other Loan Document or certificate, opinion or other instrument delivered or to be delivered pursuant hereto or thereto, such word shall be deemed to refer to such Affiliate in lieu of the Purchaser. In the event such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to the Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement or any other Loan Document or certificate, opinion or other instrument delivered or to be delivered pursuant hereto or thereto, such word shall no longer be deemed to refer to such Affiliate, but shall refer to the Purchaser, and the Purchaser shall have all the rights of an original Holder of the Notes under this Agreement.
     11.11 Satisfaction Requirement.
     If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchasers or to the Required Holders, the determination of such satisfaction shall be made by the Purchasers or the Required Holders, as the case may be, in the sole and exclusive judgment of the Person or Persons making such determination unless, by the terms of this Agreement, such matter is required to be reasonably satisfactory to the Purchasers or to the Required Holders, as the case may be, in which event the determination of such satisfaction shall be made by the Purchasers or the Required Holders, as the case may be, in the reasonable judgment of the Person or Persons making such determination.
     11.12 Independence of Covenants.
     All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
     11.13 Remedies Cumulative.
     No right, power or remedy granted under any Loan Document is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in such Loan Document or otherwise available at law or in equity and the exercise or beginning of exercise by any party hereto of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by such party of any or all such other rights, powers or remedies.
     11.14 Reproduction of Documents.
     This Agreement, the Notes, and the other Loan Documents and all documents relating hereto and thereto, including (a) consents, waivers and notifications which may hereafter be executed, (b) documents received by the Purchasers at the Closing and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder of a Note, may be reproduced by such Holder or the Company by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. The Company and the Purchasers agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
     11.15 Notes as Securities.
     The Company and the Purchasers agree that the Notes are securities as defined in each of the Securities Act and the Exchange Act.
     11.16 Severability of Provisions.
     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     11.17 Interest.
     (a) Each provision in this Agreement, the Notes and the other Loan Documents is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to any Holder for the use, forbearance or detention of the indebtedness evidenced by the Notes or any other Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement, the Notes and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement, the Notes or any other Loan Documents shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate.
     (b) Anything in this Agreement, any Note or any other Loan Document to the contrary notwithstanding, the Company shall never be required to pay unearned interest on any Note or ever be required to pay interest on such Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Agreement, such Note or any other Loan Document would exceed the Highest Lawful Rate, or if the Holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Agreement, such Note and the other Loan Documents to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Company under this

Agreement, such Note and the other Loan Documents shall be reduced to the amount allowed under applicable law and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of such Note with the excess thereof, if any, refunded to the Company.
     (c) It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Holder under the Notes held by it, or under this Agreement or the other Loan Documents, which are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by usury laws applicable to such Notes (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the loans evidenced by said Notes all interest at any time contracted for, charged or received by such Holder in connection therewith.
     (d) If, at any time and from time to time, (i) the amount of interest payable to any Holder on any date shall be computed at the Highest Lawful Rate and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such holder would be less than the Highest Lawful Rate, then the amount of interest payable to such Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to such Holder shall equal the total amount of interest which would have been payable to such Holder if the total amount of interest had been computed without giving effect to this Section 11.17.
     11.18 Representations, Etc. Cumulative.
     All representations, covenants, agreements and indemnities contained in this Agreement shall be in addition to and cumulative of the representations, covenants, agreements and indemnities contained in the other Loan Documents.
     11.19 Submission to Jurisdiction.
     THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING (A) TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR UNDER ANY OTHER LOAN DOCUMENT OR (B) ARISING FROM OR RELATING TO ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND THE LOAN DOCUMENTS, AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 11.09, SUCH SERVICE TO BECOME

EFFECTIVE 10 DAYS AFTER SUCH MAILING. EACH SUCH SERVICE IS HEREBY ACKNOWLEDGED BY THE COMPANY TO BE SUFFICIENT, EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM OR VENUE TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. THE COMPANY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 11.19 SHALL AFFECT THE RIGHT OF ANY HOLDER OR ANY OTHER PERSON TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR THE PROPERTY OF THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.
     11.20 Governing Law.
     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.
     11.21 Indemnification.
     The Company hereby waives any claim for contribution against any Indemnitee and agrees to indemnify, exonerate and hold each Indemnitee free and harmless from and against any and all actions, causes of action, suits, citations, directives, demands, assessments, losses, liabilities, damages and expenses, including (without limitation) reasonable attorneys’ fees and disbursements and, in the case of clause (e) below, fees and disbursements of environmental consultants (collectively, the “Indemnified Liabilities”), incurred, suffered, sustained or required to be paid by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed in whole or in part directly or indirectly with the proceeds of any of the Notes, (b) the exercise, protection or enforcement of any Holder’s rights, remedies, powers or privileges under this Agreement or any other Loan Document, (c) the breach of any representation or warranty of any Loan Party contained herein or in any other Loan Document, (d) the nonfulfillment by any Loan Party of, or its failure to perform, any of its covenants or agreements contained in this Agreement or any of the other Loan Documents or (e) the presence of Hazardous Materials on, or the escape, seepage, leakage, spillage, discharge, emission or release of Hazardous Materials from, any of the real Properties of the Company or any Subsidiary or any site, facility or location to which any material, products, waste or other substances from or attributable to the business or operations of the Company or any Subsidiary have been transported for treatment, disposal, storage or deposit, any violation of, or noncompliance with, any Environmental Law at any such Property, site, facility or location, any Environmental Claim in connection with the Company or any Property of the Company, except, in each case, for any of such Indemnified Liabilities arising on account of such Indemnitee’s gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of the Indemnified Liabilities that is permissible under applicable law. The obligations of the Company under this Section 11.21 shall survive the transfer and payment of the Notes.
     11.22 Survival of Indemnities, Etc.
     (a) The indemnities contained in this Agreement are cumulative and in addition to the indemnities contained in the other Loan Documents and shall survive the termination of this Agreement and the transfer and payment of the Notes.
     (b) THE INDEMNITIES CONTAINED IN THIS AGREEMENT SHALL COVER AND INCLUDE LOSSES, COSTS, EXPENSES, CLAIMS, DAMAGES, PENALTIES AND OBLIGATIONS ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE OTHER THAN GROSS NEGLIGENCE OF ANY INDEMNITEE, REGARDLESS OF WHETHER SUCH NEGLIGENCE BE ORDINARY OR SOLE.
     11.23 Judgment Currency.
     (a) The obligation of the Company hereunder and under the other Loan Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by each Holder of the full amount of Dollars expressed to be payable to such Holder under this Agreement or any other Loan Documents. If for the purpose of obtaining or enforcing judgment against the Company in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being referred to in this Section 11.23 as the “Judgment Currency”) an amount due in Dollars, the conversion shall be made, at the Dollar Equivalent, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being referred to in this Section 11.23 as the “Judgment Currency Conversion Date”). For purposes of this Section 11.23, the term “Dollar Equivalent” shall mean, with respect to any monetary amount in a currency other than Dollars, at any time for the determination thereof, the amount of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as quoted to such Holder by a nationally recognized commercial bank or investment bank, which is not affiliated with such Holder, at approximately 10:00 A.M. (New York City time) on the date of determination thereof specified herein.
     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Company covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
     (c) For purposes of determining the Dollar Equivalent for this Section 11.23, such amounts shall include any premium and costs payable in connection with the purchase of the Dollars.
     11.24 Liabilities of Holders.
     Neither this Agreement nor any other Loan Documents nor any disposition of the Notes shall be deemed to create any liability or obligation of any Holder to enforce any provision hereof or of any other Loan Document for the benefit or on behalf of any other Person who may be the holder of any Note.
     11.25 Taxes.
     The Company will (a) pay all taxes (including interest and penalties) that may be payable in connection with the execution and delivery of this Agreement or any other Loan Document or any amendment of, or waiver or consent under or with respect to, this Agreement or any other Loan Document and (b) indemnify and hold the Purchasers and each other Holder harmless from and against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section 11.25 shall survive the transfer and payment of the Notes.
     11.26 Counterparts.
     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
     11.27 Entire Agreement.
     This Agreement and the other Loan Documents to which the Company is a party constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Subject to Section 11.08, nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
[Remainder of page intentionally left blank. Next page is signature page.]

     The Purchasers should indicate their agreement with the foregoing by signing the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Purchasers and the Company.

Very truly yours, CASH AMERICA INTERNATIONAL, INC.
By /s/ Austin D. Nettle
Name:	Austin Nettle
Title:	Vice President, Treasurer

The foregoing Agreement is hereby accepted
as of the date first above written

MIDLAND NATIONAL LIFE INSURANCE COMPANY

By	/s/Kaitlin Trinh

Name:	Kaitlin Trinh
Title:	Vice President

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE

By	/s/ Kaitlin Trinh

Name:	Kaitlin Trinh
Title:	Vice President

THE COMMERCE INSURANCE COMPANY

By	/s/ John W. Hawie

Name:	John W. Hawie
Title:	Vice President & Chief Investment Officer

EQUITRUST LIFE INSURANCE COMPANY

By	/s/ Herman L. Riva

Name:	Herman L. Riva
Title:	Senior Portfolio Manager

FARM BUREAU LIFE INSURANCE COMPANY

By	/s/ Herman L. Riva

Name:	Herman L. Riva
Title:	Senior Portfolio Manager
[Signature Page to note Agreement]

SCHEDULE I
PURCHASER INFORMATION

Purchaser Name	MIDLAND NATIONAL LIFE INSURANCE COMPANY

Name in Which Note is Registered	HARE & CO.

Note Registration Numbers; Principal Amounts	R-1; $[**Confidential Treatment Requested]

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	The Bank of New York 100 Church Street, 7th Floor New York, NY 10286 ABA # 021-000-018
BNF: IOC 566
Attn: Principal & Interest Department

Re: (see “Accompanying Information” below)

Accompanying Information	Name of Company: CASH AMERICA INTERNATIONAL, INC.

Description of Security: 6.12% Senior Notes due December 28, 2015

PPN: 14754D A* 1

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	Midland National Life Insurance Company
c/o The Bank of New York
P.O. Box 19266
Newark, NJ 07195
Attn:    Principal & Interest Department

F/A/O: Midland RGA1, Account # [**Confidential Treatment Requested]

with a copy to:

Midland Advisors Company 200 East 10th Street, Suite 301 Sioux Falls, SD 57104 Attn: Melissa Carlson Fax: 605-782-1929

Address for All Other Notices	Midland National Life Insurance Company c/o Midland Advisors Company 200 East 10th Street, Suite 301 Sioux Falls, SD 57104 Attn: Melissa Carlson

Signature Block	MIDLAND NATIONAL LIFE INSURANCE COMPANY

By:
Name:
Title:
Schedule I-1
[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Purchaser Name	MIDLAND NATIONAL LIFE INSURANCE COMPANY

Instructions re Delivery of Notes	The Bank of New York One Wall Street 3rd Floor, Window A New York, NY 10286 Attn: Alisha Feliz Ref: Midland RGA1, Account # [**Confidential Treatment Requested]

Tax Identification Number	46-0164570
Schedule I-2
[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Purchaser Name	MIDLAND NATIONAL LIFE INSURANCE COMPANY

Name in Which Note is Registered	HARE & CO.

Note Registration Numbers; Principal Amounts	R-2; $[**Confidential Treatment Requested]

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	The Bank of New York 100 Church Street, 7th Floor New York, NY 10286 ABA # 021-000-018
BNF: IOC 566
Attn: Principal & Interest Department

Re: (see “Accompanying Information” below)

Accompanying Information	Name of Company: CASH AMERICA INTERNATIONAL, INC.

Description of Security: 6.12% Senior Notes due December 28, 2015

PPN: 14754D A* 1

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	Midland National Life Insurance Company
c/o The Bank of New York
P.O. Box 19266
Newark, NJ 07195
Attn:    Principal & Interest Department

F/A/O: Midland Annuity, Account # [**Confidential Treatment Requested]

with a copy to:

Midland Advisors Company 200 East 10th Street, Suite 301 Sioux Falls, SD 57104 Attn: Melissa Carlson Fax: 605-782-1929

Address for All Other Notices	Midland National Life Insurance Company c/o Midland Advisors Company 200 East 10th Street, Suite 301 Sioux Falls, SD 57104 Attn: Melissa Carlson

Signature Block	MIDLAND NATIONAL LIFE INSURANCE COMPANY

By:
Name:
Title:

Instructions re Delivery of Notes	The Bank of New York One Wall Street 3rd Floor, Window A New York, NY 10286 Attn: Alisha Feliz Ref: Midland Annuity, Account # [**Confidential Treatment Requested]

Tax Identification Number	46-0164570
Schedule I-3
[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Purchaser Name	MIDLAND NATIONAL LIFE INSURANCE COMPANY

Name in Which Note is Registered	HARE & CO.

Note Registration Numbers; Principal Amounts	R-3; $[**Confidential Treatment Requested]

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	The Bank of New York 100 Church Street, 7th Floor New York, NY 10286 ABA # 021-000-018
BNF: IOC 566
Attn: Principal & Interest Department

Re: (see “Accompanying Information” below)

Accompanying Information	Name of Company: CASH AMERICA INTERNATIONAL, INC.

Description of Security: 6.12% Senior Notes due December 28, 2015

PPN: 14754D A* 1

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	Midland National Life Insurance Company
c/o The Bank of New York
P.O. Box 19266
Newark, NJ 07195
Attn:    Principal & Interest Department

F/A/O: Midland Main, Account # [**Confidential Treatment Requested]

with a copy to:

Midland Advisors Company 200 East 10th Street, Suite 301 Sioux Falls, SD 57104 Attn: Melissa Carlson Fax: 605-782-1929

Address for All Other Notices	Midland National Life Insurance Company c/o Midland Advisors Company 200 East 10th Street, Suite 301 Sioux Falls, SD 57104 Attn: Melissa Carlson

Signature Block	MIDLAND NATIONAL LIFE INSURANCE COMPANY

By:
Name:
Title:

Instructions re Delivery of Notes	The Bank of New York One Wall Street 3rd Floor, Window A New York, NY 10286 Attn: Alisha Feliz Ref: Midland Main, Account # [**Confidential Treatment Requested]

Tax Identification Number	46-0164570
Schedule I-4
[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Purchaser Name	MIDLAND NATIONAL LIFE INSURANCE COMPANY

Name in Which Note is Registered	HARE & CO.

Note Registration Numbers; Principal Amounts	R-4; $[**Confidential Treatment Requested]

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	The Bank of New York 100 Church Street, 7th Floor New York, NY 10286 ABA # 021-000-018
BNF: IOC 566
Attn: Principal & Interest Department

Re: (see “Accompanying Information” below)

Accompanying Information	Name of Company: CASH AMERICA INTERNATIONAL, INC.

Description of Security: 6.12% Senior Notes due December 28, 2015

PPN: 14754D A* 1

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	Midland National Life Insurance Company
c/o The Bank of New York
P.O. Box 19266
Newark, NJ 07195
Attn:    Principal & Interest Department

F/A/O: Midland BOLI SA, Account # [**Confidential Treatment Requested]

with a copy to:

Midland Advisors Company 200 East 10th Street, Suite 301 Sioux Falls, SD 57104 Attn: Melissa Carlson Fax: 605-782-1929

Address for All Other Notices	Midland National Life Insurance Company c/o Midland Advisors Company 200 East 10th Street, Suite 301 Sioux Falls, SD 57104 Attn: Melissa Carlson

Signature Block	MIDLAND NATIONAL LIFE INSURANCE COMPANY

By:
Name:
Title:

Instructions re Delivery of Notes	The Bank of New York One Wall Street 3rd Floor, Window A New York, NY 10286 Attn: Alisha Feliz Ref: Midland BOLI SA, Account # [**Confidential Treatment Requested]

Tax Identification Number	46-0164570
Schedule I-5
[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Purchaser Name	MIDLAND NATIONAL LIFE INSURANCE COMPANY
Purchaser Name	NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE

Name in Which Note is Registered	HARE & CO.

Note Registration Numbers; Principal Amounts	R-5; $[**Confidential Treatment Requested]

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	The Bank of New York 100 Church Street, 7th Floor New York, NY 10286 ABA # 021-000-018
BNF: IOC 566
Attn: Principal & Interest Department

Re: (see “Accompanying Information” below)

Accompanying Information	Name of Company: CASH AMERICA INTERNATIONAL, INC.

Description of Security: 6.12% Senior Notes due December 28, 2015

PPN: 14754D A* 1

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	North American Company for Life and Health Insurance
c/o The Bank of New York
P.O. Box 19266
Newark, NJ 07195
Attn:    Principal & Interest Department

F/A/O: NACOLAH Annuity, Account # [**Confidential Treatment Requested]

with a copy to:

Midland Advisors Company 200 East 10th Street, Suite 301 Sioux Falls, SD 57104 Attn: Melissa Carlson Fax: 605-782-1929

Address for All Other Notices	North American Company for Life and Health Insurance c/o Midland Advisors Company 200 East 10th Street, Suite 301 Sioux Falls, SD 57104 Attn: Melissa Carlson

Signature Block	NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE

By:
Name:
Title:

Instructions re Delivery of Notes	The Bank of New York One Wall Street 3rd Floor, Window A New York, NY 10286 Attn: Alisha Feliz Ref: NACOLAH Annuity, Account # [**Confidential Treatment Requested]

Tax Identification Number	36-2428931
Schedule I-6
[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Purchaser Name	THE COMMERCE INSURANCE COMPANY

Name in Which Note is Registered	THE COMMERCE INSURANCE COMPANY

Note Registration Numbers; Principal Amounts	R-6; $[**Confidential Treatment Requested]

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	Bank of New York ABA # 021-000-018 Bank of NYC/Cust Account # [**Confidential Treatment Requested] GLA # [**Confidential Treatment Requested]

Re: (see “Accompanying Information” below)

Accompanying Information	Name of Company: CASH AMERICA INTERNATIONAL, INC.

Description of Security: 6.12% Senior Notes due December 28, 2015

PPN: 14754D A* 1

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	The Commerce Insurance Company 211 Main Street, M1-06 Webster, MA 01570 Attn: John Hawie Fax: 508-949-4970

Address for All Other Notices	The Commerce Insurance Company 211 Main Street, M1-06 Webster, MA 01570 Attn: John Hawie Fax: 508-949-4970

Signature Block	THE COMMERCE INSURANCE COMPANY

By:
Name:
Title:

Instructions re Delivery of Notes	The Bank of New York
One Wall Street, 5th Floor
New York, NY 10286
Attn: Arnold Musella
         Free Receive Department

Ref:  Commerce Insurance Company,
Account # [**Confidential Treatment Requested], Participant # 901

Tax Identification Number	04-2495247
Schedule I-7
[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Purchaser Name	EQUITRUST LIFE INSURANCE COMPANY

Name in Which Note is Registered	CUDD & CO.

Note Registration Numbers; Principal Amounts	R-7; $[**Confidential Treatment Requested]

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	JP Morgan Chase Bank ABA # 021-000-021 Ref: EquiTrust Life Insurance Company, [**Confidential Treatment Requested] Re: see “Accompanying Information” below

Accompanying Information	Name of Company: CASH AMERICA INTERNATIONAL, INC.

Description of Security: 6.12% Senior Notes due December 28, 2015

PPN: 14754D A* 1

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	EquiTrust Life Insurance Company c/o CUDD & Co. P.O. Box 1508 Church Street Station New York, NY 10008

Address for All Other Notices	EquiTrust Life Insurance Company c/o FBL Financial Group, Inc. 5400 University Avenue West Des Moines, IA 50266 Attn: Herman Riva

Signature Block	EQUITRUST LIFE INSURANCE COMPANY

By:
Name:
Title:

Instructions re Delivery of Notes	JP Morgan Chase Bank 4 New York Plaza Ground Floor Window New York, NY 10005 Attn: Receive Window Ref: EquiTrust Life Insurance Company, [**Confidential Treatment Requested]

Tax Identification Number	13-6022143 (CUDD & Co.)
Schedule I-8
[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

Purchaser Name	FARM BUREAU LIFE INSURANCE COMPANY

Name in Which Note is Registered	CUDD & CO.

Note Registration Numbers; Principal Amounts	R-8; $[**Confidential Treatment Requested]

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	JP Morgan Chase Bank ABA # 021-000-021 Ref: Farm Bureau Life Insurance Company, [**Confidential Treatment Requested] Re: see “Accompanying Information” below

Accompanying Information	Name of Company: CASH AMERICA INTERNATIONAL, INC.

Description of Security: 6.12% Senior Notes due December 28, 2015

PPN: 14754D A* 1

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	Farm Bureau Life Insurance Company c/o CUDD & Co. P.O. Box 1508 Church Street Station New York, NY 10008

Address for All Other Notices	Farm Bureau Life Insurance Company c/o FBL Financial Group, Inc. 5400 University Avenue West Des Moines, IA 50266 Attn: Herman Riva

Signature Block	FARM BUREAU LIFE INSURANCE COMPANY

By:
Name:
Title:

Instructions re Delivery of Notes	JP Morgan Chase Bank 4 New York Plaza Ground Floor Window New York, NY 10005 Attn: Receive Window Ref: Farm Bureau Life Insurance Company, [**Confidential Treatment Requested]

Tax Identification Number	13-6022143 (CUDD & Co.)
Schedule I-9
[**Confidential Treatment Requested] indicates that portions of this document have been deleted and have been separately filed with the Securities and Exchange Commission.

SCHEDULE II
LIST OF SUBSIDIARIES

Subsidiary	Entity Type	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Bronco Pawn & Gun, Inc.	Corporation	Oklahoma	None

Cash America Advance, Inc.	Corporation	Delaware	Arizona
California
Texas

Cash America Financial Services, Inc.	Corporation	Delaware	Alabama
California
Florida
Georgia
Illinois
Indiana
Kentucky
Louisiana
Michigan
Missouri
North Carolina
Oklahoma
Tennessee
Texas
Utah

Cash America Franchising, Inc.	Corporation	Delaware	Texas

Cash America Holding, Inc.	Corporation	Delaware	Texas

Cash America, Inc.	Corporation	Delaware	None

Cash America, Inc. of Alabama	Corporation	Alabama	None

Cash America, Inc. of Colorado	Corporation	Colorado	None

Cash America, Inc. of Illinois	Corporation	Illinois	None

Cash America, Inc. of Indiana	Corporation	Indiana	None

Cash America, Inc. of Kentucky	Corporation	Kentucky	None

Cash America, Inc. of Louisiana	Corporation	Delaware	Louisiana
Schedule II-1

Subsidiary	Entity Type	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Cash America, Inc. of Nevada	Corporation	Nevada	Arizona
California
Washington

Cash America, Inc. of North Carolina	Corporation	North Carolina	None

Cash America, Inc. of Oklahoma	Corporation	Oklahoma	None

Cash America, Inc. of South Carolina	Corporation	South Carolina	None

Cash America, Inc. of Tennessee	Corporation	Tennessee	None

Cash America, Inc. of Utah	Corporation	Utah	None

Cash America, Inc. of Virginia	Corporation	Virginia	None

Cash America Management L.P.	Limited Partnership	Delaware	Texas

Cash America of Missouri, Inc.	Corporation	Missouri	None

Cash America Pawn, Inc. of Ohio	Corporation	Ohio	None

Cash America Pawn L.P.	Limited Partnership	Delaware	Texas

Cashland Financial Services, Inc.	Corporation	Delaware	Indiana
Kentucky
Michigan

Ohio

Doc Holliday’s Pawnbrokers & Jewellers, Inc.	Corporation	Delaware	None

Express Cash International Corporation	Corporation	Delaware	None

Florida Cash America, Inc.	Corporation	Florida	None

Gamecock Pawn & Gun, Inc.	Corporation	South Carolina	None

Georgia Cash America, Inc.	Corporation	Georgia	None

Hornet Pawn & Gun, Inc.	Corporation	North Carolina	None

Longhorn Pawn and Gun, Inc.	Corporation	Texas	None

Mr. Payroll Corporation	Corporation	Delaware	Texas

RATI Holding, Inc.	Corporation	Texas	Louisiana
Oklahoma

Tiger Pawn & Gun, Inc.	Corporation	Tennessee	None

Uptown City Pawners, Inc.	Corporation	Illinois	None

Vincent’s Jewelers and Loan, Inc.	Corporation	Missouri	None

Schedule II-2

SCHEDULE III
LIST OF JURISDICTIONS WHERE COMPANY IS QUALIFIED
TO DO BUSINESS AS A FOREIGN CORPORATION
     None.
Schedule III-1

SCHEDULE IV
PERMITTED LIENS DESCRIBED IN SUBSECTION (b) OF THE DEFINITION OF
“PERMITTED LIENS” IN SECTION 2.01 OF THE AGREEMENT
     None.
Schedule IV-1

SCHEDULE V
MATERIAL CONTRACTS
1.	Amended and Restated Executive Employment Agreement, dated as of January 21, 2004, between the Company and Daniel R. Feehan

2.	Amended and Restated Administrative Credit Services Agreement, dated September 29, 2005, by and among Cash America Financial Services, Inc., NCP Finance Limited Partnership, NCP Finance Florida, LLC, and NCP Finance Michigan, LLC

3.	Administrative Credit Services Agreement, dated July 1, 2005, by and between Cash America Financial Services, Inc. and Midwest R&S Corporation

4.	Guaranty, dated September 29, 2005, by Cash America International, Inc. for the benefit of NCP Finance Limited Partnership

5.	Guaranty, dated September 29, 2005, by Cash America International, Inc. for the benefit of NCP Finance Michigan, LLC

6.	Guaranty, dated September 29, 2005, by Cash America International, Inc. for the benefit of NCP Finance Florida, LLC

7.	Guaranty, dated July 1, 2005, by Cash America International, Inc. for the benefit of Midwest R&S Corporation

8.	Amended and Restated Administrative Credit Services Agreement, dated May 13, 2004, by and between Community State Bank, a banking corporation organized under the laws of South Dakota, and Cash America Financial Services, Inc.

9.	Amended and Restated Administrative Credit Services Agreement, dated November 1, 2005, by and between First Bank of White, a banking corporation organized under the laws of South Dakota, and Cash America Financial Services, Inc.
Schedule V-1

SCHEDULE VI
DESCRIPTION OF COMPANY FINANCIALS
1.	Audited consolidated balance sheets of the Company as of December 31, 2000, 2001, 2002, 2003, and 2004.

2.	Audited consolidated income statements of the Company for the years ended December 31, 2000, 2001, 2002, 2003, and 2004.

3.	Audited consolidated statements of stockholders’ equity of the Company for the years ended December 31, 2000, 2001, 2002, 2003, and 2004.

4.	Audited consolidated statements of cash flows of the Company for the years ended December 31, 2000, 2001, 2002, 2003, and 2004.

5.	Unaudited consolidated balance sheet of the Company as of September 30, 2005.

6.	Unaudited consolidated income statement of the Company for the quarter ended September 30, 2005.

7.	Unaudited consolidated statement of stockholders’ equity of the Company for the quarter ended September 30, 2005.

8.	Unaudited consolidated statement of cash flows of the Company for the quarter ended September 30, 2005.
Schedule VI-1

SCHEDULE VII
DESCRIPTION OF PROJECTIONS
     No projections were provided in connection with this transaction.
Schedule VII-1

SCHEDULE VIII
INDEBTEDNESS DESCRIBED IN SECTION 9.05(b)(13) OF THE AGREEMENT
     None.
Schedule VIII-1

SCHEDULE IX
LABOR CONTRACTS
1.	Amended and Restated Executive Employment Agreement dated as of January 29, 2004 between the Company and Daniel R. Feehan

2.	Executive Change-in Control Severance Agreements dated December 22, 2003 between the Company and each of its Executive Vice Presidents (Thomas A. Bessant, Jr., Robert D. Brockman, Jerry D. Finn, Michael D. Gaston, William R. Horne and James H. Kauffman)

3.	Supplemental Executive Retirement Plan dated effective January 1, 2003

4.	2004 Long Term Incentive Plan
     No strikes or other labor disputes are pending or threatened against the Company or any Subsidiary.
Schedule IX-1

SCHEDULE X
TRADENAMES
     The numbers in parentheses following each tradename represent the entity owning (or in certain instances specifically noted below, using) the tradename. The entity key list is set forth at the end of the tradename list.
Tradenames
1.	Cash America (1, also used by 29)

2.	Cash America Pawn of Abilene (2)

3.	Cash America Pawn of Alamo (2)

4.	Cash America Pawn of Atlanta (3)

5.	Cash America Pawn and Bargain Center of Atlanta (3)

6.	Cash America Pawn of Auburndale (5)

7.	Cash America Jewelry & Loan of Aurora (18)

8.	Cash America Pawn of Austin (2, also used by 20)

9.	Cash America Pawn of Baton Rouge (4)

10.	Cash America Pawn of Birmingham (15)

11.	Cash America Pawn of Bossier City (4)

12.	Cash America Pawn of Bradenton (5)

13.	Cash America Pawn of Brandon (5)

14.	Cash America Pawn of Brownsville (2)

15.	Cash America Pawn of Bryan (2)

16.	Cash America Pawn of Charleston (7)

17.	Cash America Pawn of Charlotte (8, also used by 23)

18.	Cash America Pawn of Chicago (18, also used by 28)

19.	Cash America Jewelry & Loan of Chicago (18)

20.	Cash America Pawn of Cincinnati (6)

21.	Dan’s Cash America Pawn of Clarksville (9)

22.	Cash America Pawn of Cocoa (5)

23.	Cash America Pawn of Colorado Springs (10)

24.	Herb’s Cash America Pawn of Columbus (3)

25.	Cash America Pawn of Corpus Christi (2, also used by 20)

26.	Cash America Pawn of DFW (2)

27.	Cash America Jewelry & Loan of DFW (2)

Schedule X-1

28.	Cash America Pawn & Bargain Outlet of DFW (2)

29.	Cash America Pawn of Daytona Beach (5)

30.	Cash America Pawn of Denver (10)

31.	Cash America Pawn of Donna (2)

32.	Cash America Pawn of Edinburg (2)

33.	Cash America Pawn of El Paso (2, also used by 20)

34.	Cash America Pawn of Fort Lauderdale (5)

35.	Cash America Pawn of Fort Walton (5)

36.	Cash America Pawn of Fort Pierce (5)

37.	Cash America Pawn of Fort Wayne (9)

38.	Cash America Pawn of Greensboro (8)

39.	Cash America Pawn of Greenville (7, also used by 24)

40.	Cash America Pawn of Harlingen (2)

41.	Cash America Pawn of High Point (8)

42.	Cash America Pawn of Houston (2)

43.	Cash America Pawn of Indianapolis (9)

44.	Cash America Pawn of Jacksonville (5)

45.	Cash America Pawn of Kansas City (11)

46.	Cash America Pawn of Killeen (20)

47.	Cash America Pawn of Lafayette (4)

48.	Cash America Pawn of Lake Charles (4)

49.	Cash America Pawn of Lakeland (5)

50.	Cash America Pawn of Laredo (2)

51.	Cash America Pawn of Lexington (12)

52.	Cash America Pawn of Longview (2)

53.	Cash America Pawn of Louisville (12)

54.	Dan’s Cash America Pawn of Louisville (12)

55.	Cash America Pawn of Lubbock (2)

56.	Cash America Pawn of Marshall (2)

57.	Cash America Pawn of McAllen (2)

58.	Cash America Pawn of Memphis (14, also used by 22)

59.	Cash America Pawn & Bargain Center of Memphis (14)

60.	Cash America Jewelry & Loan of Miami (5)

61.	Cash America Pawn of Miami (5)

62.	Cash America Pawn of Midland (2, also used by 20)

Schedule X-2

63.	Cash America Pawn & Bargain Center of Midland (2)

64.	Cash America Pawn of Mission (2)

65.	Cash America Pawn of Mobile (15)

66.	Cash America Pawn of Monroe (4)

67.	Cash America Pawn of Montgomery (15)

68.	Cash America Pawn of Nashville (14)

69.	Cash America Pawn of New Orleans (4)

70.	Cash America Pawn & Bargain Center of New Orleans (4)

71.	Cash America Pawn of Odessa (2, also used by 20)

72.	Cash America Pawn & Bargain Center of Odessa (2)

73.	Cash America Pawn of Oklahoma City (13, also used by 21)

74.	Cash America Pawn & Bargain Center of Oklahoma City (13)

75.	Cash America Pawn of Orlando (5)

76.	Cash America Jewelry & Loan of Orlando (5)

77.	Cash America Pawn of Palmetto (5)

78.	Cash America Pawn of Pensacola (5)

79.	Cash America Pawn of Pharr (2)

80.	Cash America Pawn of Port St. Lucie (5)

81.	Cash America Pawn of Pueblo (10)

82.	Cash America Pawn of Salt Lake City (17)

83.	Cash America Pawn of San Antonio (2)

84.	Cash America Pawn of San Benito (2)

85.	Cash America Pawn of San Juan (2)

86.	Cash America Pawn of Savannah (3)

87.	Cash America Pawn of Shreveport (4)

88.	Cash America Pawn of St. Louis (11, also used by 27)

89.	Cash America Pawn of St. Petersburg (5)

90.	Cash America Pawn of Tallahassee (5)

91.	Cash America Pawn of Tampa (5)

92.	Cash America Pawn and Bargain Center of Tampa (5)

93.	Cash America Pawn of Texarkana (2)

94.	Cash America Pawn of Tulsa (13)

95.	Cash America Pawn of Tyler (2)

96.	Cash America Pawn of Victoria (20)

97.	Cash America Pawn of Waco (2)

Schedule X-3

98.	Cash America Pawn of West Palm Beach (5)

99.	Cash America Pawn of Winston-Salem (8)

100.	CATCO (Cash America Trading Company) (2)

101.	Cash America Credit (16)

102.	Cash America Diamond Liquidators (2)

103.	Cash America Pawn (29)

104.	Cash America Jewelry & Loan (29)

105.	Doc Holliday’s Pawnbrokers & Jewellers (19, also used by 20, 21 & 22)

106.	Gold’N Gems (4)

107.	Mr. Payroll (30)

108.	Pawnmasters (11)

109.	SuperPawn (31)

110.	EZ-Cash SuperPawn (31)

111.	Cashland (32)

112.	Cash America Payday Advance (33)

113.	Payday Advance (33)
Entities

1.	Cash America International, Inc.

2.	Cash America Pawn L. P.

3.	Georgia Cash America, Inc.

4.	Cash America, Inc. of Louisiana

5.	Florida Cash America, Inc.

6.	Cash America Pawn, Inc. of Ohio

7.	Cash America, Inc. of South Carolina

8.	Cash America, Inc. of North Carolina

9.	Cash America, Inc. of Indiana

10.	Cash America, Inc. of Colorado

11.	Cash America of Missouri, Inc.

12.	Cash America, Inc. of Kentucky

13.	Cash America, Inc. of Oklahoma

14.	Cash America, Inc. of Tennessee

15.	Cash America, Inc. of Alabama

16.	Cash America Management L.P.

17.	Cash America, Inc. of Utah

18.	Cash America, Inc. of Illinois

19.	Doc Holliday’s Pawnbrokers & Jewellers, Inc.

20.	Longhorn Pawn and Gun, Inc.

21.	Bronco Pawn & Gun, Inc.

22.	Tiger Pawn & Gun, Inc.

23.	Hornet Pawn & Gun, Inc.

24.	Gamecock Pawn & Gun, Inc.

25.	Cash America Franchising, Inc.

26.	Cash America Financial Services, Inc.

27.	Vincent’s Jewelers and Loan, Inc.

28.	Uptown City Pawners, Inc.

29.	All of the Above

30.	Mr. Payroll Corporation

31.	Cash America, Inc. of Nevada

32.	Cashland Financial Services, Inc.

33.	Cash America Advance, Inc.

Schedule X-4

SCHEDULE XI
INVESTMENTS
1.	The Subsidiaries listed on Schedule II attached to this Agreement, provided that with respect to RATI Holding, Inc., Cash America, Inc. owns 89.1% of the issued and outstanding shares of common stock of RATI Holding, Inc.

2.	Cash America Holding, Inc. owns 1% of the issued and outstanding shares of common stock of RATI Holding, Inc., and unaffiliated third parties own the remaining 9.9% of the issued and outstanding shares of RATI Holding, Inc.

3.	609,756 shares of Series C Convertible Preferred Stock of Miros, Inc., a Delaware corporation.

4.	The 80,400,000 SEK Loan Note issued on September 8, 2004 by Svensk Pantbelåning Holdings AB (f/k/a Guldskålen D 409 AB) and made payable to the Company

5.	The 13,400,000 SEK Convertible Debenture Certificate issued on September 8, 2004 by Svensk Pantbelåning Holdings AB (f/k/a Guldskålen D 409 AB) to the Company.

6.	Loans to officers of the Company with a principal amount outstanding of approximately $2,488,419 as of November 29, 2005.

Schedule XI-1

SCHEDULE XII
TRANSFEREE REPRESENTATIONS
Part 1
     The Transferee is purchasing the Notes to be acquired by it for its own account or for one or more separate accounts maintained by the Transferee or for the account of one or more pension or trust funds, in each case for investment and not with a view to or for sale in connection with the distribution thereof or with any present intention of distributing or selling any of such Notes, provided that the disposition of the Transferee’s property shall at all times be within its control.
     If the Transferee is acquiring Notes for its own account, the Transferee (i) is an “accredited investor”, as defined in Regulation D under the Securities Act, and (ii)(x) either alone or together with its purchaser representative(s), as defined in such Regulation D, has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment in the Notes and (y) is able to bear the economic risk of such investment.
     If the Transferee is acquiring Notes for the account of one or more pension or trust funds or for any account maintained by it, the Transferee has sole investment discretion with respect to the acquisition of such Notes and the determination and decision on behalf of the Transferee to acquire such Notes for such pension or trust funds is being made by the same individual or group of individuals who customarily passes on such investments.
Part 2
     At least one of the following statements accurately describes the source of funds (a “Source”) to be used by the Transferee to pay the purchase price of the Notes to be acquired by it:
     (i) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

Schedule XII-1

     (ii) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
     (iii) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
     (iv) (1) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), (2) no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, (3) the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, (4) neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (5) the identity of such QPAM and the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or
     (v) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the 1NHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or
     (vi) the Source is a governmental plan; or
     (vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

Schedule XII-2

     (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
     As used in this Schedule XII, the terms “employee benefit plan,” “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA. Capitalized terms used herein without definition shall have the meanings assigned to them in the Note Agreement to which this Schedule XII is attached.

Schedule XII-3

SCHEDULE XIII
OUTSTANDING INDEBTEDNESS FOR MONEY BORROWED DESCRIBED IN
SECTION 6.06(a) OF THE AGREEMENT
     None.

Schedule XIII-1

EXHIBIT A
[FORM OF NOTE]
CASH AMERICA INTERNATIONAL, INC.
6.12% SENIOR NOTE DUE DECEMBER 28, 2015

No. R-[___]	[Date]
$[ ]	PPN: 14754D A* 1
New York, New York
     FOR VALUE RECEIVED, the undersigned, CASH AMERICA INTERNATIONAL, INC. (the “Company”), a corporation organized and existing under the laws of the State of Texas, hereby promises to pay to [                                        ], or registered assigns, the principal sum of [                                         ] DOLLARS ($[                    ]) on or before December 28, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount from the date hereof until the same shall become due and payable (whether at maturity or at any date fixed for prepayment or by declaration or otherwise) at the rate of 6.12% per annum, payable semi-annually on June 28 and December 28 in each year, commencing June 28, 2006, and with interest on any overdue principal (including any overdue prepayment of principal), premium and (to the extent permitted by law) interest at the Default Rate (as defined in the Note Agreement referred to below), payable semi-annually as aforesaid or, at the option of the holder hereof, on demand.
     Payments of principal shall be made on the dates and in the amounts specified in the Note Agreement. Payment of principal, premium, if any, and interest shall be made in lawful money of the United States of America in accordance with the Note Agreement.
     This Note is one of the Company’s 6.12% Senior Notes due December 28, 2015 (the “Notes”) issued in the original aggregate principal amount of $40,000,000 pursuant to the Note Agreement, dated as of December 28, 2005 (as and if amended from time to time, the “Note Agreement”), between the Company and the Purchasers listed on Schedule I to the Note Agreement and is entitled to the benefits thereof. All capitalized terms used herein and not otherwise defined shall have the meanings specified therefor in the Note Agreement.
     As provided in the Note Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without premium and in other cases with a premium as specified in the Note Agreement. The Company agrees to make required prepayments of principal of the Notes in the amounts, on the dates, and in the manner provided in the Note Agreement.
     THE COMPANY IS OBLIGATED UNDER THE NOTE AGREEMENT TO KEEP A TRUE COPY THEREOF AT ITS PRINCIPAL EXECUTIVE OFFICE FOR INSPECTION DURING NORMAL BUSINESS HOURS.

Exhibit A-1

     Transfers of this Note shall be registered in the register maintained by the Company for such purpose in accordance with the Note Agreement. Prior to presentment of this Note for registration of transfer, the Company may deem and treat the holder of this Note as the absolute owner hereof (whether or not this Note shall be overdue) for all purposes, and the Company will not be affected by any notice to the contrary.
     As provided in the Note Agreement, the Notes are entitled to the benefits of the Guaranty.
     The Note Agreement provides, among other things, for the acceleration of the maturity of this Note under certain conditions and for the prepayment of this Note under certain conditions and further provides that the holder hereof may never charge, collect or receive interest greater than that permitted by applicable law. As provided in the Note Agreement, all costs of collection with respect to this Note (including, without limitation, reasonable attorneys’ fees and other legal expenses) shall be borne by the Company.
     The Company hereby waives grace (except as otherwise expressly provided in Section 10.01 of the Note Agreement), demand, presentment for payment, notice of dishonor, notice of default, notice of intention to accelerate the maturity hereof, protest and notice of protest and diligence in collecting and bringing of suit, and agrees to all renewals, extensions or partial payments hereon, with or without notice, before or after maturity.
     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.
     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CASH AMERICA INTERNATIONAL, INC.
By
Name:
Title:

Exhibit A-2

EXHIBIT B
[COMPANY COUNSEL OPINION]
Attached.

[JENKENS & GILCHRIST LETTERHEAD]
December 28, 2005
To the Persons listed
on the attached Annex 1
Re:	Note Agreement, dated as of December 28, 2005, between Cash America International, Inc. and the Purchasers listed on Schedule I thereto
Gentlemen:
     As counsel to Cash America International, Inc. (the “Company”), a Texas corporation, we have been requested to furnish this letter to you pursuant to Section 3.04(a) of that certain Note Agreement, dated as of December 28, 2005 (the “Note Agreement”) among the Company and the purchasers listed on Schedule I thereto (the “Purchasers”), which Note Agreement provides for the Company’s sale to the Purchasers on this date, pursuant to the terms of the Note Agreement, of $40,000,000 aggregate principal amount of the Company’s 6.12% Senior Notes Due December 28, 2015. This firm has also acted as counsel to the Company and the following subsidiaries of the Company: Cash America, Inc., a Delaware corporation, Cash America Advance, Inc., a Delaware corporation, Cash America, Inc. of Tennessee, a Tennessee corporation, Cash America, Inc. of Oklahoma, an Oklahoma corporation, Cash America, Inc. of Kentucky, a Kentucky corporation, Cash America, Inc. of South Carolina, a South Carolina corporation, Florida Cash America, Inc., a Florida corporation, Georgia Cash America, Inc., a Georgia corporation, Cash America, Inc. of North Carolina, a North Carolina corporation, Cash America Pawn, Inc. of Ohio, an Ohio corporation, Cash America, Inc. of Louisiana, a Delaware corporation, Cash America, Inc. of Nevada, a Nevada corporation, Cash America Pawn L.P., a Delaware limited partnership, Cash America Management L.P., a Delaware limited partnership, Cash America Holding, Inc., a Delaware corporation, Express Cash International corporation, a Delaware corporation, Cash America, Inc. of Alabama, an Alabama corporation, Cash America, Inc. of Colorado, a Colorado corporation, Cash America, Inc. of Indiana, an Indiana corporation, Cash America of Missouri, Inc., a Missouri corporation, Vincent’s Jewelers and Loan, Inc., a Missouri corporation, Mr. Payroll corporation, a Delaware corporation, Cash America, Inc. of Utah, a Utah corporation, Cash America Franchising, Inc., a Delaware corporation, Cash America Financial Services, Inc., a Delaware corporation, Cash America, Inc. of Illinois, an

December 28, 2005

Illinois corporation, Uptown City Pawners, Inc., an Illinois corporation, Doc Holliday’s Pawnbrokers & Jewelers, Inc., a Delaware corporation, Longhorn Pawn & Gun, Inc., a Texas corporation, Bronco Pawn & Gun, Inc., an Oklahoma corporation, Gamecock Pawn & Gun, Inc., a South Carolina corporation, Hornet Pawn & Gun, Inc., a North Carolina corporation, Rati Holding, Inc. (F/K/A Rent-A-Tire, Inc.), a Texas corporation, and Tiger Pawn & Gun, Inc., a Tennessee corporation (collectively, the “Guarantors”) (such subsidiaries are collectively referred to herein as the “Guarantors” and individually as a “Guarantor,” and the Guarantors, together with the Company, are referred to as the “Loan Parties”) that are parties to that certain Joint and Several Guaranty (the “Guaranty”), dated as of December 13, 2005, and the Subrogation and Contribution Agreement, dated as of December 13, 2005 (the “Subrogation and Contribution Agreement”), each executed by the Company and the Guarantors, and delivered on the date hereof pursuant to Section 3.10 of the Note Agreement. This opinion letter is furnished to the Purchasers pursuant to Section 3.04(a) of the Note Agreement. Unless otherwise defined herein, all capitalized terms used herein that are defined in the Note Agreement shall have the respective meanings assigned to them in the Note Agreement.
A. Basis of Opinion
     As the basis for the conclusions expressed in this opinion letter, this firm has examined and is familiar with originals or copies, certified or otherwise identified to this firm’s satisfaction, of (i) the Note Agreement; (ii) the Guaranty and the Subrogation and Contribution Agreement; (iii) the promissory notes of the Company in the aggregate principal amount of $40,000,000 and in the form attached to the Note Agreement (the “Notes”); (iv) the Articles of Incorporation of the Company, as amended to date; (v) the Bylaws of the Company, as amended to date; and (vi) resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Note Agreement, the Guaranty and the Notes. This firm has also examined such other documents and instruments (including certificates of public officials, officers of the Company and the Guarantors and other persons) and made such examination of applicable laws of the State of Texas and federal laws of the United States, all as this firm has deemed necessary as a basis for the opinions hereinafter expressed. As used herein, the term “Loan Documents” means, collectively, the Note Agreement, the Guaranty, the Subrogation and Contribution Agreement and the Notes.
B. Opinion
     Based upon our examination and consideration of the documents and instruments referred to in Section A and in reliance thereon, but subject to the comments, assumptions, limitations, qualifications and exceptions set forth in Section C, this firm is of the opinion that:

December 28, 2005

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Company has the requisite corporate power and authority to (i) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (ii) own and hold under lease the Properties that it purports to own or hold under lease (as described in the annual report of the Company on Form 10-K of the fiscal year ended December 31, 2004 (the “10-K Report)) and (iii) transact the business described with respect to it in the 10-K Report.
     2. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction (if any) listed in Schedule III to the Note Agreement.
     3. The Loan Documents have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     4. The Guaranty and the Subrogation and Contribution Agreement constitute the legal, valid and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with their respective terms.
     5. Neither the execution nor delivery by the Company of any Loan Document to which it is a party nor compliance by the Company with the terms and provisions of the Loan Documents to which it is a party will (i) violate any provision of the charter or bylaws of the Company, or (ii) to this firm’s knowledge, contravene any Legal Requirement to which the Company is subject.
     6. No consent, approval, authorization or order of any Governmental Authority is required in connection with the execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party.
     7. The offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement constitutes an exempt transaction under the registration provisions of the Securities Act of 1933, as amended, and neither the registration of the Notes under such provisions nor the qualification of an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, is required in connection with such offering, issuance, sale and delivery.
     8. The issuance and sale of the Notes under the circumstances contemplated by the Note Agreement will not involve a violation of Regulation U, T or X of the Board of Governors

December 28, 2005

of the Federal Reserve System promulgated pursuant to Section 7 of the Securities Exchange Act of 1934, as amended.
     9. None of the Loan Parties is (i) an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company,” an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) a “public utility,” within the meaning of the Federal Power Act, as amended.
     10. For purposes of determining the maximum lawful rate of interest that may be charged, collected or received pursuant to the Notes, the courts of the State of Texas (and the courts of the United States applying Texas law) would, assuming that such courts were to apply existing Texas choice of law rules, give effect to the provisions contained in the Note Agreement and the Notes calling for such documents to be governed by and construed in accordance with the internal laws of the State of New York.
     11. The loan, as evidenced by the Notes, is not usurious under the laws of Texas (assuming for purposes of this opinion, courts were to apply Texas law).
C. Comments, Assumption, Limitations, Qualifications and Exceptions
     The opinions expressed in Section B above are based upon and subject to the further comments, assumptions, limitations, qualifications and exceptions as set forth below:
     1. This firm’s validity, binding effect and enforceability opinions in Paragraphs B.3 and B.4 above are subject to the effects of (i) bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, arrangement, moratorium and other similar laws from time to time affecting creditors’ rights generally, (ii) the application of general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether such principles are considered in a proceeding at law or in equity, and (iii) applicable law and court decisions which may modify, limit, render unenforceable or invalid or delay certain of the rights and remedies of the Purchasers, which, in this firm’s opinion, should not materially diminish the ultimate practical realization of the principal legal benefits purported to be conferred by the Loan Documents, except for the economic consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or result from such laws and court decisions.

December 28, 2005

     2. This firm expresses no opinion as to:
     (i) the validity, binding effect or enforceability of any provision of the Loan Documents relating to indemnification, contribution, or exculpation in connection with violations of any securities laws or statutory duties or public policy, to the extent that such provisions are determined to be contrary to public policy, as interpreted by the courts of the State of Texas and the courts of the United States;
     (ii) the validity, binding effect or enforceability of (a) any purported waiver, release, variation, disclaimer, consent or other provision contained in the Loan Documents to similar effect (all of the foregoing, collectively, a “Waiver”) by the Company and/or any of the other Loan Parties under any of the Loan Documents to the extent limited by Sections 9.602 of the Uniform Commercial Code, as in effect in the State of Texas (“UCC”) or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, right to notice, claim, duty, defense, or ground for discharge or other benefits otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under the UCC or other provisions of applicable law (including judicial decisions), (b) any provision of any Loan Documents related to Waiver of any rights to forum selection or submission to jurisdiction (including, without limitation, any Waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) and provisions restricting access to courts or to legal or equitable remedies or purporting to contractually submit the Company and the other Loan Parties to the jurisdiction, venue and personal jurisdiction of particular courts and advance consent to the manner of service of process, or (c) any provision of the Loan Documents that (i) provide that decisions by a party are conclusive; (ii) expressly or by implication waive unknown rights, defenses granted by law or claims that have not matured, where such Waivers are against public policy or prohibited by laws; (iii) allow or authorize the delay or omission of enforcement of any remedy or right; (iv) waive the legal rights of any party in advance; (v) sever unenforceable provisions from the Loan Documents, to the extent that enforcement of remaining provisions would frustrate the fundamental intent of the parties to the Loan Documents, and (vi) provide for interest recapture under Section 11.17(d) of the Note Agreement;
     (iii) the enforceability of any provision in the Loan Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Loan Documents;

December 28, 2005

     (iv) the enforceability of any provision of the Loan Documents that purports to give any person or entity the power to accelerate obligations without any notice to the Company; the effect of any law or any jurisdiction other than the State of Texas wherein any Purchaser or any other Holders or any Loan Party may be located or wherein enforcement of any Loan Documents may be sought that limits the rates of interest legally chargeable or collectible; and
     (v) the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party (other than the Make-Whole Premium, as to which we opine in paragraph C.3 below).
     3. With regard to the provisions of the Note Agreement providing for payment of the Make-Whole Premium in certain circumstances, this firm also advises you that, according to at least one commentator, prepayment fees may be characterized as penalties and thus are not enforceable under Texas law in certain circumstances, especially when triggered by an involuntary prepayment (such as acceleration due on default). See Stark’s “Enforcing Prepayment Charges: Case Law and Drafting Suggestions,” 22 Real Property, Probate and Trust Journal (1987); In re Abramoff, 92 Bankruptcy Reporter 698 (W.D. Texas 1988) (distinguishing between a prepayment fee in the case of a voluntary prepayment and one in the case of an involuntary prepayment, and characterizing the latter as interest). But, see Parker Plaza West Partners v. Union Pension and Insurance Company, 941 F.2d 349 (5th Cir. 1991), wherein the Fifth Circuit of the United States Court of Appeals held that a prepayment fee triggered by an involuntary prepayment is enforceable under Texas law. See also, Meisler v. Republic of Texas Savings Association, 758 S.W.2d 878 (Tex. App.—Houston [14th Dist.] 1988, no writ), which upheld a prepayment fee under Texas law in the context of a due-on-sale clause. This firm, therefore, concludes that, subject to the foregoing, the Make-Whole Premium is enforceable under Texas law; as discussed below under Paragraph C.9, according to the Abramoff decision, the Make-Whole Premium might possibly be characterized as interest in the context of an involuntary prepayment.
     4. In expressing this firm’s opinions in Paragraph B.4, this firm has assumed without independent investigation that each of the Guarantors is duly organized, validly existing and in good standing under the laws of the jurisdiction in which each is organized, that each such Guarantor has the power to enter into and perform the Loan Documents to which it is a party, that such Loan Documents have been duly authorized, executed and delivered by each such Guarantor, that neither the execution, delivery nor performance of their respective obligations thereunder will conflict with or violate any laws, rules or regulations (other than the laws, rules

December 28, 2005

and regulations of the State of Texas and of the United States and the Delaware General Corporation Law and the Delaware Revised Limited Partnership Act) applicable to them.
     5. The opinion expressed in Paragraph B.7 is based on the assumed veracity of the representations and warranties of the Purchasers contained in Section 7.01 of the Note Agreement. The opinion expressed in Paragraph B.8 is based on the assumption that the proceeds of the Notes contemplated by the Note Agreement are used solely in the manner prescribed in the Note Agreement.
     6. To the extent that the obligations of the Company and the other Loan Parties may be dependent upon such matters, this firm has assumed for purposes of this opinion, without independent investigation, that each of the Purchasers is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, that the Note Agreement has been duly authorized, executed and delivered by and is enforceable against each of the Purchasers in accordance with its terms, and that each of the Purchasers has the requisite power and authority to perform its obligations under the Note Agreement. This firm expresses no opinion as to the compliance by each of the Purchasers with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of its business or facts relating specifically to them, or as to the effect of any such noncompliance on the opinions set forth above, and this firm has assumed that each of the Purchasers has obtained and maintains all consents, approvals, and has taken all action that might be required by reason of their involvement in this transaction based upon its legal or regulatory status or other factors relating specifically to the Purchasers.
     7. The qualification of any opinion or statement herein by the use of the words “to this firm’s knowledge” means that during the course of representation, as described in this opinion, no information has come to the attention of the attorneys in this firm engaged to represent the Company and any of the other Loan Parties professionally which would give such attorneys current actual knowledge of the existence of the facts so qualified. Except as set forth herein, this firm has not undertaken any investigation to determine the existence of such facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.
     8. With respect to the opinion expressed in Section B.10, we have relied upon Texas Business and Commerce Code §35.51, which was adopted effective September 1, 1993, and which provides in pertinent part, that:
if the parties to a qualified transaction agree in writing that the law of a particular jurisdiction governs an issue relating to the

December 28, 2005

transaction, including the validity or enforceability of an agreement relating to the transaction or a provision of the agreement, and the transaction bears a reasonable relation to that jurisdiction, the law, other than conflict of laws rules, of that jurisdiction governs the issue regardless of whether the application of that law is contrary to a fundamental or public policy of this state or of any other jurisdiction.
     The statute defines a reasonable relation to exist if, among other things, “a party to the transaction has its place of business...in that jurisdiction,” “a party to the transaction is required to perform a substantial part of its obligations relating to the transaction, such as delivering payments, in that jurisdiction,” “a substantial part of the negotiations relating to the transaction,” and “the signing of an agreement relating to the transaction by a party to the transaction, occurred in that jurisdiction,” or “all or part of the subject matter of the transaction is located in that jurisdiction.”
     Based upon our understanding of the facts of the transaction that is the subject of the Loan Documents, particularly (i) the payment by the Purchasers of $40,000,000 of the purchase price for the aggregate of the Notes pursuant to the Note Agreement is to originate from the State of New York; and (ii) payments of $40,000,000 in principal amount of the Notes (representing 100% of the original aggregate principal amount of the Notes) are required to be made in the State of New York, at least one of the required enumerated circumstances constituting a statutorily defined “reasonable relation” exists between this transaction and the State of New York. We are aware of no reported decision of a Texas court construing the validity of or interpreting this statute and inform you that prior to the date of its adoption the contractual choice-of-law rules in Texas in this type of transaction were unsettled. See Woods-Tucker Leasing Corp. of Georgia v. Hutcheson-Ingram Development Company, 642 F.2d 744 (5th Cir. 1981), and the Texas state cases cited therein; DeSantis v. Wackenhut Corp., 793 S.W.2d 670 (Tex. 1990). See also, Chase Manhattan Bank v. Greenbrier North Section II, 835 S.W.2d 720 (Tex. App.-Houston [1st] 1992). For purposes of the opinion expressed in B.10, we have assumed that all of the terms and provisions of the Loan Documents are valid, binding and enforceable under the laws of the chosen jurisdiction, the State of New York. This firm has made no investigation to determine whether the courts of the State of New York would accept the reference to the laws of the State of New York, or would, under its choice of law doctrines, apply the law of another jurisdiction.
     9. In rendering the opinions expressed in Paragraphs B.3, 4, 5 and 11, these opinions, insofar as they involve the issue of usury, are expressly limited (i) to an analysis of whether the Loan Documents, as written, will be subject to a defense, claim or setoff as a result

December 28, 2005

of the Purchasers’ contracting for a usurious rate of interest and (ii) to the issues relating to the contracting for, as opposed to the charging or receiving of, usurious amounts of interest. To the extent that the enforceability of Loan Documents may be adversely affected by the usury laws of the State of Texas, and to the extent that the transactions contemplated by the Loan Documents may otherwise involve an analysis of compliance with such laws, in rendering the opinions in Paragraphs B.3, 4, 5 and 11, this firm assumes (i) that the Purchasers and each other Holder, if any, duly observes the provisions of the Note Agreement limiting the interest contracted for or to be charged or collected by the Purchasers and any other Holder on or in connection with the loan evidenced by the Notes to amounts that do not exceed the maximum rate or amount of interest that may lawfully be contracted for, charged or collected thereon or in connection therewith under applicable law, (ii) that there exist no agreements or documents that provide for the payment to the Purchasers and other Holders, if any, of amounts deemed to be interest under applicable law except as specifically provided in the Loan Documents, (iii) that the Company has unrestricted use of the purchase price of the Notes, and (iv) that any acceleration of the maturity of the Notes will not include the right to accelerate any amounts deemed interest under applicable law that has not otherwise accrued on the date of such acceleration. In the bankruptcy case of In re Abramoff, 92 Bankruptcy Reporter 698 (W.D. Texas 1988), the Bankruptcy Court, at subsection C of its opinion (pages 704-705), distinguished between a prepayment fee in the case of a voluntary prepayment and one in the case of an involuntary prepayment (e.g. acceleration due to default); and, in this firm’s opinion, the court characterized the prepayment fee as interest. Therefore, this firm advises you that, although according to the Abramoff decision, the Make-Whole Premium might possibly be characterized as interest in the context of an involuntary prepayment, if the Purchasers and the other Holders, if any, comply with the usury “savings clause” in the Note Agreement, such characterization would not cause the Notes to be usurious, if Texas law was deemed to be applicable to the Notes.
     Further, in rendering the opinions in Paragraphs B.3, 4, 5 and 11, this firm has relied upon the reported decisions of several lower Texas courts to the effect that a contract requiring the payment of interest on matured, unpaid installments of interest is not usurious. The status of judicial interpretations of Texas usury laws is not yet settled in this regard; therefore, no absolute opinion can be rendered. In the event that any of the Purchasers or any one or more of the Holders actually demand, charge or collect any amounts in excess of those permitted by any applicable usury laws of the State of Texas, this firm expresses no opinion as to the effectiveness or enforceability of any provision of the Loan Documents that purports to permit the cure of such violation by the rescission of such demand or charge, the refund of excess amounts collected, or otherwise.
     10. The opinions expressed in paragraphs 1 and 2 of Paragraph B with respect to existence, qualification and good standing are expressed as of the date on which applicable

December 28, 2005

certificates were issued by authorities of the jurisdiction covered, and have assumed that the certificates so issued evidence, as the case may be, the valid existence, due qualification and good standing of the entity covered thereby.
     11. The opinions expressed herein are specifically limited to the laws of the State of Texas and federal law of the United States of America. We note that the Loan Documents have selected laws of the State of New York to govern this transaction. We express no opinion regarding the laws of the State of New York. In expressing this firm’s opinion in Paragraphs B.3 and B.4 as to the validity, binding effect and enforceability of the Loan Documents governed by the laws of the State of New York, this firm has assumed that the internal laws of the State of New York do not differ from the internal laws of the State of Texas.
     12. In expressing this firm’s opinion in Paragraph B.6, such opinion relating to Governmental Authorities is expressly limited to Governmental Authorities of the State of Texas and the United States of America.
     13. In this firm’s examinations described in Paragraph A, we have assumed the legal capacity of all natural persons executing the Loan Documents, the authenticity of original and certified documents and the genuineness of all signatures thereon, and the conformity to original or certified documents of all documents submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, this firm has relied upon, and assumed the accuracy of, representations and warranties contained in the Loan Documents and certificates and written statements and other written information of or from public officials and representatives of the Company and the other Loan Parties. In addition, this firm’s opinions are limited to a review of only those laws and regulations that are specifically referred to herein and such other laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents.
     14. Although this firm has acted as counsel to the Company and the other Loan Parties in connection with certain other matters, this firm’s engagement is limited to certain matters about which this firm has been consulted, and, consequently, there may exist matters involving the Company and other Loan Parties about which this firm has not been consulted and for which the firm has not been engaged to represent them.
     15. Certain of the opinions set forth in Paragraph B are based upon factual matters not independently verified by this firm and, to that extent, this firm has relied solely upon certain of the representations and warranties contained in the Loan Documents and upon certain of the statements contained in certificates of public officials and officers of the Company referred to in Paragraph A.

December 28, 2005

     16. This opinion is rendered based on this firm’s interpretation of existing Texas and federal law, and is not intended to speak with reference to standards hereinafter adopted or evolved in subsequent judicial decisions by Texas or Delaware courts or by federal courts. Additionally, we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
     The opinions set forth herein are expressed solely for the benefit of the Persons and all future Holders (if any), and no other party shall be entitled to rely hereon without the express written consent of this firm; provided, however, we have no objection to the reliance thereon by Bingham McCutchen LLP, your special counsel, in connection with the opinion to be rendered by such firm to you on this date pursuant to Section 3.04(c) of the Note Agreement.

Respectively submitted, JENKENS & GILCHRIST, A Professional Corporation
By:	/s/ Robert P. Nash
Robert P. Nash
Authorized Signatory

RPN/hsh

Annex 1
Midland National Life Insurance Company
c/o Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
North American Company for Life and Health Insurance
c/o Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
The Commerce Insurance Company
211 Main Street, M1-06
Webster, MA 01570
EquiTrust Life Insurance Company
c/o FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
Farm Bureau Life Insurance Company
c/o FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, MN 55402-7020

EXHIBIT C
[GENERAL COUNSEL OPINION]
Attached.

[CASH AMERICA LETTERHEAD]
December 28, 2005
To each of the Persons listed on
     Annex 1 hereto
Ladies and Gentlemen:
I am General Counsel of Cash America International, Inc. (the “Company”) and, in such capacity, I have represented the Company in connection with (i) the preparation of the Note Agreement dated as of December 28, 2005 (the “Note Agreement”) among the Company and each of the purchasers listed on Schedule I attached thereto (collectively, the “Purchasers”) and (ii) the Company’s sale to the Purchasers on this date, pursuant to the terms of the Note Agreement, of $40,000,000 aggregate principal amount of the Company’s 6.12% Senior Notes Due December 28, 2015. I have also acted as counsel to the “Guarantors” (as defined in the Note Agreement and, together with the Company, the “Loan Parties”) in connection with the preparation of the Joint and Several Guaranty (the “Guaranty”) and the Subrogation and Contribution Agreement (the “Subrogation and Contribution Agreement”), each dated as of December 28, 2005, executed and delivered by the Guarantors pursuant to Section 3.10 of the Note Agreement. This opinion is being delivered to the Purchasers pursuant to Section 3.04(b) of the Note Agreement.
As used herein, (a) “Corporate Guarantor” means each Guarantor which is a corporation (as indicated in Schedule II to the Note Agreement) and (b) “Partnership Guarantor” means each Guarantor which is a partnership (as indicated in Schedule II to the Note Agreement). Unless otherwise defined herein, all capitalized terms used herein that are defined in the Note Agreement shall have the respective meanings assigned to them in the Note Agreement.
I have examined the following documents:
a)	executed counterparts of the Note Agreement, the Guaranty and the Subrogation and Contribution Agreement;

b)	the Company’s promissory notes, dated the date hereof, in the aggregate principal amount of $40,000,000 and in the form of Exhibit A attached to the Note Agreement (the “Notes” and, together with the Note Agreement, the Guaranty and the Subrogation and Contribution Agreement, the “Loan Documents”);

c)	copies of certain resolutions of the respective boards of directors of the Corporate Guarantors;

December 28, 2005

d)	copies of certain resolutions of the board of directors of the general partner of the Partnership Guarantors;

e)	copies of the respective charters and bylaws of the Corporate Guarantors;

f)	copies of the respective partnership agreements of the Partnership Guarantors; and

g)	the originals or copies of such other certificates, instruments and documents (including Applicable Contracts and records of the Loan Parties, certificates of public officials and certificates of officers of the Loan Parties) as I have deemed necessary as a basis for the opinions hereinafter expressed.
For purposes of this opinion, I have, with your approval and without independent investigation, assumed (i) the due authorization, execution and delivery of the Note Agreement by the Purchasers, (ii) the genuineness of the signatures appearing on all documents examined by me, (iii) the authenticity of all documents submitted to me as originals and (iv) the conformity to authentic original documents of all documents submitted to me as certified, conformed, or copies in photostatic or pdf format.
Certain of the opinions set forth below are based upon factual matters not independently established or verified by me and, to that extent, I have relied solely upon certain of the representations and warranties contained in the Loan Documents and upon certain of the statements contained in the certificates of public officials and of officers of the Company and the Corporate Guarantors referred to above.
Based upon the foregoing and subject to the qualifications, limitations and assumptions set out at the end of this letter, I am of the opinion that:
1.	Each Corporate Guarantor (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation (as indicated in Schedule II to the Note Agreement) and (b) has the corporate power and authority to (i) execute, deliver and perform its obligations under the Guaranty and the Subrogation and Contribution Agreement, (ii) own and hold under lease the Properties that it purports to own or hold under lease (as described in the annual report of the Company on Form 10-K for the fiscal year ended December 31, 2004 (the “10-K Report”)) and (iii) transact the business described with respect to it in the 10-K Report.

2.	Each Loan Party is duly qualified as a foreign Person and is in good standing in each jurisdiction wherein the character of the Properties owned or held under lease by it or the nature of the business transacted by it requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

December 28, 2005

3.	The Guaranty and the Subrogation and Contribution Agreement have been duly authorized, executed and delivered by each Guarantor and constitute the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms.

4.	Neither the execution nor delivery of any Loan Document by any Loan Party nor the compliance by such Loan Party with the terms and provisions of the Loan Documents to which it is a party will (i) violate any provision of the charter or bylaws or the partnership agreement, as the case may be, of such Loan Party, (ii) contravene any Legal Requirement to which such Loan Party is subject or (iii) result in any breach of, or result in the creation of any Lien in respect of any Property of such Loan Party pursuant to, any Applicable Contract.

5.	Other than the consent of lenders under the Existing Bank Loan Agreement, which consent has been received, no consent, approval, authorization or order of any Governmental Authority or, to my knowledge, any other Person is required in connection with the execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party.

6.	All of the outstanding Stock of each corporate Guarantor and outstanding partnership interests of each Guarantor that is a partnership have been validly issued, are fully paid and nonassessable and, except for (a) directors’ qualifying shares or partnership interests (if any) and (b) 9.9% of the issued and outstanding Stock of RATI Holding, Inc., all such Stock and partnership interests are owned by the Company or its subsidiaries, free and clear of any Lien.

7.	There are no actions, suits or proceedings pending, or to my knowledge after due inquiry, threatened against the Company or any Guarantor in any court or before any arbitrator of any kind or before or by any Governmental Authority which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
The opinions expressed above are subject to the following qualifications, limitations and assumptions:
a)	The enforceability opinion expressed in paragraph 3 above is subject to the effects of (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally, (ii) the application of the principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) and (iii) applicable laws and court decisions that may limit the enforceability of certain remedial and other provisions of the Guaranty and the Subrogation and Contribution Agreement, but such laws and decisions should not, in my opinion, materially diminish the ultimate practical realization of the principal legal benefits intended to be provided thereby, except for the economic consequences of any delay which may result therefrom.

December 28, 2005

b)	I am not licensed to practice law in any jurisdiction other than the State of Texas and do not purport to be an expert with respect to any laws other than (i) the laws of the State of Texas, (ii) the Regulatory Acts applicable to the businesses of the respective Loan Parties, (iii) the General Corporation Law of the State of Delaware, (iv) the Delaware Revised Limited Partnership Act and (v) the laws of the United States of America applicable to the businesses of the respective Loan Parties (collectively, the “Primary Laws”). To the extent that the opinions contained herein cover the laws other than the Primary Laws (the “Secondary Laws”), you are advised that my familiarity with the Secondary Laws is limited because I am not licensed to practice, and do not practice, law in jurisdictions in respect of which the Secondary Laws are applicable and I do not purport to be an expert with respect to the Secondary Laws. Accordingly, my opinions with respect to the Secondary Laws are necessarily more limited than a typical legal opinion as to such matters and my opinions with respect thereto should be viewed as conclusions derived by me based solely on my limited familiarity with the Secondary Laws by reason of my capacity as General Counsel of the Company, which owns the Corporate Guarantors, and general principles of corporate or partnership law. I am not a member of the State Bar of Delaware, and my knowledge of its corporation and partnership law is derived solely from a reading of the General Corporation Law of Delaware and the Delaware Revised Limited Partnership Act.

c)	I note that the Guaranty and the Subrogation and Contribution Agreement provide that they are to be governed by and construed in accordance with the internal laws of the State of New York. I express no opinion regarding the laws of the State of New York. In expressing my opinion in paragraph 3 as to the validity, binding effect and enforceability of the Guaranty and the Subrogation and Contribution Agreement, I have assumed that the Guaranty and the Subrogation and Contribution Agreement provide that they are to be governed by and construed in accordance with the internal laws of the State of Texas rather than the internal laws of the State of New York.

d)	The provisions of the Guaranty and the Subrogation and Contribution Agreement which permit the Purchasers or any other Holders to take action or make determinations, or to benefit from indemnities and similar undertakings of the Loan Parties, may be subject to a requirement that such action be taken or such determination be made, and that any action or inaction by the Purchasers or such Holders that may give rise to a request for payment under such undertaking be taken or not taken, on a reasonable basis and in good faith.

e)	To the extent that the obligations of the Guarantors under the Guaranty and the Subrogation and Contribution Agreement may be dependent upon such matters, I have assumed for purposes of this opinion, without independent investigation, that each of the Purchasers is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, that the Note Agreement has been duly authorized, executed and delivered by the Purchasers and is enforceable against the Purchasers in

December 28, 2005

accordance with its terms, and that each of the Purchasers has the requisite power and authority to perform its obligations under the Note Agreement. I express no opinion as to the compliance by the Purchasers with any state or federal laws or regulations applicable to the transactions contemplated by the Guaranty and the Subrogation and Contribution Agreement because of the nature of its business or facts relating specifically to the Purchasers or as to the effect of any such noncompliance on the opinions set forth above, and I have assumed that each of the Purchasers has obtained and maintains all consents and approvals, and has taken all action that might be required by reason of its involvement in this transaction based upon its legal or regulatory status or other factors relating specifically to it.

f)	The opinion expressed in paragraphs 1 and 2 with respect to existence, due qualification and good standing of certain of the Corporate Guarantors is expressed as of the date on which applicable certificates were issued by authorities of the jurisdictions covered, and I have assumed that the certificates so issued evidence, as the case may be, the valid existence, due qualification and good standing of the entities covered thereby.

g)	This opinion is rendered based upon existing Primary and Secondary Laws, and it is not intended to speak with reference to standards hereinafter adopted or evolved in subsequent judicial decisions. Additionally, I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

h)	Insofar as the enforceability opinion in paragraph 3 may be affected by such matters, I express no opinion as to the validity, binding effect or enforceability of any provision (other than Section 5.02 of the Note Agreement) of the Note Agreement obligating the Company to pay the Make-Whole Premium.

i)	I express no opinion herein with respect to the enforceability of any indemnity provisions to the extent such provisions are determined to be contrary to public policy, as interpreted by the courts of the State of Texas and the courts of the United States.

j)	Without my prior written consent, this opinion may not be relied upon in any manner by any Person except the Purchasers and all future Holders, if any.

Very truly yours,
/s/ Curtis Linscott
J. Curtis Linscott, General Counsel

December 28, 2005

Annex I
Purchasers
Midland National Life Insurance Company
c/o Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
North American Company for Life and Health Insurance
c/o Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
The Commerce Insurance Company
211 Main Street, M1-06
Webster, MA 01570
EquiTrust Life Insurance Company
c/o FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
Farm Bureau Life Insurance Company
c/o FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266

EXHIBIT D
[PURCHASERS’ COUNSEL OPINION]
Attached.

[BINGHAM McCUTCHEN LETTERHEAD]
Bingham McCutchen LLP
One State Street
Hartford, CT
06103-3178
860.240.2700
860.240.2800 fax
bingham.com
Boston
Hartford
London
Los Angeles
New York
Orange County
San Francisco
Silicon Valley
Tokyo
Walnut Creek
Washington
December 28, 2005
To the Purchasers listed on the attached Annex 1
Re:	Cash America International, Inc. (the “Company”) $40,000,000 6.12% Senior Notes due December 28, 2015
Ladies and Gentlemen:
     We have acted as special counsel for each of the Purchasers named on Annex 1 hereto (the “Purchasers”) in connection with that certain Note Agreement, dated as of December 28, 2005 (the “Note Agreement”), by and among the Company, a Texas corporation, and the Purchasers, which provides, among other things, for the issuance and sale by the Company of the Company’s 6.12% Senior Notes (the “Notes”) due December 28, 2015, in the aggregate principal amount of $40,000,000.
     The capitalized terms used herein and not defined herein have the meanings assigned to them by or pursuant to the terms of the Note Agreement. This opinion is delivered to each of the Purchasers pursuant to Section 3.04(c) of the Note Agreement. Our representation of the Purchasers has been as special counsel for the purposes stated above.
     As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or state of mind), we have relied, with your permission, entirely upon:
     (1) the representations and warranties of the Company and the Purchasers set forth in the Note Agreement; and
     (2) certificates of certain officers of the Company described in paragraph (v) below and the Offeree Letter;
and have assumed, without independent inquiry, the accuracy of those representations, warranties, certificates and Offeree Letter.
     In connection with this opinion, we have examined originals or copies of the following documents:
     (i) the Note Agreement;
     (ii) the Notes, each dated the date hereof, in the form of Exhibit A to the Note Agreement and registered in the names and in the respective principal amounts and with the respective registration numbers as set forth on Schedule I of the Note Agreement;

To each of the Purchasers listed on the attached Annex 1
December 28, 2005

Bingham McCutchen LLP
bingham.com
     (iii) that certain Joint and Several Guaranty dated as of the date hereof (the “Guaranty”), issued by certain Subsidiaries of the Company listed on the signature pages thereto (the “Guarantors”);
     (iv) that certain Subrogation and Contribution Agreement dated as of the date hereof (the “Subrogation and Contribution Agreement”) among the Company and the Guarantors;
     (v) a certificate of the Secretary of the Company, dated the date hereof, delivered pursuant to Section 3.05 of the Note Agreement, and annexing thereto (among other documents) and certifying as accurate and complete:
(i)	the incumbency of certain officers of the Company;

(ii)	copies of those certain resolutions passed by the Board of Directors of the Company (the “Company Resolutions”) authorizing participation in the transactions contemplated by the Financing Documents (as defined below); and

(iii)	a copy of the Bylaws of the Company (the “Bylaws”).
     (vi) an Officers’ Certificate on behalf of the Company, dated the date hereof, with respect to the matters set forth therein (the “Compliance Certificate”);
     (vii) a copy of the certificate of incorporation of the Company, including any amendments thereto, certified by the Secretary of State of Texas (together with the Bylaws, the “Company Governing Documents”);
     (viii) a letter from Piper Jaffray & Co., dated the date hereof, making certain representations with respect to the manner in which the Notes were offered (the “Offeree Letter”);
     (ix) a Cross Receipt evidencing receipt of funds by the Company and receipt of the Notes by the Purchasers (the “Cross Receipt”);
     (x) the opinion of Jenkens & Gilchrist, a Professional Corporation, counsel to the Company and the Guarantors, dated the date

To each of the Purchasers listed on the attached Annex 1
December 28, 2005

Bingham McCutchen LLP
bingham.com
hereof and delivered to the Purchasers pursuant to Section 3.04(a) of the Note Agreement; and
     (xi) the opinion of J. Curtis Linscott, General Counsel to the Company and the Guarantors, dated the date hereof and delivered to the Purchasers pursuant to Section 3.04(b) of the Note Agreement.
     The Note Agreement, the Notes, the Guaranty and the Subrogation and Contribution Agreement are sometimes referred to herein as the “Financing Documents.”
     This opinion is based entirely on our review of the documents listed in the preceding paragraph and we have made no other documentary review or investigation for purposes of this opinion.
     Based on such investigation as we have deemed appropriate, the opinions referred to in subparagraphs (x) and (xi) above are satisfactory in form and scope to us, and, in our opinion, you are justified in relying thereon.
     We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, the legal competence of each individual executing any document and that each Person executing the Financing Documents validly exists, has the power, authority and legal right under its certificate of incorporation, limited liability company agreement, by-laws, and other governing organizational documents, and under applicable corporate, limited liability company, or other enterprise legislation and other applicable laws, as the case may be, to enter into and perform its obligations under the Financing Documents, and is qualified to do business and in good standing under the laws of its jurisdiction of incorporation or organization and each jurisdiction where such qualification is required generally or is necessary in order for such party to enforce its rights under such documents, and that such documents have been duly authorized, executed and delivered by, and, as to Persons other than the Company and the Guarantors, are binding upon and enforceable against, such Persons. In addition, we have relied upon the Offeree Letter without independent investigation.
     For purposes of this opinion, we have made such examination of law as we have deemed necessary. Except to the extent addressed below in paragraph 5, this opinion is limited solely to the internal substantive laws of the State of New York as applied by courts located in the State of New York without regard to choice of law and the federal laws of the United States of America (except for federal and state tax, utilities, national security or antitrust laws, as to which we express no opinion), and we express no opinion as to the laws of any other

To each of the Purchasers listed on the attached Annex 1
December 28, 2005

Bingham McCutchen LLP
bingham.com
jurisdiction. Our opinion in paragraph 2 below is based solely on a review of the Company Governing Documents and we have not made any analysis of the internal substantive law of the jurisdiction of organization of the Company, including statutes, rules or regulations or any interpretations thereof by any court, administrative body or other Governmental Authority, and we express no opinion in paragraph 2 below as to the internal substantive law of the Company’s jurisdiction of organization. We note that the Financing Documents contain provisions stating that they are to be governed by the laws of the State of New York (each, a “Chosen-Law Provision”). Except to the extent addressed below in paragraph 5, no opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Financing Documents. Except as set forth in paragraph 4 below, we express no opinions as to any securities or “blue sky” laws of any jurisdiction.
     Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to the Purchasers:
     (a) We have assumed without any independent investigation (i) that the execution, delivery and performance by each of the parties thereto of the Financing Documents do not and will not conflict with, or result in a breach of, the terms, conditions or provisions of, or result in a violation of, or constitute a default or require any consent (other than such consents as have been duly obtained) under, any organizational document other than the Company Governing Documents (including, without limitation, applicable corporate charter documents and bylaws), any order, judgment, arbitration award or stipulation, or any agreement, to which any of such parties is a party or is subject or by which any of the properties or assets of any of such parties is bound, (ii) that the statements regarding delivery and receipt of documents and funds referred to in the Cross Receipt between you and the Company are true and correct, and (iii) that the Financing Documents are a valid and binding obligation of each party thereto to the extent that laws other than those of the State of New York are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to the Company and relevant to our opinions expressed below).
     (b) The enforcement of any obligations of any Person under the Financing Documents or otherwise may be limited by or subject to bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights), and we express no opinion as to the

To each of the Purchasers listed on the attached Annex 1
December 28, 2005

Bingham McCutchen LLP
bingham.com
status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of any Person, whether under the Financing Documents or otherwise.
     (c) We express no opinion as to the availability of any specific or equitable relief of any kind.
     (d) The enforcement of any of the Purchasers’ rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (e) We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any party to the Guaranty or the Subrogation and Contribution Agreement.
     (f) We express no opinion as to the enforceability of any particular provision of any of the Financing Documents relating to:
(i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue;
(ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law;
(iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims;
(iv) exculpation or exoneration clauses, clauses relating to rights of indemnity or contribution, and clauses relating to releases or waivers of unmatured claims or rights;
(v) waivers or variations of legal provisions or rights which are not capable of waiver or variation under applicable law;
(vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a “penalty” or a “forfeiture”; or

To each of the Purchasers listed on the attached Annex 1
December 28, 2005

Bingham McCutchen LLP
bingham.com
(vii) provisions in the Financing Documents rendered ineffective or unenforceable by Part 4 of Article 9 of the Uniform Commercial Code of the State of New York.
     (g) Our opinion in paragraph 3 below is based solely on a review of generally applicable laws of the State of New York and the United States of America and not on any search with respect to, or review of, any orders, decrees, judgments or other determination specifically applicable to the Company.
     (h) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.
     Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:
     1. Each of the Note Agreement and the Notes constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms. The Guaranty constitutes the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms.
     2. The execution and delivery by the Company of the Note Agreement and the Notes, the issuance and sale of the Notes by the Company, and the performance by the Company of its obligations under the Note Agreement and the Notes will not constitute a violation of any of the provisions of the Company Governing Documents or any law, statute, rule or regulation of the State of New York.
     3. No consents, approvals or authorizations of Governmental Authorities of the State of New York or the United States of America in respect of the Company or any Guarantor are required to be obtained or effected under the laws of the State of New York or the United States of America in connection with (a) the execution and delivery by the Company of the Note Agreement, (b) the execution and delivery by the Company and each Guarantor of the Guaranty, or (c) the offer, issue, sale and delivery of the Notes by the Company under the circumstances contemplated by the Note Agreement.
     4. The offer and sale by the Company of the Notes delivered to you today under the circumstances contemplated by the Financing Documents does not require registration under the Securities Act of 1933, as amended, and the

To each of the Purchasers listed on the attached Annex 1
December 28, 2005

Bingham McCutchen LLP
bingham.com
Company is not required to qualify an indenture in respect of the issuance of the Notes under the Trust Indenture Act of 1939, as amended.
     5. Each Chosen-Law Provision is enforceable in accordance with New York General Obligations Law section 5-1401, as applied by a New York State court or a federal court sitting in New York and applying New York choice of law principles.
     This opinion is delivered solely to the Purchasers and for the Purchasers’ benefit in connection with the Financing Documents and may not be relied upon by the Purchasers for any other purpose or relied upon by any other person or entity (other than future holders of Notes acquired in accordance with the terms of the Note Agreement) for any reason without our prior written consent.

Very truly yours,
/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP

Bingham McCutchen LLP
bingham.com
Annex 1
Addressees
Midland National Life Insurance Company
c/o Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
North American Company for Life and Health Insurance
c/o Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
The Commerce Insurance Company
211 Main Street, M1-06
Webster, MA 01570
EquiTrust Life Insurance Company
c/o FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
Farm Bureau Life Insurance Company
c/o FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
Annex 1-1

EXHIBIT E
[FORM OF GUARANTY]
JOINT AND SEVERAL GUARANTY
     This Joint and Several Guaranty (this “Guaranty”) is dated as of December 28, 2005, and is executed by CASH AMERICA, INC., a Delaware corporation, CASH AMERICA ADVANCE, INC., a Delaware Corporation, CASH AMERICA, INC. OF TENNESSEE, a Tennessee corporation, CASH AMERICA, INC. OF OKLAHOMA, an Oklahoma corporation, CASH AMERICA, INC. OF KENTUCKY, a Kentucky corporation, CASH AMERICA, INC. OF SOUTH CAROLINA, a South Carolina corporation, FLORIDA CASH AMERICA, INC., a Florida corporation, GEORGIA CASH AMERICA, INC., a Georgia corporation, CASH AMERICA, INC. OF NORTH CAROLINA, a North Carolina corporation, CASH AMERICA PAWN, INC. OF OHIO, an Ohio corporation, CASH AMERICA, INC. OF LOUISIANA, a Delaware corporation, CASH AMERICA, INC. OF NEVADA, a Nevada corporation, CASH AMERICA PAWN L.P., a Delaware limited partnership, CASH AMERICA MANAGEMENT L.P., a Delaware limited partnership, CASH AMERICA HOLDING, INC., a Delaware corporation, EXPRESS CASH INTERNATIONAL CORPORATION, a Delaware corporation, CASH AMERICA, INC. OF ALABAMA, an Alabama corporation, CASH AMERICA, INC. OF COLORADO, a Colorado corporation, CASH AMERICA, INC. OF INDIANA, an Indiana corporation, CASH AMERICA OF MISSOURI, INC., a Missouri corporation, VINCENT’S JEWELERS AND LOAN, INC., a Missouri corporation, MR. PAYROLL CORPORATION, a Delaware corporation, CASH AMERICA, INC. OF UTAH, a Utah corporation, CASH AMERICA FRANCHISING, INC., a Delaware corporation, CASH AMERICA FINANCIAL SERVICES, INC., a Delaware corporation, CASH AMERICA, INC. OF ILLINOIS, an Illinois corporation, UPTOWN CITY PAWNERS, INC., an Illinois corporation, DOC HOLLIDAY’S PAWNBROKERS & JEWELLERS, INC., a Delaware corporation, LONGHORN PAWN AND GUN, INC., a Texas corporation, BRONCO PAWN & GUN, INC., an Oklahoma corporation, GAMECOCK PAWN & GUN, INC., a South Carolina corporation, HORNET PAWN & GUN, INC., a North Carolina corporation, RATI HOLDING, INC., a Texas Corporation, and TIGER PAWN & GUN, INC., a Tennessee corporation (collectively, the “Guarantors”) and CASH AMERICA INTERNATIONAL, INC., a Texas corporation (the “Company”).
WITNESSETH:
     WHEREAS, the Company is the owner, directly or indirectly, of 100% of the outstanding Stock of each of the Guarantors (except for directors’ qualifying shares, if any);
     WHEREAS, the Company and each of the Purchasers listed on Schedule I to the Note Agreement (defined below) (collectively, the “Purchasers”) have entered into a Note Agreement dated as of the date hereof (as may be amended from time to time, the “Note Agreement”), pursuant to which the Purchasers have agreed to purchase from the Company, and the Company has agreed to sell to the Purchasers, $40,000,000 aggregate principal amount of the Company’s

Exhibit E-1

senior notes designated as “6.12% Senior Notes due December 28, 2015” (as may be amended from time to time, the “Notes”); and
     WHEREAS, it is a condition precedent to the obligation of the Purchasers to purchase the Notes under the Note Agreement that the Company and each Guarantor shall have executed and delivered this Guaranty;
     NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to purchase the Notes under the Note Agreement, the Guarantors and the Company, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATIONS
Section 1.01. Definitions.
     (a) When used herein, the following terms shall have the following meanings:
     “Company” has the meaning specified in the introduction to this Guaranty.
     “Guaranteed Obligations” means, collectively, all obligations, liabilities and indebtedness of every nature of the Company from time to time owing to the Purchasers or any other Holder under the Operative Documents, including (a) all obligations of the Company under the Operative Documents to pay principal, premium and interest in respect of the Notes, (b) all obligations of the Company under the Operative Documents to reimburse or indemnify the Purchasers or any other Indemnitee and (c) all obligations of the Company to pay fees and expenses pursuant to the Operative Documents.
     “Guarantor Claims” has the meaning specified in Section 6.01 hereof.
     “Guarantors” has the meaning specified in the introduction to this Guaranty.
     “Guaranty” means this Guaranty, as amended, supplemented or modified from time to time.
     “Note Agreement” has the meaning specified in the recitals to this Guaranty.
     “Notes” has the meaning specified in the recitals to this Guaranty.
     “Operative Documents” means the Note Agreement, the Notes and all other instruments and documents now or hereafter executed and delivered by the Company or any Guarantor pursuant to the Note Agreement or otherwise in connection with, or as security for, the indebtedness evidenced by the Notes, provided that this Guaranty shall not constitute an Operative Document.
     “Purchasers” has the meaning specified in the recitals to this Guaranty.

Exhibit E-2

     (b) All capitalized terms used herein which are defined in the Note Agreement shall have the respective meanings assigned to them therein except as otherwise provided herein or unless the context otherwise requires.
Section 1.02. Interpretation.
     (a) In this Guaranty, unless a clear contrary intention appears:
     (i) the singular number includes the plural number and vice versa;
     (ii) reference to any gender includes each other gender;
     (iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Guaranty as a whole and not to any particular Article, Section or other subdivision;
     (iv) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Guaranty and the Note Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Guaranty and the Note Agreement;
     (v) reference to any Operative Document means such Operative Document as amended, supplemented or modified from time to time in accordance with the terms of the Note Agreement;
     (vi) reference to this Guaranty means this Guaranty as amended, supplemented or modified from time to time in accordance with the terms hereof and of the Note Agreement;
     (vii) reference to any Note includes any note issued pursuant to the Note Agreement in renewal, rearrangement, reinstatement, enlargement, amendment, modification, extension, substitution or replacement therefor;
     (viii) unless the context indicates otherwise, reference to any Article or Section means such Article or Section hereof;
     (ix) the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;
     (x) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding”; and
     (xi) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

Exhibit E-3

     (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     (c) No provision of this Guaranty shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.
ARTICLE II
NATURE AND SCOPE OF GUARANTY
Section 2.01. Guaranty.
     (a) Subject to Section 2.01(d) below, the Guarantors, jointly and severally, unconditionally and irrevocably guarantee the full and prompt (i) payment in full when due, whether by acceleration or otherwise, and at all times thereafter, of any and all Guaranteed Obligations, including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §§362(a), and the operations of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §§502(b) and §§506(b), except, in the case of any Guarantor, as such sections are applicable in connection with a bankruptcy proceeding initiated by or against such Guarantor and (ii) performance in full of all obligations of the Company under the Note Agreement and the other Operative Documents.
     (b) Each Guarantor agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by the Purchasers, any other Holder or any other Person to any security held for payment of any of the Guaranteed Obligations or to any balance of any account or credit on the books of the Purchasers, any other Holder or any other Person in favor of the Company or any other Person. The guaranty provided for herein shall be a continuing guaranty and shall remain in full force and effect until payment in full of all Guaranteed Obligations.
     (c) Each Guarantor further agrees, in furtherance of the foregoing and not in limitation of any other right which the Purchasers, any other Holder or any other Person may have at law or in equity against such Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether by required prepayment, acceleration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §§362(a) except as such section is applicable in connection with a bankruptcy proceeding initiated by or against such Guarantor), such Guarantor will forthwith pay, or cause to be paid, to the Holders an amount in the aggregate equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations then due as aforesaid, (ii) accrued and unpaid interest on such Guaranteed Obligations (including, interest which, but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such Guaranteed Obligations) and (iii) all other Guaranteed Obligations then due as aforesaid.
     (d) Anything herein or in the Note Agreement or the Notes to the contrary notwithstanding, the liability of each Guarantor under this Guaranty shall in no event exceed the

Exhibit E-4

amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors and fraudulent conveyance.
Section 2.02. Guaranteed Obligations Not Reduced by Offset.
     None of the Guaranteed Obligations nor any of the liabilities and obligations of the Guarantors to the Holders hereunder shall be reduced, discharged, terminated or released because or by reason of any existing or future offset, claim or defense of the Company, any Guarantor or any other Person against the Holders (or any of them) or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise. Without limiting the foregoing or the Guarantors’ liability hereunder, to the extent that the Holders do not receive payments or benefits on the Notes in the amounts and at the times required or provided by the Operative Documents or Legal Requirements, the Guarantors, jointly and severally, shall be absolutely liable to make such payments to (and confer such benefits on) the Holders, on a timely basis.
Section 2.03. Irrevocability of Guaranty.
     This Guaranty is intended to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection. This Guaranty may not be revoked by any Guarantor or the Company.
Section 2.04. Payment by the Guarantors.
     If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, the Guarantors shall, immediately upon demand by Purchasers or any Holder, whether individually or collectively, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration or any other notice whatsoever, jointly and severally pay the amount due on the Guaranteed Obligations to the Holders. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand(s) shall be deemed made, given and received in accordance with Section 7.02 hereof.
Section 2.05. Payment of Expenses.
     In the event any Guarantor should breach or fail to timely perform any provisions of this Guaranty, the Guarantors shall, immediately upon demand by the Holders, jointly and severally pay all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Holders (or any of them) in the enforcement hereof or the preservation of the Holders’ rights hereunder. The covenant contained in this Section 2.05 shall survive the payment of the Guaranteed Obligations.
Section 2.06. No Duty to Pursue Others.
     (a) It shall not be necessary for the Holders (and each Guarantor hereby waives any rights which such Guarantor may have to require the Holders), in order to enforce payment by

Exhibit E-5

such Guarantor hereunder, first to (i) institute suit or exhaust their remedies against the Company, any other Guarantor or any other Person, (ii) enforce the Holders’ rights against any security which shall ever have been given to secure the Guaranteed Obligations, (iii) enforce the Holders’ rights against any other Guarantors, (iv) join the Company, any other Guarantor or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to the Holders against any security which shall ever have been given to secure the Guaranteed Obligations or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations.
     (b) The Holders shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
     (c) Each Guarantor expressly waives each and every right to which it may be entitled by virtue of any suretyship law, including any rights pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Civil Practice and Remedies Code of Texas, and Chapter 34 of the Texas Business and Commerce Code.
Section 2.07. Complete Waiver of Subrogation.
     (a) Subject to the provisions of the Subrogation and Contribution Agreement, notwithstanding any payment or payments made hereunder or any set-off or application by any Holder of any security or of any credits or claims, no Guarantor will assert or exercise any rights of any Holder or of such Guarantor against the Company to recover the amount of any payment made by such Guarantor to any Holder hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and no Guarantor shall have any right of recourse to or any claim against assets or property of the Company, whether or not the obligations of the Company have been satisfied.
     (b) Subject to the provisions of the Subrogation and Contribution Agreement, each Guarantor hereby expressly waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against the Company or any other Guarantor that arises under this Guaranty or any Operative Document or from the performance by any Guarantor of the guaranty hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of any Holder against the Company or any Guarantor, or any security that any Holder now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.
     (c) Subject to the provisions of the Subrogation and Contribution Agreement, each Guarantor agrees not to seek contribution or indemnity or other recourse from any other Guarantor or other Person. If any amount shall nevertheless be paid to any Guarantor by the Company or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and

Exhibit E-6

any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.
Section 2.08. Waiver of Notices, Etc.
     The Guarantors consent and agree to the provisions of the Operative Documents and hereby waive notice of (a) any loans made by the Purchasers or any other Holder to the Company, (b) acceptance of this Guaranty, (c) any amendment or extension of the Notes or the other Operative Documents or of any other instrument or document pertaining to all or any part of the Guaranteed Obligations, (d) the execution and delivery by the Company and any Holder of any other agreement or of the Company’s execution and delivery of any promissory notes or other documents in connection therewith, (e) the occurrence of any breach by the Company or of any Event of Default, (f) any transfer or disposition by a Holder of the Guaranteed Obligations or any part thereof, (g) any sale or foreclosure (or posting or advertising for sale or foreclosure) of the collateral, if any shall at any time exist, for the Guaranteed Obligations, (h) protest, presentment, demand for payment and proof of nonpayment, (i) notice of dishonor or nonpayment, notice of intent to accelerate, notice of acceleration, notice of default by the Company or any other Person and all other notices whatsoever, (j) any requirement that any Person proceed against the Company or any security for, or any other Person primarily or secondarily obligated with respect to, any of the Guaranteed Obligations, or exercise any other right or remedy against the Company or any other Person, (k) any right to require marshaling of assets and liabilities, (1) all diligence in collection or protection of or realization upon the Guaranteed Obligations or any thereof, or any obligation hereunder, or any guarantee of the foregoing and (m) any other action at any time taken or omitted by or on behalf of the Purchasers or any other Holder pursuant to or in connection with the Note Agreement or the Notes.
Section 2.09. Effect of Bankruptcy, Other Matters.
     In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or for any other reason, (a) any Holder must rescind, return or restore any payment, or any part thereof, received by or for the benefit of such Holder in satisfaction (in whole or in part) of the Guaranteed Obligations, as set forth herein, then (i) any prior release or discharge from the terms of this Guaranty given to the Guarantors (or any of them) by the Holders shall be without effect notwithstanding such payment or the application thereof and (ii) this Guaranty shall remain in full force and effect or shall be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such payment had not been made, (b) the Company shall cease to be liable to the Holders for any of the Guaranteed Obligations (other than by reason of the indefeasible payment in full thereof by the Company), then the obligations of the Guarantors under this Guaranty shall remain in full force and effect. It is the intention of the Purchasers, the other Holders and the Guarantors that the Guarantors’ obligations hereunder shall not be discharged except by the Guarantors’ performance of such obligations and then only to the extent of such performance. Without limiting the generality of the foregoing, it is the intention of the Purchasers, the other Holders and the Guarantors that the filing of any bankruptcy or similar proceeding by or against the Company, any Guarantor or any other Person obligated on any portion of the Guaranteed Obligations shall not affect the obligations of the Guarantors or the remaining Guarantors, as the case may be, under this Guaranty or the rights of the Holders under this Guaranty, including the

Exhibit E-7

right or ability of the Holders, whether individually or collectively, to pursue or institute suit against the Guarantors (or any of them) for the entire Guaranteed Obligations.
ARTICLE III
ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING THE GUARANTORS’ OBLIGATIONS
     (a) The obligations of each Guarantor hereunder are absolute and unconditional.
     (b) Each Guarantor agrees that such Guarantor’s obligations under this Guaranty shall not be released, terminated, discharged, diminished, impaired, reduced, suspended or otherwise affected by, and otherwise shall remain in full force and effect regardless of, any of the following:
     (1) any renewal, extension, increase, modification, alteration, expiration, cancellation, waiver or rearrangement of all or any part of the Guaranteed Obligations, or of any of the Operative Documents or any other agreement or other document, instrument, contract or understanding pertaining to the Guaranteed Obligations;
     (2) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Purchasers or any other Holder to the Company or any Guarantor;
     (3) the insolvency, bankruptcy, arrangement, adjustment, composition, structure, liquidation, disability, dissolution or lack of power of the Company, any Guarantor or any other Person at any time primarily or secondarily liable for the payment of all or part of the Guaranteed Obligations;
     (4) any dissolution or reorganization of the Company or any Guarantor, or any sale, lease or transfer of any or all of the assets of the Company or any Guarantor, or any changes in name, business, location, composition, structure, management, ownership or control (whether by accession, secession, cessation, dissolution or transfer of assets) of the Company or any Guarantor;
     (5) the irregularity, invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any Operative Document for any reason whatsoever, including the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the Persons executing the Notes or other Operative Documents acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Company has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from the Company, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any Operative Document) is illegal, uncollectible or unenforceable or (vii) the Operative Documents or any other documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

Exhibit E-8

     (6) any full or partial compromise, settlement or release of the liability of the Company on the Guaranteed Obligations or any part thereof, or of any Guarantor or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that (i) such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person and (ii) such Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to pay or perform the Guaranteed Obligations or that the Purchasers or any other Holder will look to any other Person to perform the Guaranteed Obligations;
     (7) the taking or accepting of any security, collateral or other guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;
     (8) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;
     (9) the failure of any Holder or any other Person to exercise diligence or reasonable care or to act, fail to act or comply with any duty in the administration, preservation, protection, enforcement, sale, application, disposal or other handling or treatment of all or any part of the Guaranteed Obligations or any collateral, property or security at any time securing any portion thereof, including the failure to conduct any foreclosure or other remedy fairly or in such a way so as to obtain the best possible price or a favorable price or otherwise act or fail to act;
     (10) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by the Guarantors that the Guarantors are not entering into this Guaranty in reliance on, or in contemplation of the existence, benefits, validity, enforceability, collectibility or value of, any collateral for the Guaranteed Obligations;
     (11) the reorganization, merger or consolidation of the Company or any Guarantor into or with any other Person, or the reorganization or cessation of existence of the Company, any Guarantor or any other Person;
     (12) any payment by the Company to any Holder is held to constitute a preference under bankruptcy laws, or for any reason any Holder is required to refund such payment or pay such amount to the Company or any other Person;
     (13) any assignment or other transfer by any Holder of any part of the Guaranteed Obligations or any collateral, property or security at any time securing any portion thereof, and, in the event of such assignment or transfer of the Guaranteed

Exhibit E-9

Obligations, then all indebtedness owed by the Company to an assignee or transferee of such Holder shall be part of the Guaranteed Obligations;
     (14) any default, misrepresentation, negligence, misconduct, delay, omission or other action or inaction of any kind by (i) the Company, (ii) any Holder, (iii) any Guarantor or (iv) any Affiliate, employee, officer, director or agent of the Company or any Guarantor, whether under or in connection with this Guaranty or any of the Operative Documents;
     (15) any dispute, set-off, counterclaim or other defense or right such Guarantor, the Company or any other Person may have at any time against the Holders (or any of them) or any other Person;
     (16) any change in the relationship between the Company and such Guarantor or in the relationship between the Company and any other Person;
     (17) any present or future Legal Requirement (whether in right or in fact the Holders shall have consented thereto) purporting to reduce, amend, restructure or otherwise affect any of the Guaranteed Obligations or to vary the terms of payment thereof;
     (18) any action by the Company or any other Person as contemplated by this Guaranty or by any Operative Document and any other action taken or omitted to be taken with respect to the Operative Documents, the Guaranteed Obligations, or any security and collateral therefor, whether or not such action or omission prejudices the Company or any Guarantor or increases the likelihood or risk that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof;
     (19) any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantors (or any of them), including failure of consideration, fraud by or affecting any Person, usury, forgery, breach of warranty and failure to satisfy any Legal Requirement; and
     (20) any other cause or circumstance, whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing;
     it being the unambiguous and unequivocal intention of the Guarantors that the Guarantors shall be obligated, jointly and severally, to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations.
     (c) Each Guarantor hereby (i) consents and agrees to each of the circumstances, events, actions or omissions described or referred to in the foregoing paragraph (a) and (ii) waives any common law, equitable, statutory or other rights (including any right to notice) which such Guarantor might otherwise have as a result of or in connection with any of the occurrence or happening of any of such circumstances, events, actions or omissions.

Exhibit E-10

ARTICLE IV
ADDITIONAL CONSENTS AND AGREEMENTS OF THE GUARANTORS
REGARDING THE GUARANTEED OBLIGATIONS
     The Guarantors consent and agree that the Holders (or any of them) may, from time to time, in their (or its) sole discretion and without notice to the Company or the Guarantors (or any of them), take any or all of the following actions:
     (a) retain or obtain the primary or secondary obligation of any Person or Persons, in addition to the Guarantors, with respect to any or all of the Guaranteed Obligations;
     (b) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Guaranteed Obligations or any security or guaranty therefor or any liability incurred directly or indirectly in respect thereof;
     (c) release, settle or compromise (i) any of the Guaranteed Obligations, (ii) any security or guaranty for all or part of the Guaranteed Obligations (including the guaranty provided for herein) or any liability (including any of those hereunder) of any nature of any Person with respect to any of the Guaranteed Obligations;
     (d) exercise or refrain from exercising any rights against the Company or any other Person or otherwise act or refrain from acting;
     (e) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order (i) any Property by whomsoever at any time pledged or mortgaged to secure, or however securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred, or guarantees made, directly or indirectly in respect thereof or hereof and/or (ii) any offset against such Property;
     (f) apply any sums by whomsoever paid or howsoever realized to any obligations (including the Guaranteed Obligations) of the Company to the Holders (or any of them) regardless of what obligations of the Company (including the Guaranteed Obligations) remain unpaid;
     (g) consent to or waive any breach of, or any act, omission or default under, any of the Operative Documents, or otherwise amend, modify or supplement any of the Operative Documents;
     (h) resort to the Guarantors (or any of them) for payment of any of the Guaranteed Obligations, whether or not the Holders (or any of them) shall have proceeded against any other Person primarily or secondarily obligated with respect to any of the Guaranteed Obligations or against any security for any of the Guaranteed Obligations;
     (i) act or fail to act in any manner referred to in this Guaranty or any of the Operative Documents which may deprive the Guarantors (or any of them) of any right to

Exhibit E-11

subrogation against the Company to recover the full indemnity for any payments made pursuant to the guaranty provided herein;
     (j) acquire, protect, perfect or maintain perfection of any Lien in any collateral intended to secure any part of the Guaranteed Obligations;
     (k) fail to notify, or timely notify, the Guarantors (or any of them) of any default, event of default or similar event under any of the Operative Documents; and
     (1) receive and/or apply any proceeds, credits or recoveries from any source, including any proceeds, credits or amounts realized from the exercise of any rights, remedies, powers or privileges under the Operative Documents, by law or otherwise.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     Each Guarantor represents and warrants to the Purchasers and all other Holders that:
Section 5.01. Benefit.
     Such Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and guaranteeing the Guaranteed Obligations pursuant hereto.
Section 5.02. Familiarity and Reliance.
     (a) Such Guarantor has received true and accurate copies of, and is familiar with, the Operative Documents. Such Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Company and is aware that no collateral will secure the payment of the Guaranteed Obligations; however, such Guarantor is not relying on such financial condition as an inducement to enter into this Guaranty.
     (b) Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. Such Guarantor understands that neither the Purchasers nor any other Holder will have any duty or responsibility to provide such Guarantor any credit or other information concerning the affairs, financial condition or business of the Company which may come into their possession.
Section 5.03. No Representation by the Purchasers.
     Neither the Purchasers nor any other Person has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Guaranty.
Section 5.04. The Guarantor’s Financial Condition.
     As of the date hereof, and after the consummation of the transactions described in the Operative Documents, such Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities and debts.

Exhibit E-12

Section 5.05. Directors’ Determination of Benefit.
     The Board of Directors of such Guarantor or the general partner of such Guarantor, as the case may be, acting pursuant to a duly called and constituted meeting, after proper notice, or pursuant to a valid unanimous consent, has determined that this Guaranty directly or indirectly benefits such Guarantor and is in the best interests of such Guarantor.
Section 5.06. Legality.
     The execution, delivery and performance by such Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate or partnership action on the part of such Guarantor. This Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor’s rights.
Section 5.07. Organization and Good Standing. Such Guarantor:
     (a) is, and will continue to be, a corporation, or a limited partnership or a private limited company, as the case may be, duly organized and validly existing in good standing under the laws of the jurisdiction shown after its name in the introduction to this Guaranty;
     (b) is duly qualified or registered and is in good standing as a foreign corporation or foreign limited partnership, as the case may be, in each jurisdiction in which the nature of such qualification or registration is necessary and in which the failure to so qualify or register could reasonably be expected to have a Material Adverse Effect; and
     (c) possesses all requisite authority, power and Permits necessary to own its assets, to conduct its business and to execute and deliver and comply with the terms of this Guaranty.
Section 5.08. Confirmation of Representations in Note Agreement.
     All of the representations made by the Company with respect to such Guarantor in Article 6 of the Note Agreement are true and correct.
Section 5.09. Survival.
     All representations and warranties made by the Guarantors herein, including the representations made pursuant to Section 5.08, shall survive the execution and delivery hereof.
ARTICLE VI
SUBORDINATION OF CERTAIN INDEBTEDNESS
Section 6.01. Subordination of All Guarantor Claims.
     As used herein, the term “Guarantor Claims” shall mean all debts, liabilities and claims of the Company to one or more of the Guarantors or of any Guarantor to one or more other

Exhibit E-13

Guarantors, in each case whether such debts, liabilities and claims now exist or are hereafter incurred or arise, or whether the obligations of the Company or such Guarantor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts, liabilities or claims be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts, liabilities or claims may, at their inception, have been, or may hereafter be created, and irrespective of the manner in which they have been or may hereafter be acquired. Until the Guaranteed Obligations shall be paid and satisfied in full and the Guarantors shall have performed all of their obligations hereunder, no Guarantor shall demand, receive or collect, directly or indirectly, from the Company or any other Person (including another Guarantor) any amount upon the Guarantor Claims; provided, however, that, prior to the occurrence of an Event of Default, the Company and each Guarantor may, in the ordinary course of business, repay loans which the Company or such Guarantor has received from any other Guarantor in accordance with the Note Agreement.
Section 6.02. Claims in Bankruptcy.
     In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving the Company or any Guarantor as debtor, each Holder shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable to such Holder upon Guarantor Claims. The Guarantors hereby assign such dividends and payments to the Holders.
Section 6.03. Payments Held in Trust.
     In the event that, notwithstanding Sections 6.01 and 6.02 above, any Guarantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, such Guarantor agrees (i) to hold in trust for the Holders, in kind, all funds, payments, claims or distributions so received, (ii) that such Guarantor shall have absolutely no dominion over such funds, payments, claims or distributions so received except to pay them promptly to the Holders and (iii) promptly to pay the same to the Holders.
Section 6.04. Liens Subordinate.
     Each Guarantor agrees that any Liens upon the Company’s assets or upon assets of any Guarantor securing payment of the Guarantor Claims shall be and remain inferior and subordinate to the Liens, if any, upon the Company’s assets or such Guarantor’s assets securing payment of the Guaranteed Obligations, regardless of whether such Liens in favor of the Guarantors or the Holders presently exist or are hereafter created or attached. Without the prior written consent of the Holders, no Guarantor shall (a) exercise or enforce any creditor’s right it may have against the Company or any other Guarantor or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Liens upon the assets of the Company or any other Guarantor held by, or for the benefit of, such Guarantor.

Exhibit E-14

Section 6.05. Notation of Records.
     All promissory notes, accounts receivable ledgers or other evidences of the Guarantor Claims accepted by or held by, or for the benefit of, any Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.
ARTICLE VII
MISCELLANEOUS
Section 7.01. Waiver and Amendment.
     (a) No failure to exercise, and no delay in exercising, on the part of any Holder, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Holders hereunder shall be in addition to all other rights provided by law or by the Operative Documents. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
     (b) This Guaranty may be changed, amended, waived or terminated only by an instrument in writing executed by the Company, the Guarantors and the Holders.
Section 7.02. Notices.
     (a) All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to the Company, addressed to it at 1600 West 7th Street, Fort Worth, Texas 76102-2599, Attention: President, or at such other address as the Company shall have specified to each Holder in writing, (ii) if to any Guarantor, addressed to it in care of the Company at the address specified above or at such other address as such Guarantor shall have specified to each Holder in writing, (iii) if to the Purchasers, addressed to it at the address specified for such communications in Schedule I to the Note Agreement, or at such other address as such Purchaser shall have specified to the Guarantors in writing and (iv) if to any other Holder, addressed to such other Holder at such address as such other Holder shall have specified to the Guarantors in writing or, if such other Holder shall not have so specified an address to the Guarantors, then addressed to such other Holder in care of the last Holder of such Note which shall have so specified an address to the Guarantors; provided, however, that any such communication to the Guarantors may also, at the option of the Holders, be delivered by any other means either to the Guarantors in care of the Company at its address specified above or to any Responsible Officer of the Company.
     (b) Any party may change its address for purposes of this Guaranty by giving notice of such change to the other party pursuant to this Section 7.02.

Exhibit E-15

Section 7.03. Governing Law.
     THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES AND THE HOLDERS SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.
Section 7.04. Invalid Provisions.
     If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
Section 7.05. Entirety.
     This Guaranty embodies the entire agreement between the parties and the Holders relating to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.
Section 7.06. Reproduction of Documents.
     This Guaranty, the Operative Documents and all documents relating hereto and thereto, including (a) consents, waivers and notifications which may hereafter be executed, (b) documents received by any Holder at the Closing and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder, may be reproduced by such Holder or any Guarantor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. The Company and each Guarantor agrees and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
Section 7.07. Submission to Jurisdiction.
     EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING (A) TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR UNDER ANY OPERATIVE DOCUMENT OR (B) ARISING FROM OR RELATING TO ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OPERATIVE DOCUMENTS, AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR

Exhibit E-16

PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. EACH GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 7.02, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. EACH SUCH SERVICE IS HEREBY ACKNOWLEDGED BY EACH GUARANTOR TO BE SUFFICIENT, EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. IF ANY AGENT APPOINTED BY ANY GUARANTOR REFUSES TO ACCEPT SERVICE, SUCH GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM OR VENUE TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. EACH GUARANTOR HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 7.07 SHALL AFFECT THE RIGHT OF ANY HOLDER OR THE RIGHT OF ANY OTHER PERSON TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, OR THE RIGHT OF ANY HOLDER OR THE RIGHT OF ANY OTHER PERSON TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR OR THE PROPERTY OF ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.
Section 7.08. Transfer of Guaranteed Obligations.
     The Purchasers and each other Holder may, from time to time, without notice to the Guarantors (or any of them), assign or transfer all or a part of the Guaranteed Obligations or any interest therein, and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Obligations shall be and remain Guaranteed Obligations for purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Guaranteed Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Obligations, be entitled to the benefit of this Guaranty to the same extent as if such assignee or transferee were the Purchasers or such other Holder, as the case may be.
Section 7.09. Parties Bound; Assignment.
     This Guaranty shall be binding upon the Guarantors, the Company and their respective successors, assigns and legal representatives and shall inure to the benefit of, and be enforceable by, the Purchasers, all other Holders and their respective successors, assigns and legal representatives; provided, however, that no Guarantor may, without the prior written consent of the Holders, assign any of its rights, powers, duties or obligations hereunder.

Exhibit E-17

Section 7.10. Multiple Counterparts.
     This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart.
Section 7.11. Rights and Remedies.
     If any Guarantor becomes liable for any indebtedness owing by the Company to the Holders, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of the Holders hereunder shall be cumulative of any and all other rights the Holders may ever have against such Guarantor. The exercise by any Holder of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
Section 7.12. Relation to Note Agreement.
     This Guaranty has been executed and delivered pursuant to, and is subject to certain terms and conditions set forth in, the Note Agreement, and is the Guaranty referred to therein.
Section 7.13. Payments.
     All payments payable or to be payable pursuant to this Guaranty shall be payable in immediately available funds and in such coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America and shall be made by electronic funds transfer to such bank and/or account in the continental United States for the account of the payee as from time to time the payee shall have directed to the payor in writing, or, if no such direction shall have been given by the Purchasers, in the manner and at the address set forth in Schedule I to the Note Agreement or, if no such direction shall have been given by any other Holder, by check of the payor payable to the order of such Holder and mailed to such Holder in the manner and at the address set forth in Section 7.02 hereof.
Section 7.14. Interest.
     (a) Any amounts due under this Guaranty which are not paid when due shall bear interest until paid at the rate per annum equal to the Default Rate.
     (b) The foregoing paragraph (a) is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, thereunder by any Guarantor to any Holder for the use, forbearance or detention of money exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed by any Guarantor under such paragraph (a) shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid by such Guarantor which are for the use, forbearance or detention of money shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate.

Exhibit E-18

     (c) Anything in this Section 7.14 to the contrary notwithstanding, no Guarantor shall ever be required by this Section 7.14 to pay unearned interest or ever be required by this Section 7.14 to pay interest at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable by such Guarantor under this Section 7.14 would exceed the Highest Lawful Rate, or if any Holder shall receive any unearned interest from such Guarantor under this Section 7.14 or shall receive monies from such Guarantor under this Section 7.14 that are deemed to constitute interest which would increase the effective rate of interest payable by such Guarantor under this Section 7.14 to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by such Guarantor under this Section 7.14 shall be reduced to the amount allowed under applicable law and (ii) any unearned interest paid by such Guarantor under this Section 7.14 or any interest paid by such Guarantor under this Section 7.14 in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of the Guaranteed Obligations with the excess thereof, if any, refunded to such Guarantor.
     (d) It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Holder under this Section 7.14 which are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by usury laws applicable to this Guaranty (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of this Guaranty all interest at any time contracted for, charged or received by such Holder under this Section 7.14.
     (e) If, at any time and from time to time, (i) the amount of interest payable under this Section 7.14 by any Guarantor to any Holder on any date shall be computed at the Highest Lawful Rate and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Holder would be less than the Highest Lawful Rate, then the amount of interest payable by such Guarantor to such Holder under this Section 7.14 in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable by such Guarantor to such Holder shall equal the total amount of interest which would have been payable to such Holder by such Guarantor if the total amount of interest had been computed without giving effect to this Section 7.14.
Section 7.15. Judgment Currency.
     (a) The obligation of each Guarantor hereunder to make payments to any Holder in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by such Holder of the full amount of Dollars expressed to be payable to such Holder under this Guaranty. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being referred to in this Section 7.15 as the “Judgment Currency”) an amount due in Dollars, the conversion shall be made, at the Dollar Equivalent, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being referred to in this Section 7.15 as the “Judgment Currency Conversion Date”). For purposes of this Section 7.15,

Exhibit E-19

the term “Dollar Equivalent” shall mean, with respect to any monetary amount in a currency other than Dollars, at any time for the determination thereof, the amount of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as quoted to such Holder by a nationally recognized commercial bank or investment bank, which is not affiliated with such Holder, at approximately 10:00 A.M. (New York City time) on the date of determination thereof specified herein.
     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment by the relevant Guarantor of the amount due, such Guarantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
     (c) For purposes of determining the Dollar Equivalent for this Section 7.15, such amounts shall include any premium and costs payable in connection with the purchase of the Dollars.
Section 7.16. Performance of Covenants; etc.
     Each Guarantor agrees, as an independent undertaking with the Purchasers and the other Holders, to perform the covenants applicable to it contained in Article 8 and Article 9 of the Note Agreement. Neither the Company nor any Guarantor shall undertake any course of action inconsistent with the provisions or intent of this Guaranty or any of the Operative Documents. The Company and each Guarantor will promptly do all acts and things and take all such measures as may be necessary or appropriate, or as the Required Holders may reasonably request, to comply as soon as practicable with the terms, conditions and provisions of this Guaranty.
[Remainder of page intentionally left blank. Next page is signature page.]

Exhibit E-20

     EXECUTED as of the day and year first above written.

GUARANTORS

BRONCO PAWN & GUN, INC.
CASH AMERICA ADVANCE, INC.
CASH AMERICA FRANCHISING, INC.
CASH AMERICA HOLDING, INC.
CASH AMERICA, INC.
CASH AMERICA, INC. OF ALABAMA
CASH AMERICA, INC. OF ILLINOIS
CASH AMERICA, INC. OF INDIANA
CASH AMERICA, INC. OF KENTUCKY
CASH AMERICA, INC. OF LOUISIANA
CASH AMERICA, INC. OF OKLAHOMA
CASH AMERICA, INC. OF SOUTH CAROLINA
CASH AMERICA, INC. OF UTAH
CASH AMERICA, INC. OF VIRGINIA
CASH AMERICA MANAGEMENT L.P., by its
     general partner, CASH AMERICA HOLDING, INC.
CASH AMERICA OF MISSOURI, INC.
CASH AMERICA PAWN L.P., by its general
     partner, CASH AMERICA HOLDING, INC.
CASH AMERICA PAWN, INC. OF OHIO
CASHLAND FINANCIAL SERVICES, INC.
DOC HOLLIDAY’S PAWNBROKERS &
     JEWELLERS, INC.
EXPRESS CASH INTERNATIONAL
     CORPORATION
FLORIDA CASH AMERICA, INC.
GAMECOCK PAWN & GUN, INC.
HORNET PAWN & GUN, INC.
LONGHORN PAWN AND GUN, INC.
MR. PAYROLL CORPORATION
RATI HOLDING, INC.
TIGER PAWN & GUN, INC.
UPTOWN CITY PAWNERS, INC.
VINCENT’S JEWELERS AND LOAN, INC.

By
	Name:	Austin D. Nettle
	Title:	Vice President and Treasurer for All

CASH AMERICA FINANCIAL SERVICES, INC.
By
	Name:	Daniel R. Feehan
	Title:	President

Exhibit E-21

CASH AMERICA, INC. OF COLORADO CASH AMERICA, INC. OF NEVADA CASH AMERICA, INC. OF NORTH CAROLINA CASH AMERICA, INC. OF TENNESSEE GEORGIA CASH AMERICA, INC.
By
	Name:	David Clay
	Title:	Vice President and Treasurer

COMPANY CASH AMERICA INTERNATIONAL, INC.
By
	Name:	Austin D. Nettle
	Title:	Vice President and Treasurer

Exhibit E-22

EXHIBIT F
[FORM OF SUBROGATION AND CONTRIBUTION AGREEMENT]
SUBROGATION AND CONTRIBUTION AGREEMENT
     This SUBROGATION AND CONTRIBUTION AGREEMENT (the “Agreement”) is executed as of December 28, 2005 by CASH AMERICA INTERNATIONAL, INC., a Texas corporation (“Borrower”), CASH AMERICA, INC., a Delaware corporation, CASH AMERICA ADVANCE, INC., a Delaware Corporation, CASH AMERICA, INC. OF TENNESSEE, a Tennessee corporation, CASH AMERICA, INC. OF OKLAHOMA, an Oklahoma corporation, CASH AMERICA, INC. OF KENTUCKY, a Kentucky corporation, CASH AMERICA, INC. OF SOUTH CAROLINA, a South Carolina corporation, FLORIDA CASH AMERICA, INC., a Florida corporation, GEORGIA CASH AMERICA, INC., a Georgia corporation, CASH AMERICA, INC. OF NORTH CAROLINA, a North Carolina corporation, CASH AMERICA PAWN, INC. OF OHIO, an Ohio corporation, CASH AMERICA, INC. OF LOUISIANA, a Delaware corporation, CASH AMERICA, INC. OF NEVADA, a Nevada corporation, CASH AMERICA PAWN L.P., a Delaware limited partnership, CASH AMERICA MANAGEMENT L.P., a Delaware limited partnership, CASH AMERICA HOLDING, INC., a Delaware corporation, EXPRESS CASH INTERNATIONAL CORPORATION, a Delaware corporation, CASH AMERICA, INC. OF ALABAMA, an Alabama corporation, CASH AMERICA, INC. OF COLORADO, a Colorado corporation, CASH AMERICA, INC. OF INDIANA, an Indiana corporation, CASH AMERICA OF MISSOURI, INC., a Missouri corporation, VINCENT’S JEWELERS AND LOAN, INC., a Missouri corporation, MR. PAYROLL CORPORATION, a Delaware corporation, CASH AMERICA, INC. OF UTAH, a Utah corporation, CASH AMERICA FRANCHISING, INC., a Delaware corporation, CASH AMERICA FINANCIAL SERVICES, INC., a Delaware corporation, CASH AMERICA, INC. OF ILLINOIS, an Illinois corporation, UPTOWN CITY PAWNERS, INC., an Illinois corporation, DOC HOLLIDAY’S PAWNBROKERS & JEWELLERS, INC., a Delaware corporation, LONGHORN PAWN AND GUN, INC., a Texas corporation, BRONCO PAWN & GUN, INC., an Oklahoma corporation, GAMECOCK PAWN & GUN, INC., a South Carolina corporation, HORNET PAWN & GUN, INC., a North Carolina corporation, RATI HOLDING, INC., a Texas Corporation, and TIGER PAWN & GUN, INC., a Tennessee corporation (all of the parties except Borrower named above, are collectively referred to herein as the “Guarantors” and individually referred to as a “Guarantor”).
     WHEREAS, as an inducement to the Purchasers (as defined in the hereinafter defined Note Agreement) to (i) execute and deliver the Note Agreement dated as of December 28, 2005 (as may be amended from time to time, the “Note Agreement”) among the Company and the Purchasers and (ii) purchase the Notes to be issued and sold pursuant to the Note Agreement (the “Notes”), the Guarantors and each of them, jointly and severally, have executed a certain Joint and Several Guaranty, dated as of December 28, 2005 (as may be amended from time to time, the “Guaranty”), simultaneously with this Agreement, subject to the terms and conditions set forth therein; and

Exhibit F-1

     WHEREAS, the parties to this Agreement desire to execute this Subrogation and Contribution Agreement, in connection with the Guaranty.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. AGREEMENT CONCERNING SUBROGATION AND CONTRIBUTION
     Notwithstanding Section 2.07 of the Guaranty to the contrary, to the fullest extent permitted by applicable law, the parties hereto acknowledge and agree that: (i) with respect to each of the Guarantors’ relative liability under the Guaranty, each Guarantor possesses, and has not waived, corresponding rights of contribution, subrogation, indemnity, and reimbursement (such rights collectively referred to herein as “Contribution Rights”) relative to the other Guarantors; provided that each Guarantor shall not enforce its Contribution Rights against any party to this Agreement until all of the Note Obligations (as hereinafter defined) shall have been paid in full, and (ii) each Guarantor is entitled to Contribution Rights to the extent of any payments such Guarantor may have made to the Holders under and pursuant to the Note Agreement and the Notes (all obligations, liabilities and indebtedness of the Guarantors under the Note Agreement and the Notes pursuant to the Guaranty are hereinafter referred to as the “Note Obligations”). Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Guarantor that shall accrue pursuant to this Agreement shall be paid nor shall it be deemed owed pursuant to this Agreement until all of the Note Obligations shall be paid in full. The parties hereto covenant and agree that a breach of this Agreement shall not diminish or otherwise affect the liability of the Guarantors under the Guaranty.
2. REPRESENTATIONS AND WARRANTIES.
     Each party hereto represents and warrants to each other party hereto and to its respective successors and assigns that:
     (a) the execution, delivery and performance by each party hereto of this Agreement are within such party’s corporate powers, have been duly authorized by all necessary corporate action or partnership action, as the case may be, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation, bylaws, limited partnership agreement or other organizing document of such party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such party or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of such party; and
     (b) this Agreement constitutes a legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms.

Exhibit F-2

3. NO WAIVER.
     No failure or delay by any Guarantor in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law.
4. AMENDMENTS.
     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and consented to by the Holders.
5. SUCCESSOR AND ASSIGNS.
     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6. CHOICE OF LAW.
     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and any applicable federal laws of the United States of America.
7. COUNTERPARTS.
     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when a counterpart hereof shall have been signed by all the parties hereto.
[Remainder of page intentionally left blank. Next page is signature page.]

Exhibit F-3

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GUARANTORS

BRONCO PAWN & GUN, INC.
CASH AMERICA ADVANCE, INC.
CASH AMERICA FRANCHISING, INC.
CASH AMERICA HOLDING, INC.
CASH AMERICA, INC.
CASH AMERICA, INC. OF ALABAMA
CASH AMERICA, INC. OF ILLINOIS
CASH AMERICA, INC. OF INDIANA
CASH AMERICA, INC. OF KENTUCKY
CASH AMERICA, INC. OF LOUISIANA
CASH AMERICA, INC. OF OKLAHOMA
CASH AMERICA, INC. OF SOUTH CAROLINA
CASH AMERICA, INC. OF UTAH
CASH AMERICA, INC. OF VIRGINIA
CASH AMERICA MANAGEMENT L.P., by its
     general partner, CASH AMERICA HOLDING, INC.
CASH AMERICA OF MISSOURI, INC.
CASH AMERICA PAWN L.P., by its general
     partner, CASH AMERICA HOLDING, INC.
CASH AMERICA PAWN, INC. OF OHIO
CASHLAND FINANCIAL SERVICES, INC.
DOC HOLLIDAY’S PAWNBROKERS &
     JEWELLERS, INC.
EXPRESS CASH INTERNATIONAL
     CORPORATION
FLORIDA CASH AMERICA, INC.
GAMECOCK PAWN & GUN, INC.
HORNET PAWN & GUN, INC.
LONGHORN PAWN AND GUN, INC.
MR. PAYROLL CORPORATION
RATI HOLDING, INC.
TIGER PAWN & GUN, INC.
UPTOWN CITY PAWNERS, INC.
VINCENT’S JEWELERS AND LOAN, INC.

By
	Name:	Austin D. Nettle
	Title:	Vice President and Treasurer

CASH AMERICA FINANCIAL SERVICES, INC.
By
	Name:	Daniel R. Feehan
	Title:	President

Exhibit F-4

CASH AMERICA, INC. OF COLORADO CASH AMERICA, INC. OF NEVADA CASH AMERICA, INC. OF NORTH CAROLINA CASH AMERICA, INC. OF TENNESSEE GEORGIA CASH AMERICA, INC.
By
	Name:	David Clay
	Title:	Vice President and Treasurer

BORROWER CASH AMERICA INTERNATIONAL, INC., a Texas corporation
By
	Name:	Austin D. Nettle
	Title:	Vice President and Treasurer

Exhibit F-5

EXHIBIT G
[EXISTING BANK LOAN AGREEMENT]
[See First Amended and Restated Credit Agreement among Cash America International, Inc. and certain lenders named therein dated as of February 24, 2005 filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009]